UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Soliciting Material under § 240.14a-12
VIPER ENERGY, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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VIPER ENERGY, INC.

NOTICE OF 2024

ANNUAL MEETING

AND PROXY STATEMENT

TUESDAY

JUNE 4, 2024

11:30 a.m. local time

Petroleum Club of Midland

501 West Wall Street

Midland, TX 79701

MESSAGE FROM OUR CHAIRMAN

STEVEN E. WEST

CHAIRMAN OF THE BOARD

April 25, 2024

Dear Viper Energy, Inc. Stockholder:

On behalf of your board of directors, I am pleased to invite you to attend our Annual Meeting of Stockholders to be held on Tuesday, June 4, 2024, at 11:30 a.m., local time at the Petroleum Club of Midland, 501 West Wall Street, Midland, TX 79701. This will be our inaugural Annual Meeting of Stockholders following our conversion from a Delaware limited partnership into a Delaware corporation completed on November 13, 2023.

It is important that your shares be represented at the meeting. Whether or not you plan to attend the meeting in person, we urge you to grant your proxy to vote your shares by telephone or through the Internet by following the instructions included on the Notice of Internet Availability of Proxy Materials that you received, or if you requested to receive a paper copy of the proxy card, to mark, date, sign and return the proxy card in the envelope provided. Please note that submitting a proxy will not prevent you from attending the meeting in person and voting at such meeting. Please note, however, if a broker or other nominee holds your shares of record and you wish to vote at the meeting, you must obtain from that registered holder a proxy card issued in your name.

You will find information regarding the matters to be voted on at the meeting in the proxy statement. Your interest in Viper Energy, Inc. is appreciated. We look forward to your vote at the Annual Meeting to be held on June 4, 2024.

Sincerely,

Steven E. West

Chairman of the Board

Notice of Annual Meeting of Stockholders

TO BE HELD ON TUESDAY

JUNE 4, 2024

11:30 a.m. local time

Petroleum Club of Midland

501 West Wall Street

Midland, TX 79701

TO THE STOCKHOLDERS OF VIPER ENERGY, INC.:

The Annual Meeting of Stockholders of Viper Energy, Inc. will be held on June 4, 2024 at 11:30 a.m., local time, at the Petroleum Club of Midland, 501 West Wall Street, Midland, TX 79701, for the following purposes:

1.	To elect eight directors to serve until the Company’s 2025 Annual Meeting of Stockholders;

2.	To approve, on an advisory basis, the compensation of the Company’s named executive officers;

3.	To approve, on an advisory basis, the frequency of holding an advisory vote on the compensation of the Company’s named executive officers;

4.	To approve the Company’s 2024 Amended and Restated Long Term Incentive Plan;

5.	To ratify the appointment of Grant Thornton LLP as the Company’s independent auditors for the fiscal year ending December 31, 2023; and

6.	To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

We are providing access to our proxy materials, including this proxy statement and our 2023 Annual Report on Form 10-K, over the Internet. As a result, we are mailing to our stockholders a Notice of Internet Availability of Proxy Materials instead of a paper copy of our proxy materials. The notice contains instructions on how to access those proxy materials over the Internet, as well as instructions on how to request a paper or email copy of our proxy materials. Those stockholders who request a paper copy of our proxy materials as provided in the Notice of Internet Availability will receive such proxy materials by mail. This electronic distribution process reduces the environmental impact and lowers the costs of printing and distributing our proxy materials.

Your vote is important. Please carefully consider the proposals and vote in one of these ways:

•	Internet—Follow the instructions on the Notice of Internet Availability of Proxy Materials or the proxy card to vote through the Internet

•	Telephone—Follow the instructions on the proxy card to vote by phone

•	Mail—If you request to receive a paper copy of our proxy materials, mark, sign, date and promptly return the proxy card in the postage-paid envelope

•	Annual Meeting—Submit a ballot at the Annual Meeting

Only stockholders of record at the close of business on April 10, 2024 or their proxy holders may vote at the meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 4, 2024. THIS PROXY STATEMENT AND THE COMPANY’S 2023 ANNUAL REPORT ON FORM 10-K ARE AVAILABLE AT WWW.ENVISIONREPORTS.COM/FANG.

By Order of the Board of Directors,

Matt Zmigrosky

Executive Vice President, General Counsel and Secretary

April 25, 2024

The Notice of Internet Availability of Proxy Materials is first being mailed to stockholders on April 25, 2024.

VIPER ENERGY, INC. • 2024 PROXY STATEMENT

VIPER ENERGY, INC. • 2024 PROXY STATEMENT

COMPENSATION TABLES	29
SUMMARY COMPENSATION TABLE	29
2023 GRANTS OF PLAN-BASED AWARDS UNDER THE LTIP	29
OUTSTANDING EQUITY AWARDS AT FISCAL 2023 YEAR-END UNDER THE LTIP	29
STOCK VESTED DURING FISCAL YEAR 2023 UNDER THE LTIP	29
POTENTIAL PAYMENTS UPON TERMINATION, RESIGNATION OR CHANGE OF CONTROL FOR FISCAL YEAR 2023	29
PAY RATIO DISCLOSURE	29
PAY VERSUS PERFORMANCE DISCLOSURE	30
SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS	31
2023 DIRECTOR COMPENSATION	32
STOCK OWNERSHIP	34
HOLDINGS OF MAJOR STOCKHOLDERS	34
HOLDINGS OF OFFICERS AND DIRECTORS	35
STOCK PERFORMANCE GRAPH	39
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	39
REVIEW AND APPROVAL OF RELATED PARTY TRANSACTIONS	39
Payments to Diamondback, our Former General Partner and Their Respective Affiliates under the Partnership Agreement Pre-Conversion and Services and Secondment Agreement Post-Conversion	39
Dividends paid to Diamondback and Diamondback E&P	40
Registration Rights Agreement and Exchange Agreement	40
Tax Sharing Agreement	41
Lease Bonus Payments	41
Surface Use	41
Drop Down	41
Purchase of Common Units by Diamondback	42
PROPOSAL 2: APPROVE, ON AN ADVISORY BASIS, THE COMPANY’S EXECUTIVE COMPENSATION	43
BOARD VOTING RECOMMENDATION	43
PROPOSAL 3: APPROVE, ON AN ADVISORY BASIS, THE FREQUENCY OF ADVISORY STOCKHOLDER VOTE ON THE COMPANY’S EXECUTIVE COMPENSATION	44
WHAT AM I VOTING ON?	44
WHAT VOTE IS REQUIRED TO APPROVE THIS PROPOSAL?	44
WHAT DOES THE BOARD OF DIRECTORS RECOMMEND?	44
PROPOSAL 4: APPROVE THE COMPANY’S 2024 AMENDED AND RESTATED LONG TERM INCENTIVE PLAN	45
WHAT AM I VOTING ON?	45
WHAT VOTE IS REQUIRED TO APPROVE THIS PROPOSAL?	45
Rationale for Approval	45
Burn Rate	45
SUMMARY OF THE PLAN AS AMENDED AND RESTATED	46
Effective Date and Duration	46
Administration	46
Eligibility	46
Share Reserve	46
Types of Awards under the Plan	47
U.S. Federal Tax Consequences of Awards under the 2024 Amended and Restated Long Term Incentive Plan	48
New Plan Benefits	50
WHAT DOES THE BOARD OF DIRECTORS RECOMMEND?	50

VIPER ENERGY, INC. • 2024 PROXY STATEMENT

VIPER ENERGY, INC. • 2024 PROXY STATEMENT

PROXY SUMMARY

THE SUMMARY BELOW HIGHLIGHTS SELECTED INFORMATION IN THIS PROXY STATEMENT. PLEASE REVIEW THE ENTIRE PROXY STATEMENT BEFORE VOTING YOUR SHARES.

VOTING MATTERS

Proposal	Board Recommendation	Page Reference
Proposal 1: Election of Directors	FOR each Director	3
Proposal 2: Approve, on an Advisory Basis, the compensation of the Company’s named executive officers	FOR	43
Proposal 3: Approve, on an Advisory Basis, the frequency of holding an advisory vote on the compensation of the Company’s named executive officers	FOR	44
Proposal 4: Approve the Company’s 2024 Amended and Restated Long Term Incentive Plan	FOR	45
Proposal 5: Ratify the Appointment of Our Independent Auditors	FOR	51

DIRECTOR NOMINEES

				Committee Memberships
Nominee	Age	Director Since	Independent	Audit	Compensation	Nominating and Corporate Governance	Other Current Public Boards
Laurie H. Argo	52	2023	✓		✓	✓+	1
Spencer D. Armour	70	2017	✓	✓	✓	✓	2
Frank C. Hu	62	2022	✓	✓		✓	1
W. Wesley Perry	67	2014	✓	✓+	✓	✓	2
James L. Rubin	39	2014	✓		✓+		0
Travis D. Stice	62	2014					2
M. Kaes Van’t Hof	37	2023					0
Steven E. West+	63	2014	✓				2

+	Chairman of Board or Committee, as applicable

CONVERSION TO CORPORATION AND CHANGE IN “CONTROLLED COMPANY” STATUS

On November 13, 2023, Viper Energy Partners LP (the “Partnership”) converted from a Delaware limited partnership to a Delaware corporation named “Viper Energy, Inc.” (the “Conversion”). At the effective time of the Conversion, (i) each common unit of the Partnership issued and outstanding immediately prior to that time converted into one issued and outstanding share of Class A common stock, $0.000001 par value per share, of the Company (“Class A Common Stock”); (b) each Class B unit of the Partnership issued and outstanding immediately prior to that time converted into one issued and outstanding share of Class B common stock, $0.000001 par value per share, of the Company (“Class B Common Stock”); and (c) the general partner interest issued and outstanding immediately prior to that time was cancelled. Following the Conversion, our business and affairs are overseen by our board of directors, rather than the former general partner of the Partnership (the “General Partner”), which previously managed the business and affairs of the Partnership. In the Conversion, the directors and executive officers of the General Partner immediately prior to the effective time of the Conversion became the directors and executive officers of the Company. In addition, the audit committee of the board of directors of the General Partner, and the membership thereof, immediately prior to the effective time of the Conversion were replicated at the Company.

VIPER ENERGY, INC. • 2024 PROXY STATEMENT 1

Prior to March 8, 2024, we were a “controlled company” under the rules of the Nasdaq Stock Market LLC (the “Nasdaq Rules”). On March 8, 2024, our parent Diamondback Energy, Inc. (“Diamondback”) completed an underwritten public offering of 13,225,000 shares of Class A Common Stock held by it. Immediately following the completion of that offering Diamondback beneficially owned approximately 49% of the voting power for the election of our directors. Because Diamondback’s ownership at such time decreased to less than 50%, we ceased at that time to be a “controlled company” under the Nasdaq Rules. Our board of directors has had a majority of independent directors and a standing audit committee comprised of all independent directors, but had previously elected to take advantage of certain exemptions from corporate governance requirements applicable to controlled companies under the Nasdaq Rules and, until March 8, 2024, did not have a compensation committee or a committee of independent directors that selects director nominees.

Effective as of March 8, 2024, our board of directors formed (i) the compensation committee for purposes of making certain executive and other compensation decisions and (ii) the nominating and corporate governance committee for purposes of making certain nominating and corporate governance decisions, with each such committee’s rights and obligations being subject to the terms and conditions of (x) our certificate of incorporation, (y) such committee’s charter as adopted by the board and (z) the Services and Secondment Agreement, dated as of November 2, 2023, pursuant to which Diamondback and its wholly-owned subsidiary Diamondback E&P LLC (“Diamondback E&P”) provide personnel and general and administrative services to us, including the services of the executive officers and other employees, substantially in the same manner as those provided to us by the former General Partner prior to the Conversion.

References in this Proxy Statement to “Viper,” “the Company,” “our company,” “we,” “our,” “us” or like terms refer to (i) Viper Energy, Inc. and collectively with its subsidiary Viper Energy Partners LLC, as the context requires, following the Conversion and (ii) Viper Energy Partners LP individually and collectively with its operating subsidiary, Viper Energy Partners LLC, as the context requires, prior to the Conversion. References in this Proxy Statement to (i) the “Operating Company” or “OpCo” refers to Viper Energy Partners LLC, (ii) “Diamondback” refers collectively to Diamondback Energy, Inc. and its subsidiaries other than the Company, (iii) the “General Partner” refers to Viper Energy Partners GP LLC, our general partner prior to the Conversion and (iv) the “GP Board” refers to the board of directors of the General Partner prior to the Conversion. References in this Proxy Statement to shares or per share amounts prior to the Conversion refer to common units and Class B units or per unit amounts. Unless otherwise noted, all references s References to “OpCo Units” are to the units representing limited liability company interests in the Operating Company.

VIPER ENERGY, INC. • 2024 PROXY STATEMENT 2

PROPOSAL 1: ELECTION OF DIRECTORS

DIRECTOR NOMINATIONS

We are the successor to the Partnership in the Conversion completed on November 13, 2023. Prior to the Conversion, the Partnership was managed by the General Partner and the General Partner was managed by the GP Board. As a result of the Conversion, the board of directors of the Company consisting of the pre-Conversion members of the GP Board became the governing body of the Company and our certificate of incorporation and bylaws, in effect as of the effective time of the Conversion, became the governing documents of the Company.

Under the terms and conditions of our certificate of incorporation, our parent Diamondback has the right to (i) designate up to three persons to serve as directors of the Company, (ii) fill any vacancies created by any such Diamondback designees and (iii) provide for an increase in the size of our board of directors to allow for the appointment of Diamondback designees (collectively, the “Diamondback Director Designation Rights”), in each case for so long as Diamondback and any of Diamondback’s subsidiaries collectively beneficially own at least 25% of our outstanding common stock. Currently, there are two Diamondback designees to the board of directors of the Company—Travis Stice and M. Kaes Van’t Hof.

Subject to the Diamondback Director Designation Rights, our board of directors is focused on recruiting and nominating directors for election who will collectively provide the board with the necessary diversity of skills, backgrounds and experiences to meet the Company’s ongoing needs and support oversight of our business strategy and priorities, while maintaining institutional knowledge. To assist the board with this process and certain other nominating and corporate governance matters, effective as of March 8, 2024, our board of directors formed its nominating and corporate governance committee and adopted the charter of the nominating and corporate governance committee, all in compliance with the applicable Nasdaq Rules. As part of its duties delegated by the board, the nominating and corporate governance committee evaluates a candidate’s character, judgment, skill set, experience, independence, other time commitments and, with respect to Diamondback’s designees, the Diamondback Director Designation Rights, as well as any other factors that the nominating and corporate governance committee deems relevant in light of the current needs of the board, and after careful consideration recommends nominees for the election to the board.

The nominating and corporate governance committee seeks to include diverse candidates in all current or future director nomination process or searches, as applicable. Subject to the Diamondback Director Designation Rights, in determining whether to recommend incumbent directors for re-election to the board or appoint a new director, the nominating and corporate governance committee also reviews and considers the director’s board and committee meeting attendance, director tenure and the well-roundedness of the board as a whole, and following our inaugural Annual Meeting following the Conversion, intends to evaluate the level of support that the director’s nomination will receive at such meeting and any future annual meeting of stockholders, as applicable.

In April 2024, the nominating and corporate governance committee recommended to the board, and the board approved, the nomination of Travis D. Stice, Steven E. West, M. Kaes Van’t Hof, W. Wesley Perry, Spencer D. Armour, James L. Rubin, Frank C. Hu and Laurie H. Argo to serve for a one-year term ending at the 2025 Annual Meeting, but in any event, until his or her successor is elected and qualified, unless ended earlier due to his or her death, resignation, disqualification or removal from office. All of the director nominees, except for the two Diamondback designees to the board pursuant to the Diamondback Director Designation Rights (Mr. Stice, our Chief Executive Officer, and M. Kaes Van’t Hof, our President), are independent under the Nasdaq Rules and the applicable rules of the Securities and Exchange Commission (the “SEC”). Assuming all of these director nominees are elected by the stockholders at the Annual Meeting, approximately 75% of our board of directors will consist of independent directors.

VIPER ENERGY, INC. • 2024 PROXY STATEMENT 3

About Director Nominees

Under our certificate of incorporation, members of our board of directors are elected annually. In the event any nominee should be unavailable to serve at the time of the meeting, the proxies may be voted for a substitute nominee selected by the board.

Biographical information with respect to each of the eight director nominees, together with a list of competencies that contributed to the conclusion that such person should serve as a director, are presented below. Ages are as of April 10, 2024.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF THE EIGHT NOMINEES FOR DIRECTOR LISTED BELOW.

Steven E. West. Mr. West has served as Chairman of the Board and as a director since February 2014 (prior to the Conversion, he served as Chairman of the Board and a director of the General Partner). Mr. West served as a director and Chairman of the Board of the general partner of Rattler Midstream LP, referred to herein as Rattler, from May 2019 to August 2022 when Rattler was acquired by Diamondback through a merger. Mr. West has also served as a director of Diamondback since December 2011 and as its Chairman of the Board from October 2012 to February 2022. He served as Diamondback’s Chief Executive Officer from January 1, 2009 to December 31, 2011. From January 2011 until December 2016, Mr. West was a partner at Wexford Capital LP, focusing on Wexford’s private equity energy investments. From August 2006 until December 2010, Mr. West served as senior portfolio advisor at Wexford. From August 2003 until August 2006, he was the chief financial officer of Sunterra Corporation, a former Wexford portfolio company. From December 1993 until July 2003, Mr. West held senior financial positions at Coast Asset Management and IndyMac Bank. Prior to that, he worked at First Nationwide Bank, Lehman Brothers and Peat Marwick Mitchell & Co., the predecessor of KPMG LLP. Mr. West earned a Bachelor of Science degree in Accounting from California State University, Chico. We believe that Mr. West’s background in finance, accounting and private equity energy investments, as well as his executive management skills developed as part of his career with Wexford, its portfolio companies and other financial institutions qualify him to serve on the board of directors of our General Partner. In particular, we believe Mr. West’s strengths in the following core competencies provide value to our board of directors: Corporate Governance; Finance/Capital Markets; Financial Reporting/Accounting Experience; Industry Background; Executive Experience; Executive Compensation; and Risk Management.

Travis D. Stice. Mr. Stice has served as Chief Executive Officer and a director of since February 2014 (prior to the Conversion, he served as Chief Executive Officer and a director of the General Partner). He has served as Diamondback’s Chairman of the Board since February 2022, Chief Executive Officer since January 2012 and as a director since November 2012. Mr. Stice has also served as the Chief Executive Officer and a director of the general partner of Rattler since July 2018. From May 2019 through August 2022, Rattler was a publicly traded subsidiary of Diamondback until it was acquired by Diamondback through a merger. Prior to these positions with our General Partner, Diamondback and general partner of Rattler, Mr. Stice served as Diamondback’s President and Chief Operating Officer from April 2011 to January 2012. From November 2010 to April 2011, Mr. Stice served as a Production Manager of Apache Corporation, an oil and gas exploration company. Mr. Stice served as a Vice President of Laredo Petroleum Holdings, Inc., an oil and gas exploration and production company, from September 2008 to September 2010 and as a Development Manager of ConocoPhillips/Burlington Resources Mid-Continent Business Unit, an oil and gas exploration company, from April 2006 until August 2008. Prior to that, Mr. Stice held a series of positions of increasing responsibilities at Burlington Resources until that company was acquired by ConocoPhillips in March 2006. Mr. Stice started his career with Mobil Oil in 1985. Mr. Stice has over 38 years of experience in production operations, reservoir engineering, production engineering and unconventional oil and gas exploration and over 29 years of management experience. Mr. Stice graduated from Texas A&M University with a Bachelor of Science degree in Petroleum Engineering. He is a registered engineer in the State of Texas and is a 38-year member of the Society of Petroleum Engineers. He also serves on industry boards for the American Petroleum Institute, American Exploration and Production Council, the Domestic

VIPER ENERGY, INC. • 2024 PROXY STATEMENT 4

Energy Producers Alliance, the Permian Strategic Partnership, the Texas A&M Petroleum Engineering Advisory Board, and the Texas A&M Engineering Advisory Council. Additionally, Mr. Stice is on the board of the Dynamic Catholic Institute and the local community board for the Midland Chamber of Commerce. We believe Mr. Stice’s expertise and extensive industry and executive management experience make him a valuable asset to the board of directors. We believe that Mr. Stice’s strengths in the following core competencies provide value to our board of directors: Corporate Governance; M&A/Finance/Capital Markets; Financial Reporting; Industry Background; Executive Experience; Executive Compensation; and Risk Management.

M. Kaes Van’t Hof. Mr. Van’t Hof has served as President since March 2017 (prior to the Conversion, he served as President of the General Partner) and as a director since November 2023. He has served as Diamondback’s President and Chief Financial Officer since February 2022. Prior to his current position with Diamondback, he served as Diamondback’s Chief Financial Officer and Executive Vice President of Business Development from March 2019 to February 2022, as Senior Vice President—Strategy and Corporate Development from January 2017 to February 2019 and as Vice President of Strategy and Corporate Development since joining Diamondback in July 2016. Mr. Van’t Hof has also served as President and director of the general partner of Rattler since July 2018. Prior to his positions with our General Partner, Diamondback and general partner of Rattler, Mr. Van’t Hof served as Chief Executive Officer for Bison Drilling and Field Services from September 2012 to June 2016. From August 2011 to August 2012, Mr. Van’t Hof was an analyst for Wexford Capital LP responsible for developing operating models and business plans, including in connection with our initial public offering, and before that worked for the Investment Banking-Financial Institutions Group of Citigroup Global Markets, Inc. from February 2010 to August 2011. Mr. Van’t Hof was a professional tennis player from May 2008 to January 2010. Mr. Van’t Hof received a Bachelor of Science in Accounting and Business Administration from the University of Southern California. We believe Mr. Van’t Hof expertise in investment banking, accounting, finance, capital markets, business strategy and risk assessment, as well as his extensive industry and executive management experience, make him a valuable asset to the board of directors. We believe that Mr. Van’t Hof’s strengths in the following core competencies provide value to our board of directors: Corporate Governance; M&A/Finance/Capital Markets; Financial Reporting; Industry Background; Environmental, Health, Safety and Sustainability; Executive Experience; Executive Compensation; and Risk Management.

W. Wesley Perry. Mr. Perry has been a member of the board of directors since June 2014 (prior to the Conversion, he served as a director of the General Partner). Mr. Perry has served as a director of Genie Energy Ltd., an independent retail energy provider, since October 2011, currently serves as the chair of its audit committee and a member of its compensation, nominating, corporate governance and technology committees and has served as the chairman of the board of directors of Genie Energy International Corporation since September 2009. Mr. Perry also serves as manager of PBEX, LLC, an oil and gas exploration and development company, a position he has held since July 2012. Mr. Perry has served as manager of S.E.S. Investments, Ltd., an oil and gas investment company, since 1985. He served as Chief Executive Officer of E.G.L. Resources, Inc., an oil and gas production company, from July 2008 until December 2019 and served as its President from 2003 to July 2008. Mr. Perry was a director of UTG, Inc., an insurance holding company, from 2001 to 2013 and served on its Audit Committee. Mr. Perry served on the Midland City Council from 2002 to 2008 and as Mayor of Midland from 2008 through 2014. He is the Chairman of the Milagros Foundation and a trustee of the Abell-Hangar Foundation. He has a Bachelor of Science degree in Engineering from the University of Oklahoma. We believe that Mr. Perry’s extensive experience in the oil and gas industry and his strong financial background qualify him to serve on the board of directors. We believe that Mr. Perry’s strengths in the following core competencies provide value to our board of directors: Corporate Governance; Financial Reporting/Accounting; Industry Background; Government and Regulatory; Executive Experience; Executive Compensation; and Risk Management.

Spencer D. Armour. Mr. Armour has been a member of the board of directors since July 2017 (prior to the Conversion, he served as a director of the General Partner). Mr. Armour has over 30 years of executive and entrepreneurial experience in the energy services industry. Mr. Armour has served as a partner of Geneses Investments since February 2019. He served as President of PT Petroleum LLC in Midland, Texas from March

VIPER ENERGY, INC. • 2024 PROXY STATEMENT 5

2013 until January 2019. He was the Vice President of Corporate Development for Basic Energy Services, Inc. from 2007 to 2008, which acquired Sledge Drilling Corp., a company Mr. Armour co-founded and served as Chief Executive Officer for from 2005 to 2006. From 1998 through 2005, he served as Executive Vice President of Patterson-UTI Energy, Inc., which acquired Lone Star Mud, Inc., a company Mr. Armour founded and served as President of from 1986 to 1997. Mr. Armour has served as a director of ProPetro Holding Corp. since February 2013 and as a director of CES Energy since December 2018. Mr. Armour also served on the Patterson-UTI Board of Directors from 1999 through 2001. Mr. Armour received a Bachelor of Science in Economics from the University of Houston and was appointed to the University of Houston System Board of Regents in 2011 by former Texas Governor Rick Perry. We believe that Mr. Armour’s extensive experience in the oil and gas industry qualify him to serve on the board of directors. We believe that Mr. Armour’s strengths in the following core competencies provide value to our board of directors: Corporate Governance; Financial Reporting; Industry Background; Executive Experience; Executive Compensation; and Risk Management.

James L. Rubin. Mr. Rubin has been a member of the board of directors since June 2014 (prior to the Conversion, he served as a director of the General Partner). Mr. Rubin is currently the Head of Commodity Equities at BTG Pactual Asset Management US. From 2012 to 2022, Mr. Rubin served as partner, Portfolio Manager and Co-Head of Equities and as a member of Wexford Capital’s hedge fund investment committee. From 2006 to 2012, he served as an analyst and later as Vice President, focusing on Wexford’s public and private energy investments. Mr. Rubin graduated cum laude from Yale University with a Bachelor of Arts degree with honors in political science and economics. We believe that Mr. Rubin’s strong financial background qualifies him to serve on the board of directors. We believe that Mr. Rubin’s strengths in the following core competencies provide value to our board of directors: Corporate Governance; Financial Reporting/Accounting; M&A/Finance/Capital Markets; Industry Background; Executive Experience; Executive Compensation; and Risk Management.

Frank C. Hu. Mr. Hu has been a director since April 2022 (prior to the Conversion, he served as a director of the General Partner). Mr. Hu most recently served as an investment analyst and Vice President of Capital World Investors, an investment group in the Capital Group Companies, Inc., from 2003 to 2017. He previously served as a manager of project finance in the corporate treasury department at Unocal Corporation from 2002 to 2003, and as a global energy practice consultant at McKinsey & Company from 2000 to 2002. Prior to joining McKinsey, Mr. Hu served in various roles at Atlantic Richfield Company (ARCO) from 1989 to 2000, including as Vice President of Downstream Operations and Business Development from 1998 to 2000. Mr. Hu has served as a member of the board of directors of EQT Corporation (NYSE: EQT) since October 2021, where he also serves on the audit committee, special hedging transaction committee and public policy and corporate responsibility committee. Mr. Hu also currently serves as an advisory board member for the Geology & Planetary Science Division at the California Institute of Technology. We believe that Mr. Hu’s strong executive management experience, robust experience in the finance and oil and gas industries and diverse background qualifies him to serve on the board of directors. We believe that Mr. Hu’s strengths in the following core competencies provide value to our board of directors: Corporate Governance; Financial Reporting/Accounting; Industry Background; Executive Experience; and Risk Management.

Laurie H. Argo. Ms. Argo has been a director since March 2023 (prior to the Conversion, she served as a director of the General Partner). Since March 2022, Ms. Argo has also served on the board of directors of Solaris Oilfield Infrastructure, Inc. and is a member of the Audit Committee. From May 2019 through August 2022, Ms. Argo served on the board of the general partner of Rattler. From August 2018 through June 2021, Ms. Argo served as a director on the board of EVRAZ plc, a multinational, vertically integrated steel making and mining company and was a member of the Audit, Remuneration and Stakeholder Engagement Committees. Since October 2017, Ms. Argo has performed consulting services for clients within the energy industry. From January 2015 until September 2017, Ms. Argo served as Senior Vice President of Enterprise Products Holdings LLC, the general partner of Enterprise Products Partners L.P., a midstream natural gas and crude oil pipeline company. From October 2014 to February 2015, Ms. Argo was President and Chief Executive Officer of OTLP GP, LLC, the general partner of Oiltanking Partners, L.P. and an affiliate of Enterprise Products Partners L.P. From January 2014 to January 2015, Ms. Argo was Vice President, NGL Fractionation, Storage and Unregulated Pipelines of

VIPER ENERGY, INC. • 2024 PROXY STATEMENT 6

Enterprise Products Partners L.P. From 2005 to January 2014, Ms. Argo held various positions in the NGL and Natural Gas Processing businesses for Enterprise Products Partners L.P., where her responsibilities included the commercial and financial management of four joint venture companies. Ms. Argo earned an MBA from National University in La Jolla, California and graduated from St. Edward’s University in Austin, Texas with a degree in Accounting. Ms. Argo has over 25 years of experience in the energy industry and continues to maintain various memberships including the National Association of Corporate Directors (NACD). Ms. Argo brings diversity, executive leadership and robust experience in the finance and oil and gas industry to the board, as well as experience managing downstream and business development segments, which we believe qualify her to serve on the board of directors. We believe that Ms. Argo’s strengths in the following core competencies provide value to our board of directors: Corporate Governance; Financial Reporting/Accounting; Industry Background; Executive Experience; Executive Compensation; and Risk Management.

VIPER ENERGY, INC. • 2024 PROXY STATEMENT 7

Summary of Director Nominee Core Competencies

The breadth of experience and wide variety of skills, qualifications and viewpoints of the director nominees embody key competencies that our nominating and corporate governance committee considers valuable to effective oversight of the Company. The following chart illustrates how the current board members individually and collectively represent these core competencies. The lack of an indicator for a particular item does not mean that the director does not possess that qualification, skill or experience, as each director is expected to be knowledgeable in all of these areas. The indicator merely represents a core competency that the director nominee brings to our board. For more information about each director nominee, see the individual biographies set forth beginning on page 10 above.

	Argo	Arrmour	Hu	Pery	Rubin	Stice	Vant Hof	West
Knowledge, Skills and Experience
Corporate Governance Contributes to the board’s understanding of best practices in corporate governance matters.	●	●	●	●	●	●	●	●

Environmental, Health, Safety & Sustainability

Contributes to the board’s oversight and understanding of environmental, health, safety and sustainability issues and their relationship to our business and strategy.

			●			●	●	●

M&A/Finance/Capital Markets

Demonstrates experience in assessment and execution of strategic M&A and capital markets transactions and provides valuable insights into evaluating our capital structure, capital allocation and financial strategy.

			●		●	●	●	●
Financial Reporting/Accounting Experience Critical to the oversight of our financial statements, internal controls and financial reports.	●	●	●	●	●	●	●	●
Government, Legal & Regulatory Contributes to the board’s ability to guide us through government regulations, legal matters and public policy issues.				●		●	●

Industry Background

Offers pertinent background and knowledge to the board in the energy sector, providing valuable perspective on issues specific to our business, operations and strategy, including key performance indicators and the competitive environment.

	●	●	●	●	●	●	●	●

Executive Experience

Demonstrates leadership ability and provides valuable insights into operations and business strategy through a practical understanding of organizations, processes, strategy, risk management and the methods to drive profitability and stockholder returns.

	●	●	●	●	●	●	●	●
Executive Compensation Contributes to the board’s ability to attract, motivate and retain executive talent.	●	●		●	●	●	●	●
Risk Management Contributes to the board’s oversight of the identification, assessment and prioritization of significant risks and ensures mitigation strategies are timely adopted.	●	●	●	●	●	●	●	●
Cyber Defense and Protection/Information Systems Contributes to the board’s oversight and understanding of our cyber defense and protection strategy							●	●
Gender
Male		●	●	●	●	●	●	●
Female	●
Race/Ethnicity
African American or Black
Asian			●
Hispanic or Latinx
White	●	●		●	●	●	●	●

VIPER ENERGY, INC. • 2024 PROXY STATEMENT 8

Board Diversity Matrix

In accordance with Nasdaq requirements, the information shown below in our Board Diversity Matrix is based on voluntary self-identification of each member of our current board of directors.

CURRENT BOARD DIVERSITY MATRIX (AS OF APRIL 10, 2024)

Total Number of Directors	8
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	1	7	—	—
Part II: Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	1	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	1	6	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—	—	—	—
Did Not Disclose Demographic Background	—	—	—	—
Directors who are Military Veterans:	—	—	—	—

VIPER ENERGY, INC. • 2024 PROXY STATEMENT 9

CORPORATE GOVERNANCE MATTERS

CORPORATE GOVERNANCE HIGHLIGHTS

We believe that effective corporate governance should include regular constructive discussions with our stockholders. We have a proactive stockholder engagement process that encourages feedback from our stockholders. This feedback helps shape our governance practices, which include:

•

On November 13, 2023, converted from a Delaware limited partnership into a Delaware corporation in the Conversion, which enhanced corporate governance rights afforded to our stockholders, increased our Class A Common Stock’s trading volume and provided for inclusion of our Class A Common Stock into broader indices and benchmarks

•	Established our certificate of incorporation and bylaws in the Conversion, which (among other things) provide:

•	a proxy access bylaw provision

•	stockholders have the right to call a special meeting of stockholders

•	Majority voting to elect directors (for uncontested elections)

•	Mandatory resignation if a majority vote is not received (for uncontested elections)

•	A declassified board of directors

•	~75% of directors are independent under the Nasdaq Rules

•	Two diverse directors on the board (one female and one ethnically diverse director)

•	Emphasis on diversity in the nominating and corporate governance committee’s charter

•	Active board oversight of risk and risk management

•

Adopted a comprehensive executive incentive compensation clawback policy that allows for the recoupment and/or forfeiture of certain executive officer incentive compensation and complies with the Nasdaq listing standards implementing Rule 10D-1 of the Exchange Act

•	Adopted a related party transaction policy

•

Following our inaugural Annual Meeting, beginning with the fall of 2024, will conduct annual performance evaluations of the board and its committees as part of their commitment to continuous improvement

•	Each director attended at least 75% of the 2023 board and applicable committee meetings

•	All financially literate and independent audit committee members, and at least one audit committee members qualifies as a financial expert

•

In March 2024, formed the compensation committee and the nominating and corporate governance committee, with each such committee comprised of all independent directors under the Nasdaq Rule and applicable SEC rules

DIRECTOR QUALIFICATIONS AND NOMINATION PROCESS

Skills and Qualifications We Seek in Directors

As provided by the nominating and corporate governance committee’s charter and subject to the terms and conditions of our certificate of incorporation relating to the Diamondback Designation Rights, our nominating and corporate governance committee identifies, evaluates and recommends to our board of directors candidates with the goal of creating a balance of knowledge, experience and diversity.

VIPER ENERGY, INC. • 2024 PROXY STATEMENT 10

It is our policy that potential directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the interests of our stockholders. We also require that the members of our board of directors be able to dedicate the time and resources sufficient to ensure the diligent performance of their duties on our behalf, including attending all meetings of the board of directors and applicable committee meetings. We also require that at least a majority of our directors meet the standards of independence promulgated by Nasdaq and the SEC. For a discussion of the core competencies that each director brings to our board, see “Summary of Director Nominee Core Competencies” above on page 13 and for other details relating to the director nomination process, see Proposal 1. Election of Directors—Director Nominations above on page 9 and information included below.

Board Refreshment and Diversity

Our nominating and corporate governance committee, established in March of 2024, is focused on ensuring that the composition of the board is diverse, balanced and aligned with the evolving needs of the Company, subject to the Diamondback Director Designation Rights. The board is also focused on refreshment and continued effectiveness by evaluating the composition of the board on a periodic basis to ensure its composition reflects a range of talents, skills and expertise sufficient to provide sound and prudent guidance with respect to our operations and the interests of our stockholders. In particular, the board seeks to maintain a balance of experience in the areas of accounting and finance, management, leadership and oil and gas related industries as well as other core competencies discussed under “Summary of Director Nominee Core Competencies.” As part of the board refreshment process, between 2022 and 2023, three new directors were added to the board, Laurie H. Argo, Frank C. Hu and Kaes Vant’ Hof.

Additionally, it is our policy that our nominating and corporate governance committee considers diversity in its evaluation of candidates for board membership. To this end, our board believes that diversity with respect to viewpoint, including such that is held by candidates of different gender, race, ethnicity, background, age, thought and tenure on our board (in connection with the consideration of the renomination of an existing director), should be an important factor in board composition. To reflect this policy and to ensure a competitive recruitment process, our nominating and corporate governance committee, in accordance with its charter, seeks to include diverse candidates in all director searches, taking into account diversity of gender, race, ethnicity, background, age, thought and tenure on our board (in connection with the consideration of the renomination of an existing director). In accordance with its charter, our nominating and corporate governance committee also ensures that diversity considerations are discussed in connection with each potential nominee, as well as in connection with its periodic review of the composition of the board and the size of the board as a whole. Prior to the Conversion, the former General Partner also considered these and similar factors when determining the composition and size of the GP Board. Between 2022 and 2023, two diverse directors, Laurie H. Argo and Frank C. Hu, were added to the board.

How We Select our Director Nominees

As discussed above, under the terms of our certificate of incorporation, Diamondback has the right to designate up to three persons to serve as directors of the Company for so long as Diamondback and any of its subsidiaries collectively beneficially own at least 25% of the outstanding common stock of the Company. Diamondback’s current designees to our board are Travis D. Stice and Kaes Van’t Hof.

The board is responsible for nominating directors and filling any vacancies on the board, based upon the recommendation of our nominating and corporate governance committee, which takes into consideration the skills and qualifications discussed above and the Diamondback Director Designation Rights. The nominating and corporate governance committee also considers the Company’s current needs and long-term and strategic plans to determine the skills, experience and characteristics needed by our board. The nominating and corporate governance committee then identifies, considers and recommends director candidates to the board (subject to the Diamondback Director Designation Rights) in light of its commitment to board improvement, refreshment and

VIPER ENERGY, INC. • 2024 PROXY STATEMENT 11

diversity discussed above. Generally, the committee otherwise identifies candidates through the business and organizational contacts of our advisors, directors and management team.

The nominating and corporate governance committee, in accordance with its charter, takes into consideration the key qualifications and skills described above when evaluating candidates. The nominating and corporate governance committee also considers whether potential candidates will likely satisfy independence standards for service on the board and its committees and the number of public boards on which the candidate already serves.

Stockholder Nomination of Candidates and Proxy Access

Under the Company’s bylaws, we provide proxy access, permitting a stockholder, or a group of up to 20 eligible stockholders, that has continuously owned for no less than three years at least 3% of our outstanding common stock, to nominate and include in our proxy materials up to the greater of two directors and 20% of the number of directors currently serving on the Company’s board, provided that the stockholder(s) and the nominee(s) satisfy the requirements specified in our bylaws.

Stockholders who wish to submit a director nomination proposal, but who do not wish to have such nomination included in the Company’s proxy materials, must notify the Company in writing of the information required by the provisions of our bylaws dealing with such stockholder proposals.

See “Submission of Future Stockholder Proposals” on page 55 for additional detail and deadlines regarding submitting director nominees.

Majority Voting

To be elected, a director must receive a majority of the votes cast with respect to that director at the meeting. Our bylaws provide that if the number of shares voted “FOR” a nominee who is serving as a director (an incumbent) does not exceed the votes cast “AGAINST” that director, he or she will tender his or her resignation to the board. The board will evaluate whether to accept or reject such resignation, or whether other action should be taken. Within 90 days of the certification of the stockholder vote, the board is required to decide whether to accept the resignation and publicly disclose its rationale for the decision.

In a contested election, where the number of nominees exceeds the number of directors to be elected, the required vote would be a plurality of votes cast, which means that the directors receiving the largest number of “FOR” votes will be elected in such contested election.

VIPER ENERGY, INC. • 2024 PROXY STATEMENT 12

DIRECTOR INDEPENDENCE

Our board of directors has determined that six of our director nominees (Laurie H. Argo, Spencer D. Armour, Frank C. Hu, W. Wesly Perry, James L. Rubin and Steven E. West) meet the standards regarding independence under the Nasdaq Rules and the applicable SEC rules and is free of any relationship which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out their responsibilities as directors of the Company. Messrs. Stice and M Van’t Hof, who are the Diamondback designees pursuant to the Diamondback Director Designation Rights, do not qualify as independent under the Nasdaq Rules.

Our board of directors has determined that each current member of the audit committee is independent for purposes of serving on such committee under the Nasdaq Rules and the applicable SEC rules. In addition, our board of directors has determined that each current member of the audit committee is financially literate under the Nasdaq listing standards and that Mr. Hu qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d) of Regulation S-K.

Our board of directors has also determined that each member of the compensation committee and the nominating and corporate governance committee meets the independence requirements applicable to those committees under the Nasdaq rules. In addition, our board of directors determined that each member of our compensation committee is a “non-employee director” in accordance with Rule 16b-3 under the Securities Exchange Act of 1934, as amended (Exchange Act).

Executive Sessions of Independent Directors

Before the Conversion, we were a Delaware limited partnership and were exempt from certain corporate governance requirements under the Nasdaq rules, including the requirement for independent directors to meet in an executive session. In 2023, we did not take advantage of that exemption, and our independent directors met in an executive session six times in 2023. Following the Conversion, our independent directors will continue to have the opportunity to meet in an executive session after each regularly scheduled meeting of the board of directors and its committees.

VIPER ENERGY, INC. • 2024 PROXY STATEMENT 13

BOARD LEADERSHIP STRUCTURE AND ROLE IN RISK OVERSIGHT

Leadership of our board of directors is vested in the chairman of the board. Steven E. West serves as the chairman of the board of directors of and as a director of Diamondback. Mr. West was also the chairman of the board of Diamondback from October 2012 to February 2022, when he was succeeded in that role by Mr. Stice. Our board of directors has determined that Mr. West’s roles of chairman of the board of directors and a director of Diamondback allows the board of directors to take advantage of the leadership skills of Mr. West and that Mr. West’s in-depth knowledge of, and experience in, our business, history, structure and organization facilitates timely communications between the board of directors of Diamondback and the board of directors.

As a public company focused on owning and acquiring mineral and royalty interests in oil and natural gas properties primarily in the Permian Basin, we face a number of risks applicable to oil and natural gas industry, us and our operators, including risks associated with supply of and demand for oil and natural gas, volatility of oil and natural gas prices, production risks, depletion of reserves attributable to our mineral and royalty interests, environmental and other government regulations and taxes, extreme weather conditions that can affect oil and natural gas operations on our mineral and royalty acreage, adequacy of our insurance coverage, political instability or armed conflict in oil and natural gas producing regions and the overall economic environment. Management is responsible for the day-to-day management of risks we face, while the board of directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the board of directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

The board of directors believes that full and open communication between management and the board is essential for effective risk management and oversight. The chairman of the board of directors meets regularly with the Company’s Chief Executive Officer, President, and Chief Financial Officer to discuss strategy and risks we face. Executive officers may attend the board meetings and are available to address any questions or concerns raised by the board on risk management-related and any other matters. Other members of our management team periodically attend the board meetings or are otherwise available to confer with the board to the extent their expertise is required to address risk management matters. Periodically, the board of directors receives presentations from senior management on strategic matters involving our operations. During such meetings, the board also discusses strategies, key challenges, and risks and opportunities for the Company with senior management.

While the board of directors is ultimately responsible for risk oversight of the company, its committees assist the board in fulfilling its oversight responsibilities in certain areas of risk. The audit committee assists the board in fulfilling its oversight responsibilities with respect to risk management in the areas of financial reporting, internal controls, cybersecurity and compliance with legal and regulatory requirements, discusses policies with respect to risk assessment and risk management and assists the board in fulfilling its oversight responsibilities with respect to specific matters that the board believes may involve conflicts of interest. As discussed in more detail in this Proxy Statement under the heading “Compensation Discussion and Analysis,” we do not have any employees and our day-to-day business is managed by Diamondback under the terms and conditions of the Services and Secondment Agreement, pursuant to which Diamondback provides certain management services to us, including services of our executive officers, all of whom are compensated by Diamondback. Beginning with the formation of the compensation committee in March 2024, the compensation committee assists the board in fulfilling its oversight responsibilities with respect to the management of risks associated with the equity grants under and administration of our long term incentive plan (the “LTIP”) and any other compensation policies and programs that may be implemented by the board or the compensation committee in the future. Beginning with the formation of the nominating and corporate governance committee in March 2024, the nominating and corporate governance committee assists the board in fulfilling its oversight responsibilities with respect to the management of risks associated with the board’s organization, membership and structure and corporate governance, subject to the provisions of our certificate of incorporation for the Diamondback Director Designation Rights.

VIPER ENERGY, INC. • 2024 PROXY STATEMENT 14

Cybersecurity Risk Management Strategy

Diamondback provides us with personnel and general and administrative services pursuant to the Services and Secondment Agreement, including the personnel and infrastructure that underlie our cybersecurity risk management program. In connection therewith, Diamondback has implemented and invested in, and will continue to implement and invest in, controls, procedures and protections (including internal and external personnel) that are designed to protect Diamondback’s systems, identify and remediate on a regular basis vulnerabilities in Diamondback’s systems and related infrastructure and monitor and mitigate the risk of data loss and other cybersecurity threats. Diamondback has also engaged third-party consultants to conduct penetration testing and risk assessments. Diamondback’s cybersecurity program is informed by the National Institute of Standards and Technology (“NIST”) Cybersecurity Framework and measured by the Maturity and Risk Assessment Ratings associated with the NIST Cybersecurity Framework and the Capability Maturity Model Integration.

Diamondback’s cybersecurity risk management program is integrated into its overall enterprise risk management program, and shares common methodologies, reporting channels and governance processes that apply across the enterprise risk management program to other legal, compliance, strategic, operational, and financial risk areas that apply to us.

Diamondback’s cybersecurity risk management program, which it provides to us under the Services and Secondment Agreement, includes:

•	risk assessments designed to help identify material cybersecurity risks to critical systems, information, products, services, and the broader enterprise IT environment;

•	a security team principally responsible for managing (i) cybersecurity risk assessment processes, (ii) security controls, and (iii) its response to cybersecurity incidents;

•	the use of external service providers, where appropriate, to assess, test, train or otherwise assist with aspects of its security controls;

•	security tools deployed in the IT environment for protection against and monitoring for suspicious activity;

•	cybersecurity awareness training of its employees, including incident response personnel and senior management, including those who provide these services for us;

•	cybersecurity tabletop exercises for members of its cybersecurity incident response team and legal department;

•	a cybersecurity incident response plan that includes procedures for responding to cybersecurity incidents; and

•	a third-party risk management process for service providers, suppliers, and vendors.

Diamondback’s cybersecurity experienced incident response team is responsible for responding to cybersecurity incidents in accordance with its Computer Security Incident Response Plan. Progress and developments in Diamondback’s cybersecurity program are communicated to members of its and our executive team. The audit committee of our board of directors receives quarterly updates on the status of Diamondback’s cybersecurity program, including as related to new or developing initiatives and any security incidents that may occur, to the extent relevant to our program. Board members receive presentations on cybersecurity topics from Diamondback’s Vice President and Chief Information Officer as part of the board’s continuing education on topics that impact public companies. Further, Diamondback’s code of business conduct and ethics expects all employees to safeguard the electronic communications systems and related technologies of Diamondback and its subsidiaries, including us, from theft, fraud, unauthorized access, alteration or other damage and requires them to report any cyberattacks or incidents, improper access or theft to Diamondback’s Chief Legal and Administrative Officer and Vice President and Chief Information Officer. Diamondback’s cybersecurity program also includes processes to assess cybersecurity risks related to third-party vendors and suppliers.

VIPER ENERGY, INC. • 2024 PROXY STATEMENT 15

BOARD MEETINGS, COMMITTEES AND MEMBERSHIP

In 2023, our board of directors, or prior to the Conversion, the GP Board, met four times, in person or, remotely via electronic or telephonic means. In addition to these meetings, the board of directors, or prior to the Conversion, the GP Board, adopted resolutions by unanimous written consent. In 2023, each director attended at least 75% of the meetings of the board of directors and the meetings of the committees (in existence at such time) on which he or she served. To the extent a director was unable to attend a meeting in 2023, he or she met telephonically with members of senior management to receive a report regarding the materials reviewed at the meeting.

Recognizing that director attendance at our Annual Meeting can provide our stockholders with an opportunity to communicate with directors about issues affecting the Company, we actively encourage our directors to attend our inaugural Annual Meeting of Stockholders and any future annual meeting of stockholders.

Board Committee Membership

The table below shows the membership of each of the board’s committees in existence as of date of this Proxy Statement, as well as information about each committee’s principal functions. During 2023, prior to the Conversion completed on November 13, 2023, we were not subject to certain corporate governance requirements due to exemptions afforded to limited partnerships and, following the Conversion until March 8, 2024, due to the exemptions afforded to “controlled companies,” in each case under the Nasdaq Rules. Accordingly, during 2023, prior to the Conversion, we only had an audit committee comprised of three independent directors and a conflicts committee, comprised of three independent and disinterested directors. Following the Conversion, our board of directors has continued to maintain the audit committee comprised of three independent directors under the Nasdaq Rules and applicable SEC rules and, in connection with us ceasing to be a “controlled company” effective as of March 8, 2024, has established the compensation committee and the nominating and corporate governance committee, each comprised of four independent directors under the Nasdaq Rules and applicable SEC rules, and adopted the charter for each such committee.

Audit Committee

Members	Principal Functions	Number of Meetings in 2023
W. Wesley Perry * Spencer D. Armour Frank C. Hu

•  Reviews and has discussions with management, the Company’s independent auditors and the Company’s independent Sarbanes-Oxley compliance and internal audit advisors, regarding the integrity of our accounting policies, internal controls, financial statements, accounting and auditing processes and risk management compliance, including cybersecurity risks.

•  Monitors and oversees our accounting, auditing and financial reporting processes generally, including the qualifications, independence and performance of the independent auditor.

•  Monitors our compliance with legal and regulatory requirements.

•  Conducts appropriate review and oversight of all related party transactions for potential conflict of interest situations on ongoing basis.

•  Appoints, determines compensation, evaluates and terminates our independent auditors.

4

*	Committee Chairperson.

VIPER ENERGY, INC. • 2024 PROXY STATEMENT 16

Members	Principal Functions	Number of Meetings in 2023

•  Pre-approves audit and permissible non-audit services to be performed by the independent auditors.

•  Prepares the report required by the SEC for the inclusion in our annual proxy statement.

•  Reviews and reassesses the adequacy of the audit committee charter on a periodic basis.

•  Inform our independent auditors of the audit committee’s understanding of significant relationships and transactions with related parties and review and discuss with our independent auditors the auditors’ evaluation of our identification of, accounting for and disclosure of our relationships and transactions with related parties, including any significant matters arising from the audit regarding our relationships and transactions with related parties.

•  Prepares for the board an annual performance evaluation of the committee.

Compensation Committee

Members	Principal Functions	Number of Meetings in 2023

James L. Rubin* Laurie H. Argo Spencer D. Armour W. Wesley Perry

•  Subject to the Services and Secondment Agreement and in consultation with Diamondback, establishes our general compensation philisophy and objectives.

•  Reviews and recommends to the board of director on an annual basis the Company’s performance-based crietria, targets and methodologiies applicable to any compensation, including equity compensation, of our Chief Executive Officer and other executive officers seconded to us under the Services and Secondment Agreement that may be granted to them in addition to the compensaiton provided by Diamondback for their respective services to the Company.

•  Periodically consults with Diamondback regarding the succession plan for the Chief Executive Officer and with the Chief Executive Officer regarding the succession plan for other members of senior management seconded to us by Diamondback.

•  Subject to the Services and Secondment Agreement, review and consult with Diamondback regarding any new, or any material amendments to, any employment agreements, severance arrangements and plans, retention agreements, participation agreements, change in control provisions and agreements and any special supplementa benefits applicable to the Chief Executive Officer and other executive officers for which we will be obligated to reimburse, in whole or in part, Diamondback under the terms and conditions of the Services and Secondment Agreement.

•  Review and recommend to the board of directors the Company’s incentive compesnation and equity-based plans and award agreements, which includes the ability to adopt, amend and terminate such plans and agreements.

•  Where appropriate or required, makes recommendations to our stockholders with respect to incentive compensation and equity-based plans.

None, Established as of March 8, 2024

*	Committee Chairperson.

VIPER ENERGY, INC. • 2024 PROXY STATEMENT 17

Members	Principal Functions	Number of Meetings in 2023

•  Periodially reviews the compensation plans and policies under which any compensation may be granted by us to seconded employees for their services to us.

•  Reviews and recommends to the board of directors any allocation of annul equity compensation that may be awarded by the Chief Executive Officer to non-executive employees seconded by Diamondback to us.

•  Consults with Diamondback regarding the risk assessment of compensation arrangments applicable to the executive officers and other employees seconded to us by Diamondback.

•  Reviews and discusses at least annually the relationship between risk management policies and practices and compensation.

•  Oversees the risk assesment of any separate compensation arrangements provided by us to the seconded executive officers and other employees.

•  Administers the Company’s incentive compensation and equity-based plans, including the grant of stock options, resticted awards and other equity awards under such plans.

•  Makes recommendations to our board of directors with respect to director compensation.

•  Subject to the Services and Secondment Agreement, periodically reviews the adequacy of our stock ownership guidelines for the Chief Executive Officer, other executive officers and directors, and recommends any amendments of the stock ownership guidelines to our board of directors and annually monitors compliance with such guidelines.

•  Beginning with the fall of 2024, will conduct a periodic performance evaluation of the committee.

•  Reviews and reassesses the adequacy of the compensation committee charter.

•  Advise the board of directors regarding the stockholder advisory vote on executive compensation and golden parachutes, including the frequency of such votes.

•  Administers our clawback policy in compliance with Rule 10D-1 under the Exchange Act and the Nasdaq Rules, including the ability to amend, modify or terminate such policy, or to the extent the board of directors or the audit committee has determined that an accounting restatement is necessary, reviews and considers whether such restatement requires recoupment of incentive-based compensation received by current or former executive officers and other employees secondede to us, in accordance with the terms of such policy.

•  Following the inagural Annual Meeting, will review and consider the stockholder advisory vote on executive compensation when

VIPER ENERGY, INC. • 2024 PROXY STATEMENT 18

Members	Principal Functions	Number of Meetings in 2023

determining policies and making decisions on executive compensation.

•  Has the sole authority to appoint, compensate and oversee work of any compensation consultant and other advisors with respect to executive compensation and assistance with other charter responsibilities and determines any conflict of interest with such compensation consultant.

Nominating and Corporate Governance Committee

Members	Principal Functions	Number of Meetings in 2023
Laurie H. Argo* Spencer D. Armour Frank C. Hu W. Wesley Perry

Subject, in each case, to the Diamondback Director Desingation Rights:

•  Assists the board of directors in developing criteria for, identifying and evaluating individuals qualified to serve as members of our board of director.

•  Identifies and recommends director candidates to the board of directors to be submitted for election at annual meeting of stockholders and to fill any vacancies on the board of directors.

•  Beginning with the fall of 2024, will conduct and oversee the self-evaluation of the board of directors and each of its committees and will report such results to the board of directors.

•  Evaluates candidates for board of directors’ membership, including those recommended by stockholders of the Company.

•  Periodically reviews and makes recommendations regarding the composition and size of the board of directors and each of its committees.

•  Reviews and makes recommendations to the board of directors regarding significant stockholder concerns and stockholder proposals related to corporate governance matters.

•  Periodically reviews and reassesses the adequacy of our certificate of incorporation and bylaws, as may be amended or restated from time to time, and other corporate governance related documents and recommends any proposed changes to the board of directors for approval.

•  Begginning with the fall of 2024, will conduct an annual performance evaluation of the committee.

•  Reviews and reassesses the adequacy of the nominating and corporate governance committee charter on an annual basis and recommends any proposed changes to the board of directors for approval.

None, Established as of March 8, 2024

*	Committee Chairperson.

VIPER ENERGY, INC. • 2024 PROXY STATEMENT 19

Committee Charters

The charters for the audit committee, the compensation committee and the nominating and corporate governance committee of our board of directors can be found on our website at www.viperenergy.com under the “Investors—Corporate Governance” caption. You may also obtain copies of these charters at no charge to you, by writing to Secretary, Viper Energy, Inc., 500 West Texas Ave, Suite 100, Midland, TX 79701.

ANNUAL BOARD AND COMMITTEE EVALUATIONS

Until the Conversion completed on November 13, 2023, the Partnership was managed by the GP Board. Following the Conversion, our board is committed to continuous improvement with respect to its ability to carry out its responsibilities. The board and each of its committees, under the terms of their respective charters, intend to annually conduct a comprehensive evaluation process that we expect will play a critical tool in assessing the composition and effectiveness of the board and each of its committees and will present an opportunity to identify areas of strength and areas capable of improvement. Our nominating and corporate governance committee will oversee the annual board and committee evaluation process, which we expect will cover the topics highlighted below.

Our board and committee evaluations that we expect will be conducted in the fall of 2024 will cover the following topics:

•	board and committee responsibilities and effectiveness;

•

board and committee size, structure and composition, including assessment of skills, experience, diversity, occupational and personal backgrounds, as well as considerations relating to the Diamondback Director Designation Rights;

•	board culture and dynamics, including the effectiveness of discussion and debate at board and committee meetings;

•	strategic planning and oversight;

•	the quality of board and committee agendas and meeting materials;

•	access to resources, including management and outside advisors; and

•	board and individual committee performance.

CODE OF BUSINESS CONDUCT AND ETHICS

Our board of directors previously adopted a Code of Business Conduct and Ethics designed for directors and seconded executive officers and other employees to ensure clarity regarding our expectations. Our Code of Business Conduct and Ethics embodies our commitment to conduct our businesses in accordance with our core values, all applicable laws, rules and regulations and the highest ethical standards. Our Code of Business Conduct and Ethics applies to all directors, executive officers, including the Chief Executive Officer, the Chief Financial Officer, principal accounting officer and controller and persons performing similar functions, and all other employees seconded to us by Diamondback. Our Code of Business Conduct and Ethics covers various topics including, among others, compliance and reporting, public disclosure, financial statements and other records, compliance with applicable laws, rules and regulations, conflicts of interest, corporate opportunities, confidentiality, fair dealing, anti-discrimination, anti-harassment, confidentiality, protection and use of firm assets and the limited process for waivers. Our Code of Business Conduct and Ethics is also focused on compliance with applicable laws, rules and regulations, governing, among others, insider trading, and establishes reporting and complaint procedures.

Amendments to or waivers from the Code of Business Conduct and Ethics will be disclosed on our website. We have also made the Code of Business Conduct and Ethics available on our website under the “Corporate

VIPER ENERGY, INC. • 2024 PROXY STATEMENT 20

Governance” section at http://ir.viperenergy.com. You may also obtain copies of our Code of Business Conduct and Ethics at no charge to you, by writing to Secretary, Viper Energy, Inc., 500 West Texas Ave, Suite 100, Midland, TX 79701.

COMMUNICATIONS WITH THE BOARD

Individuals may communicate with our board of directors or individual directors by writing to Secretary, Viper Energy, Inc., 500 West Texas Ave, Suite 100, Midland, TX 79701. Our Secretary will review all such correspondence and forward to our board of directors a summary of all such correspondence and copies of all correspondence that, in the opinion of our Secretary, relates to the functions of our board of directors or any committee thereof or that he otherwise determines requires their attention. Directors may review a log of all such correspondence received by us and request copies. Concerns relating to accounting, internal control over financial reporting or auditing matters will be immediately brought to the attention of the chairperson of the audit committee and handled in accordance with the audit committee procedures established with respect to such matters.

DIRECTOR COMPENSATION

Members of our board of directors who are also officers of the Company or employees of Diamondback or its subsidiaries, as applicable, do not receive compensation for their services as directors. Directors who are not executive officers of the Company or employees of Diamondback or its subsidiaries, as applicable, receive compensation as “non-employee directors” as set by our board of directors. Further details regarding our director compensation in 2023 are set forth under the heading “Compensation Tables—2023 Director Compensation.”

HUMAN CAPITAL

We do not have any employees. As discussed above, as of the effective time of the Conversion, the business and affairs of the Company are overseen by our board of directors, rather than the General Partner, which oversaw the business and affairs of the Partnership, our predecessor, as its general partner before the Conversion. Further, post-Conversion, Diamondback continues to provide personnel and general and administrative services to the Company, including the services of the executive officers and other employees, pursuant to the Services and Secondment Agreement in substantially the same manner as Diamondback previously provided to the General Partner. All of the individuals that conduct our business, including our executive officers, are employed by Diamondback.

AUDIT COMMITTEE REPORT

The audit committee is responsible for providing independent, objective oversight for the integrity of the Company’s financial reporting process and internal control system. Other primary responsibilities of the audit committee include the review, oversight and appraisal of the qualifications, independence and audit performance of the Company’s independent registered public accounting firm and providing an open venue for communication among the independent registered public accounting firm, financial and senior management, our internal auditors and the board of directors of the Company. A more detailed description of the responsibilities of the audit committee is set forth in its written charter, which is posted on our website at www.viperenergy.com. The following report summarizes certain of the audit committee’s activities with respect to its responsibilities during 2023.

Review with Management and Independent Registered Public Accounting Firm

The audit committee has reviewed and discussed with management and Grant Thornton LLP, an independent registered public accounting firm, the audited consolidated financial statements of the Company for the year ended December 31, 2023.

VIPER ENERGY, INC. • 2024 PROXY STATEMENT 21

Controls and Procedures

The audit committee discussed with management and Grant Thornton LLP the quality and adequacy of the Company’s disclosure controls and procedures. The audit committee also reviewed and discussed with management and Grant Thornton LLP the Company’s system of internal control over financial reporting in compliance with Section 404 of the Sarbanes-Oxley Act of 2002.

Discussions with Independent Auditing Firm

The audit committee has discussed with Grant Thornton LLP, independent auditors for the Company, the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 1301, Communications with Audit Committees. The audit committee has received the written disclosures and the letter from Grant Thornton LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence and has discussed with that firm its independence from the Company.

Recommendation to the Board of Directors

Based on its review and discussions noted above, the audit committee recommended to the board of directors that the audited financial statements and management’s report on internal control over financial reporting be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

AUDIT COMMITTEE

W. Wesley Perry, Chairperson

Spencer D. Armour

Frank C. Hu

VIPER ENERGY, INC. • 2024 PROXY STATEMENT 22

EXECUTIVE OFFICERS

The following table sets forth the name, age and positions of each of our executive officers as of April 11, 2024.

Name	Age	Position
Al Barkmann	43	Executive Vice President and Chief Engineer
Teresa L. Dick	54	Executive Vice President, Chief Financial Officer and Assistant Secretary
Travis D. Stice	62	Chief Executive Officer
M. Kaes Van’t Hof	37	President
P. Matt Zmigrosky	45	Executive Vice President, General Counsel and Secretary

Biographical information for Mr. Stice and Mr. Van’t Hof is set forth in this proxy statement under the heading “Director Nominations—About Director Nominees.”

AL BARKMANN. Mr. Barkmann has served as our Executive Vice President and Chief Engineer since April 2024 and as Executive Vice President and Chief Engineer of Diamondback since February 2024. Prior to his current positions with us and Diamondback, he served as Diamondback’s Senior Vice President of Reservoir Engineering since November 2021, as Vice President of Reservoir Engineering from February 2019 to November 2021 and as Reservoir Engineering Manager since joining us in November 2018. Before joining Diamondback, Mr. Barkmann worked for Energen Resources Corporation from May 2006 to November 2018, serving in various capacities of increasing responsibility, most recently as Reservoir Engineering Manager, where he coordinated all aspects of Reservoir Engineering for Energen’s horizontal shale development program. Mr. Barkmann graduated from Louisiana State University with a Bachelor of Science in Petroleum.

TERESA L. DICK. Ms. Dick has served as Chief Financial Officer, Executive Vice President and Assistant Secretary since February 2017 and served as Chief Financial Officer, Senior Vice President and Assistant Secretary from February 2014 to February 2017 (prior to the Conversion, she served as Chief Financial Officer, Executive Vice President and Assistant Secretary and Chief Financial Officer, Senior Vice President and Assistant Secretary, as applicable, of the General Partner). She has also served as Diamondback’s Executive Vice President and Chief Accounting Officer since March 2019. Ms. Dick served as Diamondback’s Executive Vice President and Chief Financial Officer from February 2017 to February 2019, as its Assistant Secretary since October 2012, as its Chief Financial Officer and Senior Vice President from November 2009 to February 2017 and as its Corporate Controller from November 2007 until November 2009. Ms. Dick has served as Chief Financial Officer, Executive Vice President and Assistant Secretary of the general partner of Rattler since July 2018. From June 2006 to November 2007, Ms. Dick held a key management position as the Controller/Tax Director at Hiland Partners, a publicly traded midstream energy master limited partnership. Ms. Dick has over 25 years of accounting experience, including public company experience in both audit and tax areas. Since March 2021, Ms. Dick has served as a director of The Bank7 Corp. (Nasdaq: BSVN) and is a member of the Audit and Nominating and Corporate Governance Committees. Ms. Dick received her Bachelor of Business Administration degree in Accounting from the University of Northern Colorado. She is a certified public accountant and a member of the American Institute of CPAs and the Council of Petroleum Accountants Societies.

P. MATT ZMIGROSKY. Mr. Zmigrosky has served as Executive Vice President, General Counsel and Secretary of our General Partner since February 2019 (prior to the Conversion, he served as Executive Vice President, General Counsel and Secretary of the General Partner). Since February 2023, Mr. Zmigrosky has also served as Executive Vice President, Chief Legal and Administrative Officer and Secretary of Diamondback. From February 2019 to February 2023, he served as Diamondback’s Executive Vice President, General Counsel and Secretary. Before joining us and Diamondback, Mr. Zmigrosky was in the private practice of law, most recently as a partner in the corporate section of Akin Gump Strauss Hauer & Feld LLP from October 2012 to February 2019, where he worked extensively with Diamondback and its subsidiaries. Mr. Zmigrosky received a Bachelor of Science in Management degree in finance from Tulane University and a Juris Doctorate degree from Southern Methodist University Dedman School of Law.

VIPER ENERGY, INC. • 2024 PROXY STATEMENT 23

COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE SUMMARY

This compensation discussion and analysis identifies Viper’s named executive officers (NEOs) for 2023, describes the Company’s executive compensation program, including the objectives and rationale for each element of compensation, and presents the compensation outcomes for our NEOs relative to our 2023 performance.

Named Executive Officers

For 2023, our NEOs are listed below. There were no other executive officers of the Company during 2023. Mr. Barkmann was appointed as our Executive Vice President and Chief Engineer in April 2024 and was not an executive officer for any part of 2023.

•	Travis D. Stice—Chief Executive Officer

•	M. Kaes Van’t Hof—President

•	Teresa L. Dick—Executive Vice President, Chief Financial Officer and Assistant Secretary

•	P. Matt Zmigrosky—Executive Vice President, General Counsel and Secretary

Biographical information for each of our NEOs can be found on page 9.

2023 and Q1 2024 Operational and Financial Performance Highlights and Key Strategic Transactions

STOCKHOLDER INITIATIVES AND RETURN ON INVESTMENT

•  On November 13, 2023, completed the Conversion from a Delaware limited partnership into a Delaware corporation, enhancing the trading volume of our Class A Common Stock and its inclusion into broader indices and benchmarks

• Provided stockholders with enhanced corporate governance rights, including election of directors, proxy access and the stockholder right to call a special meeting

• Declared base and variable dividends of $1.82 per Class A common share during the full year 2023

• Repurchased 3.4 million common shares during the full year 2023 for $95.2 million (average price of $28.08 per share)

FINANCIAL STRENGTH	• Generated full year 2023 consolidated net income (including non-controlling interest) of $501.3 million; net income attributable to Viper of $200.1 million, or $2.69 per Class A Common Share

•  Generated full year 2023 consolidated adjusted EBITDA (adjusted EBITDA is a non-GAAP financial measure, please refer to Schedule A appended to this Proxy Statement for a definition and reconciliation) of $757.5 million

• Received $109.7 million in lease bonus income

•  issued $400.0 million in aggregate principal amount of our 7.375% Senior Notes maturing on November 1, 2031 (the “2031 Notes”), receiving net proceeds of approximately $394.0 million after deducting the initial purchasers’ discount and transaction costs

PORTFOLIO STRENGTH	• Increased proved reserves year over year by 20% from year-end 2022 (increasing oil reserves by 14%), with year-end 2023 proved reserves totaling 179,249 Mboe (80% PDP, 89,903 Mbo)

VIPER ENERGY, INC. • 2024 PROXY STATEMENT 24

• Achieved full year 2023 average production of 21,995 bo/d (39,244 boe/d)

• 982 total gross (20.9 net 100% royalty interest) horizontal wells were turned to production on Viper’s acreage during 2023 with an average lateral length of 10,869 feet

• At December 31, 2023, our footprint of mineral and royalty interests totaled approximately 34,217 net royalty acres, approximately 49% of which are operated by Diamondback

PORTFOLIO MANAGEMENT

•  On November 1, 2023, acquired certain mineral and royalty interests from certain affiliates of Warwick Capital Partners and GRP Energy Capital (the “GRP Acquisition”) for approximately 9.02 million common units and $759.6 million in cash, including transaction costs and subject to customary post-closing adjustments, adding approximately 4,600 net royalty acres in the Permian Basin, plus approximately 2,700 additional net royalty acres in other major basins, which transaction was funded through a combination of cash on hand and held in escrow, borrowings under the Operating Company’s revolving credit facility, the proceeds from the issuance of the 2031 Notes and $200.0 million of proceeds from the issuance of common units to Diamondback under a common unit purchase agreement

•  On March 8, 2023, acquired certain mineral and royalty interests from subsidiaries of Diamondback for approximately $74.5 million in cash, including customary closing adjustments, which transaction was funded through a combination of cash on hand and borrowings under the Operating Company’s revolving credit facility

•  During the year ended December 31, 2023, acquired, in individually insignificant transactions from unrelated third-party sellers, mineral and royalty interests representing 286 net royalty acres in the Permian Basin for an aggregate net purchase price of approximately $70.4 million, including customary closing adjustments, which acquisitions were funded with cash on hand and borrowings under the Operating Company’s revolving credit facility

EXECUTIVE COMPENSATION POLICY AND OBJECTIVES

We do not have any employees. As of the effective time of the Conversion, the business and affairs of the Company are overseen by our board of directors. Prior to the Conversion, the General Partner oversaw the business and affairs of the Partnership, our predecessor, as its general partner. As discussed above, post-Conversion, Diamondback continues to provide personnel and general and administrative services to the Company, including the services of the executive officers and other employees, pursuant to the Services and Secondment Agreement in substantially the same manner as Diamondback previously provided to the General Partner. All of the individuals that conduct our business, including our executive officers, are employed and compensated by Diamondback or its wholly-owned subsidiary Diamondback E&P. All of the executive officers that are responsible for managing our day-to-day affairs are also current executive officers of Diamondback.

All of our executive officers have responsibilities to us and Diamondback and allocate their time between managing our business and managing the businesses of Diamondback. Since all of these executive officers are employed by Diamondback or Diamondback E&P, the responsibility and authority for compensation-related decisions for them resides with Diamondback’s compensation committee. Diamondback has the ultimate decision-making authority with respect to the total compensation of the executive officers that are employed by

VIPER ENERGY, INC. • 2024 PROXY STATEMENT 25

Diamondback and seconded to us, including the portion of that compensation that is allocated to us pursuant to Diamondback’s allocation methodology. Prior to the Conversion completed on November 13, 2023 and through the end of 2023, we reimbursed Diamondback on a monthly basis based on a flat fee amount determined by Diamondback and Diamondback did not allocate the percentage of the seconded executive officers’ and other seconded person’s time spent providing services to us.

Going forward, under the Services and Secondment Agreement entered into by us with Diamondback in connection with the Conversion, for 2024, Diamondback will be required to determine, reasonably and in good faith, the percentage of the seconded executive officers’ and other seconded persons’ time spent providing services to us, which will be reportable in our 2025 proxy statement, and must provide details of such determination to our board of directors. Further, under the Services and Secondment Agreement, prior to the end of each calendar year, Diamondback is required to deliver a draft of the estimated annual budget (and supplement the subsequently revised budget) for seconded services to us covering the following year (which must include specific line items for proposed compensation for each seconded person who would likely constitute a “named executive officer” under SEC rules for such year) to our board of directors for review, and will consider any comments or modifications proposed by our board to the draft budget. Except for the foregoing limitations, any compensation decisions by Diamondback with respect to the seconded executive officers, including our NEOs and other seconded employees, are not and will not be subject to any approvals by our board of directors or any committees thereof. However, all determinations with respect to any equity awards that are made from time to time to executive officers, other key seconded employees and non-employee directors under the Viper Energy, Inc. Long Term Incentive Plan (the “LTIP”) following the Conversion are made by our board of directors or the compensation committee, which was formed by the board of directors effective as of March 8, 2024, and prior to the Conversion were made by the GP Board. Please see the description of the LTIP below under the heading “Long Term Incentive Plan” and Proposal No. 4 relating to the 2024 Amended and Restated Long Term Incentive Plan.

Our executive officers and other employees of Diamondback who provide services to us may participate in employee benefit plans and arrangements sponsored by Diamondback, including plans that may be established in the future. Our NEOs and certain other employees of Diamondback who provide services to us currently hold grants under Diamondback’s equity incentive plan. Except with respect to any awards that may be granted under the LTIP or any successor long term incentive plan, the executive officers do not receive separate compensation in relation to the services they provide to us.

Under the Services and Secondment Agreement, we are required to reimburse Diamondback for all reasonable costs and expenses (including administrative costs) Diamondback incurs and payments Diamondback makes on our behalf in connection with providing services to us under the Services and Secondment Agreement. Prior to the Conversion, the partnership agreement did not, and following the Conversion, except as otherwise discussed above, the Services and Secondment Agreement does not, set a limit on the amount of expenses for which Diamondback may be reimbursed. These expenses include salary, bonus, incentive compensation and other amounts paid to seconded executive officers and other persons who perform services for us or on our behalf allocable to Viper by Diamondback under the methodology described above.

Although we bear an allocated portion of Diamondback’s costs of providing compensation and benefits to employees who serve as executive officers, we have no control over such costs and did not establish and do not direct the compensation policies or practices of Diamondback. Except with respect to awards granted under the LTIP to certain non-executive officers (no executive officers received any equity awards under the LTIP in 2021, 2022 or 2023), compensation paid or awarded by us in 2021, 2022 and 2023 consisted only of the portion of compensation paid by Diamondback that is allocated to us pursuant to Diamondback’s allocation methodology.

A full discussion of the compensation programs for Diamondback’s NEOs and other executive officers and the policies and philosophy of the compensation committee of Diamondback’s board of directors is set forth in Diamondback’s 2024 proxy statement under the headings “Compensation Discussion and Analysis” and “Compensation Tables.”

VIPER ENERGY, INC. • 2024 PROXY STATEMENT 26

The Role of the Compensation Committee

The compensation committee was formed by the board of directors, effective as of March 8, 2024, for the purposes of: (i) subject to the Services and Secondment Agreement, discharging the board’s responsibilities relating to any compensation of the Company’s Chief Executive Officer and other executive officers seconded to Viper by Diamondback that may be granted in addition to the compensation provided to them by Diamondback; (ii) making recommendations to the board relating to non-employee director compensation; (iii) subject to the Services and Secondment Agreement with Diamondback, making recommendations to the board with respect to compensation plans, policies and benefit programs generally; (iv) administering the Company’s equity-based compensation plans, (v) administering the Company’s clawback policy; (vi) determining any stock ownership guidelines for the Chief Executive Officer and other executive officers seconded to us by Diamondback and for non-employee directors; and (vii) reviewing the disclosures in the Compensation Discussion and Analysis and producing an annual compensation committee report, in each case for inclusion in the Company’s proxy statement for the annual meeting of its stockholders.

Long Term Equity Incentive Compensation

In order to incentivize our management and directors to continue to grow our business, prior to our 2014 initial public offering, the former General Partner adopted the Partnership’s Long Term Incentive Plan for employees, officers, consultants and directors and any of its affiliates, including Diamondback, who perform services for us, which plan was subsequently amended and restated to give effect to the Conversion, effective as of November 13, 2023, which amendment did not change any material terms of the plan (as so amended and restated, the “LTIP”).

The purpose of the LTIP is to provide a means to attract and retain individuals who are essential to our growth and profitability and to encourage them to devote their best efforts to advancing our business by affording such individuals a means to acquire and maintain ownership of awards, the value of which is tied to the performance of our Class A Common Stock. The LTIP provides for the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, distribution equivalent rights, cash awards, performance awards, other stock-based awards and substitute awards (collectively, “awards”). These awards are intended to align the interests of employees, officers, consultants and directors with those of our stockholders and to give such individuals the opportunity to share in our long-term performance. Prior to the Conversion, any awards that were made under the LTIP were approved by the GP Board and, subsequent to the Conversion, will be approved by our board or the compensation committee. We will be responsible for the cost of awards granted under the LTIP. No grants under the LTIP were made to the executive officers in 2023.

Clawback Policy

Effective October 2, 2023, the Company adopted a “clawback” policy designed to comply with Listing Standard 5608 adopted by Nasdaq to implement Rule 10D-1 under the Exchange Act. Under the clawback policy, the Company will recoup any excess incentive-based compensation earned by an executive officer (including each of our NEOs), on or after October 2, 2023 and during a three fiscal year lookback period, in the event of a financial restatement if a lesser amount of incentive-based compensation would have been earned had such incentive-based compensation been determined based on the restated results. For purposes of the clawback policy, incentive-based compensation includes any compensation granted, earned or vested based in whole or in part on the Company’s attainment of a financial reporting measure.

VIPER ENERGY, INC. • 2024 PROXY STATEMENT 27

COMPENSATION COMMITTEE REPORT

The compensation committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on its review and discussion with management, the compensation committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION COMMITTEE

James L. Rubin, Chairperson

Laurie H. Argo

Spencer D. Armour

W. Wesley Perry

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The compensation committee of our board of directors currently consists of Laurie H. Argo, Spencer D. Armour, W. Wesley Perry and James L. Rubin. No member of our compensation committee has ever been an officer or employee of ours. None of our executive officers serves, or has served during the past fiscal year, as a member of the board of directors or compensation committee of any other company that has or had one or more executive officers serving as member of our board of directors or compensation committee.

COMPENSATION POLICIES AND PRACTICES AS THEY RELATE TO RISK MANAGEMENT

We are managed and operated by the board of directors and employees of Diamondback perform services on our behalf. For an analysis of any risks arising from Diamondback’s compensation policies and practices, please read Diamondback’s 2024 proxy statement. We previously made awards of restricted stock units subject to time-based vesting under our LTIP, which we believe drove a long-term perspective without causing our executive officers to take unreasonable risks. In March 2024, the compensation committee granted to our executive officers performance-based restricted stock unit awards that are subject to the satisfaction of certain stockholder return performance conditions relative to Viper’s total shareholder return (“TSR”) performance peer group during the three-year performance period, which we believe will properly motivate our executive officers and further align their interests with those of our stockholders without encouraging undue risk taking.

VIPER ENERGY, INC. • 2024 PROXY STATEMENT 28

COMPENSATION TABLES

SUMMARY COMPENSATION TABLE

During 2021, 2022 and 2023, our NEOs did not receive any amounts of compensation from us in relation to the services they provide to us, and no equity awards were granted to our NEOs under the LTIP in 2021, 2022 or 2023. Our NEOs were employed and compensated by Diamondback (either directly or through its wholly-owned subsidiary Diamondback E&P). See “Compensation Discussion and Analysis—Executive Compensation Policy and Objectives” for additional information regarding the compensation of our NEOs by Diamondback and the Services and Secondment Agreement under which Diamondback provides services to us, including the services of our NEOs. A summary compensation table for Diamondback’s named executive officers, including the NEOs seconded to us by Diamondback, and the policies and philosophy of the compensation committee of Diamondback’s board of directors is set forth in Diamondback’s 2024 proxy statement under the heading “Compensation Discussion and Analysis” and “Compensation Tables—Summary Compensation Table.”

2023 GRANTS OF PLAN-BASED AWARDS UNDER THE LTIP

No equity awards were made to our NEOs during the year ended December 31, 2023 under the LTIP.

OUTSTANDING EQUITY AWARDS AT FISCAL 2023 YEAR-END UNDER THE LTIP

There were no unvested equity awards outstanding for our NEOs at December 31, 2023 under the LTIP.

STOCK VESTED DURING FISCAL YEAR 2023 UNDER THE LTIP

No equity awards vested for our NEOs under the LTIP during the year ended December 31, 2023.

POTENTIAL PAYMENTS UPON TERMINATION, RESIGNATION OR CHANGE OF CONTROL FOR FISCAL YEAR 2023

During 2023, we had no employment, retirement, termination or severance agreements, change in control or similar arrangements with our NEOs seconded to us by Diamondback, except for the change in control and certain other acceleration provisions contained in the equity award agreements previously granted to such individuals, all of which equity awards have vested in prior years. There were no unvested equity awards held by our NEOs under the LTIP as of December 31, 2023.

PAY RATIO DISCLOSURE

As discussed in this Proxy Statement, we have no employees, and our day-to-day business was managed by the former General Partner of the Partnership before the Conversion and by our board of directors following the Conversion. Diamondback provides certain management services to us, including the services of our executive officers and other seconded employees. Such seconded executive officers, including our Chief Executive Officer, and other seconded employees receive no separate compensation from us, except for any equity awards that may granted to them from time to time under the LTIP. No equity awards were granted to our Chief Executive Officer under the LTIP during the year ended December 31, 2023 and he received no other separate compensation from us for his services as our Chief Executive Officer.

VIPER ENERGY, INC. • 2024 PROXY STATEMENT 29

PAY VERSUS PERFORMANCE DISCLOSURE
Under Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation
S-K,
public companies are required to provide certain information about the relationship between executive compensation actually paid to the Chief Executive Officer and other named executive officers and certain financial performance of such companies. Our Chief Executive Officer and other NEOs received no equity awards or other compensation from us during each of the last three years ended December 31, 2023. The information otherwise required by Item 402(v) is provided below for each of the last three years ended December 31, 2023, as the Partnership, the Company’s predecessor in the Conversion, was not subject to the requirement to file the proxy statement in prior years, and following the Conversion, the Company is currently in its first year of compliance with pay versus performance disclosure requirements.

Year	Summary Compensation Table Total for PEO	Compensation Actually Paid to PEO	Average Summary Compensation Table Total for Non-PEO NEOs	Average Compensation Actually Paid to Non-PEO NEOs (1)	Value of Initial Fixed $100 Investment Based On:		Net Income (Loss) (in thousands)
					Total Shareholder Return	Peer Group Total Shareholder Return (2)
2023	$—	$—	$—	$—	$328.99	$250.96	$501,341
2022	$—	$—	$—	$—	$314.02	$242.36	$655,004
2021	$—	$—	$—	$14,892	$194.07	$166.76	$256,677

(1)
The dollar amounts reported represent the average amount of “compensation actually paid” to our
Non-PEO
NEOs, as computed in accordance with SEC rules. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to our
Non-PEO
NEOs during the applicable year. In accordance with the SEC rules, the following adjustments were made to average total compensation for our
Non-PEO
NEOs for each year to determine the compensation actually paid.

(2)
Value represents the TSR of the SPDR S&P Oil & Gas Exploration and Production ETF (“XOP”) based on an initial $100 investment, measured on a cumulative basis from the market close on December 31, 2020, through and including the December 31 of each respective year. Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends for the four-year period included in this table, assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period. The XOP is the peer group used by the Company for purposes of Item 201(e) of Regulation
S-K
under the Exchange Act in Viper’s Annual Report on Form
10-K
for the year ended December 31, 2023.

	Reported Summary Compensation Table Total for PEO	Deductions:	Additions:	Compensation Actually Paid to PEO
Year		Reported Value of Equity Awards	Equity Award Adjustments (a)
2023	$—	$—	$—	$—
2022	$—	$—	$—	$—
2021	$—	$—	$—	$—

Year	Year End Fair Value of Current Year Equity Awards that Remain Unvested at Year-End	Change in Fair Value of Equity Awards Granted in Prior Years that are Unvested at Year-End	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value	Total Equity Award Adjustments
2023	$—	$—	$—	$—	$—	$—	$—
2022	$—	$—	$—	$—	$—	$—	$—
2021	$—	$—	$—	$—	$—	$—	$—

VIPER ENERGY, INC.
•
2024 PROXY STATEMENT 30

Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs	Deductions: Average Reported Value of Equity Awards	Additions: Average Equity Award Adjustments (a)	Average Compensation Actually Paid to Non- PEO NEOs
2023	$—	$—	$—	$—
2022	$—	$—	$—	$—
2021	$—	$—	$14,892	$14,892

Year	Year End Fair Value of Current Year Equity Awards that Remain Unvested at Year-End	Change in Fair Value of Equity Awards Granted in Prior Years that are Unvested at Year-End	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value	Total Average Equity Award Adjustments
2023	$—	$—	$—	$—	$—	$—	$—
2022	$—	$—	$—	$—	$—	$—	$—
2021	$—	$—	$—	$14,892	$—	$—	$14,892
ANALYSIS OF THE INFORMATION PRESENTED IN THE PAY VERSUS PERFORMANCE TABLES
As discussed above, during the years reported in the pay versus performance tables, we did not have any employees and all of the individuals that conducted our business, including our NEOs, were employed and compensated by Diamondback. During the years reported in the pay versus performance tables, the Company did not grant any equity awards or otherwise paid any executive compensation and, accordingly, did not align any executive compensation with Company performance or set any performance measures with respect to any compensation that was actually paid (as computed in accordance with SEC rules) to our Chief Executive Officer or other NEOs for a particular year. As a result, there is no relationship between the information presented in the pay versus performance tables and the Company’s net income, its cumulative total shareholder return, its peer group total shareholder return or any other financial performance measures of the Company. Information about the relationship between the compensation actually paid by Diamondback to Diamondback’s Chief Executive Officer and the average compensation actually paid by Diamondback to other Diamondback’s named executive officers, in each case who perform services for us as our NEOs, and certain of Diamondback’s financial performance measures is set forth in Diamondback’s 2024 proxy statement under the heading “Compensation
Tables--Pay
Versus Performance Disclosure.”
SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
The following table summarizes information about our equity compensation plans as of December 31, 2023:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans not approved by security holders (1)
Long Term Incentive Plan	84,836	$—	8,492,212

(1)
The former General Partner of the Partnership, our predecessor in the Conversion, adopted the LTIP, effective as of Jun 17, 2014, in connection with the Partnership’s initial public offering completed in June 2014, and the LTIP was subsequently amended and restated, effective as of November
 13, 2023, to give effects of the Conversion.

VIPER ENERGY, INC.
•
2024 PROXY STATEMENT 31

2023 DIRECTOR COMPENSATION

Our non-employee directors receive a combination of cash and equity compensation designed to attract and retain qualified candidates to serve on our board of directors. In setting non-employee director compensation, our board of directors considers the significant amount of time that directors spend in fulfilling their duties to the Company and our stockholders as well as the skill level required by our non-employee directors. The board, and effective as of March 8, 2024, the compensation committee, is responsible for determining the type and amount of compensation for our non-employee directors. The board engaged Meridian, as its independent compensation consultant, to assist in the annual review of non-employee director compensation with a view to provide a pay program that compensates non-employee directors near the median of our peers by providing benchmark compensation data and recommendations for non-employee director compensation program design. Employee directors are not separately compensated for their service on the board.

Any executive officer or employee of the Company or Diamondback who also serves as our director does not receive additional compensation for his or her service as our director. Directors who are not executive officers or employees of the Company or of Diamondback receive compensation as “non-employee directors” as set by our board of directors.

Each non-employee director receives a compensation package that consists of an annual cash retainer of $60,000 plus an additional annual payment of $15,000 for the chairperson and $10,000 for each other member of the audit committee and $10,000 for the chairperson and $5,000 for each other member of each other committee. In addition, each non-employee director receives an equity award of restricted stock units under the LTIP granted annually at the close of business on July 10th of each year or, if not a business day, the first business day thereafter. The number of restricted stock units awarded is calculated by dividing $100,000 by the average closing price of our common units for the five trading days immediately preceding the date of grant. The awards vest on the first anniversary of the grant date. Our directors are also reimbursed for out-of-pocket expenses in connection with attending meetings of the board of directors or its committees.

The following table sets forth the aggregate dollar amount of all fees earned to each of the non-employee directors during 2023 for their services on the board:

Name	Fees Earned or Paid in Cash($)(1)	Stock Awards ($)(2)	Total ($)
Laurie H. Argo(4)	$45,645	$97,618	$143,263
Spencer D. Armour(3) (4)	$75,000	$97,618	$172,618
Frank C. Hu(3) (4)	$75,000	$97,618	$172,618
W. Wesley Perry(3) (4)	$85,000	$97,618	$182,618
James L. Rubin(3) (4)	$60,000	$97,618	$157,618
Steven E. West(3) (4)	$60,000	$97,618	$157,618

(1)

This column reflects the value of a director’s annual retainer. Of these amounts, $18,750, $18,750, $21,250, $15,000 and $15,000 were payments made in December 2022 to Messrs. Armour, Hu, Perry, Rubin and West, respectively, for services to be performed in the first quarter of 2023. Excluded from these amounts were payments of $15,000, $17,500, $17,500, $18,750, $19,138 and $15,000 made in December 2023 to Ms. Argo and Messrs. Armour, Hu, Perry, Rubin and West, respectively, for services to be performed in the first quarter of 2024.

(2)

The amount in this column represents the aggregate grant date fair value of phantom units granted in the fiscal year calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, “Compensation—Stock Compensation.”

(3)

Each of Messrs. Armour, Hu, Perry, Rubin and West received a grant of 3,907 phantom units on July 11, 2022, which vested and settled on July 11, 2023, pursuant to the LTIP, with each unit having a grant date fair value of $25.66. Each phantom unit was the economic equivalent of one of our common units.

VIPER ENERGY, INC. • 2024 PROXY STATEMENT 32

(4)

Each of Ms. Argo and Messrs. Armour, Hu, Perry, Rubin and West received a grant of 3,863 phantom units on July 10, 2023, which will vest and settle on July 10, 2024, pursuant to the LTIP, with each unit having a grant date fair value of $25.27. Each phantom unit is the economic equivalent of one of our common units.

Mr. Stice is a director but is also an executive officer and Mr. Stice is an employee of Diamondback. Mr. Stice has received awards pursuant to the Diamondback Energy, Inc. 2021 Amended and Restated Equity Incentive Plan (the “Diamondback Equity Incentive Plan”) for his service as an executive officer or employee, respectively, and unrelated to his service as director. These awards are reflected in the tables contained in Diamondback’s 2024 proxy statement under the heading “Compensation Discussion and Analysis” and “Compensation Tables.”

Mr. Van’t Hof is a director but is also an executive officer and Mr. Van’t Hof is an employee of Diamondback. Mr. Van’t Hof has received awards pursuant to the Diamondback Equity Incentive Plan for his service as an executive officer or employee, respectively, and unrelated to his service as director. These awards are reflected in the tables contained in Diamondback’s 2024 proxy statement under the heading “Compensation Discussion and Analysis” and Compensation Tables.”

VIPER ENERGY, INC. • 2024 PROXY STATEMENT 33

STOCK OWNERSHIP

HOLDINGS OF MAJOR STOCKHOLDERS

The following table sets forth certain information regarding the beneficial ownership as of April 2, 2024 of shares of our Class A Common Stock by each person or entity known to us to be a beneficial owner of 5% or more of our Common Stock.

MAJOR STOCKHOLDER TABLE

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership		Percent of Class
Diamondback Energy, Inc.	85,431,453	(1)(2)	48.3	%(1)(2)
500 West Texas Avenue, Suite 100 Midland, Texas 79701
Wellington Management Group LLP c/o Wellington Management Company LLP 280 Congress St. Boston, MA 02210	13,490,896	(3)	14.8%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	6,877,786	(4)	7.5%
Capital World Investors 333 South Hope Street 55th Floor Los Angeles, CA 90071	5,487,692	(5)	6.0%

(1)

Beneficial ownership is determined in accordance with SEC rules. The percentage of shares beneficially owned is based on 91,423,830 shares of Class A Common Stock outstanding as of April 2, 2024. As of April 2, 2024, there were also 85,431,453 shares of Class B Common Stock outstanding, 100% of which were owned by Diamondback (either directly or through its wholly-owned subsidiary Diamondback E&P). The shares of Class B Common Stock held by Diamondback and Diamondback E&P are freely exchangeable, together with the equal number of their OpCo Units, for the same number of shares of Class A Common Stock and, as a result, are deemed outstanding for the purpose of computing the percentage of beneficial ownership of Class A Common Stock by Diamondback and Diamondback E&P, however, are not deemed outstanding for the purpose of computing the percentage ownership of each other person.

(2)

Based on Schedule 13D/A filed by Diamondback and Diamondback E&P with the SEC on March 8, 2024. Diamondback is a publicly traded company and Diamondback E&P is a wholly-owned subsidiary of Diamondback. The number of shares shown as beneficially owned by Diamondback consists of (i) 77,364,925 shares of Class B Common Stock freely exchangeable by Diamondback into shares of Class A Common Stock, together with an equal number of OpCo Units held by Diamondback and (ii) 8,066,528 shares of Class B Common Stock freely exchangeable by Diamondback E&P into shares of Class A Common Stock, together with an equal number of OpCo Units held by Diamondback E&P. Diamondback and Diamondback E&P have sole voting and dispositive power with respect to the shares of Class B Common Stock they hold. No outstanding shares of Class A Common Stock were held by Diamondback or Diamondback E&P as of April 2, 2024. The directors of Diamondback are Travis D. Stice, Steven E. West, Vincent K. Brooks, David L. Houston, Stephanie K. Mains, Mark L. Plaumann, Melanie M. Trent, Rebecca A. Klein and Frank D. Tsuru. Travis D. Stice is the sole director of Diamondback E&P.

(3)

Based solely on Schedule 13G/A jointly filed with the SEC on February 8, 2024 by Wellington Management Group LLP (“Wellington Management”), Wellington Group Holdings LLP (“Wellington Holdings”), Wellington Investment Advisors Holdings LLP (“Wellington Advisors”) and Wellington Management

VIPER ENERGY, INC. • 2024 PROXY STATEMENT 34

Company LLP (“Wellington Company”). These shares of Class A Common Stock are owned of record by clients of Wellington Company, Wellington Management Canada LLC, Wellington Management Singapore Pte Ltd, Wellington Management Hong Kong Ltd, Wellington Management International Ltd, Wellington Management Japan Pte Ltd and Wellington Management Australia Pty Ltd (collectively, the “Wellington Investment Advisers”). Wellington Advisors controls directly, or indirectly through Wellington Management Global Holdings Ltd., the Wellington Investment Advisers. Wellington Advisors is owned by Wellington Holdings, which is in turn owned by Wellington Management. The clients of the Wellington Investment Advisers have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of, such securities. No such client is known to have such right or power with respect to more than five percent of this class of securities. Each of Wellington Management, Wellington Holdings and Wellington Advisors reported shared voting power over 12,181,142 shares of Class A Common Stock and shared dispositive power over 13,490,896 shares of Class A Common Stock. Wellington Company reported shared voting power over 11,938,786 shares of Class A Common Stock and shared dispositive power over 13,001,028 shares of Class A Common Stock.
(4)

Based solely on Schedule 13G/A jointly filed with the SEC on February 13, 2024 by The Vanguard Group (“Vanguard”). Vanguard reported shared voting power over 14,520 shares of Class A Common Stock, sole dispositive power over 6,827,053 shares of Class A Common Stock and shared dispositive power over 50,733 shares of Class A Common Stock. The Vanguard Group, Inc.’s clients, including investment companies registered under the Investment Company Act of 1940 and other managed accounts, have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the securities reported herein. No one other person’s interest in the securities reported herein is more than five percent of this class of securities.

(5)

Based solely on Schedule 13G/A jointly filed with the SEC on February 9, 2024 by Capital World Investors (“CWI”). CWI reported sole voting power and sole dispositive power over 5,487,692 shares of Class A Common Stock.

HOLDINGS OF OFFICERS AND DIRECTORS

The following table sets forth certain information regarding the beneficial ownership as of April 2, 2024 of shares of our Class A Common Stock by each of our directors, by each named executive officer and by all directors and executive officers as a group.

Name of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(1)	Percent of Class
Travis D. Stice(2)	106,169	*
M. Kaes Van’t Hof(3)	35,362	*
Teresa L. Dick(4)	11,540	*
Matt Zmigrosky(5)	4,253	*
Laurie H. Argo(6)	—	—
Spencer D. Armour(6)	36,124	*
Frank C. Hu(6)	5,907	*
W. Wesley Perry(6)	68,152	*
James L. Rubin(6)	1,916	*
Steven E. West(6)	22,197	*
Directors and Executive Officers as a Group (10 persons)	291,620	*

*	Less than 1%.
(1)

Beneficial ownership is determined in accordance with SEC rules. In computing percentage ownership of each person, shares of Class A Common Stock subject to unvested restricted stock units held by that person that are vesting within 60 days of April 2, 2024, are all deemed to be beneficially owned. These shares,

VIPER ENERGY, INC. • 2024 PROXY STATEMENT 35

however, are not deemed outstanding for the purpose of computing the percentage ownership of each other person. The percentage of shares beneficially owned is based on 91,423,830 shares of Class A Common Stock outstanding as of April 2, 2024. As of April 2, 2024, there were also 85,431,453 shares of Class B Common Stock outstanding, 100% of which were owned by Diamondback (either directly or through its wholly-owned subsidiary Diamondback E&P) as of April 2, 2024. Unless otherwise indicated, all amounts exclude shares of Class A Common Stock issuable upon vesting of restricted stock units that were not vested as of April 2, 2024 and will not vest within 60 days of April 2, 2024. Except as noted, each stockholder identified in the above table and related footnotes is believed to have sole voting and sole investment power with respect to the Common Stock beneficially owned, as applicable.
(2)

All of these shares of Class A Common Stock are held by Stice Investments, Ltd. Effective as of December 31, 2023, Mr. Stice gifted an estimated 14% limited partner interest in Stice Investments, Ltd., which interest was owned by Mr. Stice as of that date as his sole and separate property, to the Stice 2023 Family Trust, of which Mr. Stice’s spouse is the sole trustee and primary beneficiary and his adult children are secondary beneficiaries, pursuant to the gift assignment executed on December 14, 2023 and effective as of December 31, 2023, subject to the third party valuation of the fair market value of the gifted interest as of December 31, 2023. Stice Investments, Ltd. is managed by Stice Management, LLC, its general partner. Mr. Stice and his spouse hold 100% of the membership interests in Stice Management, LLC, of which Mr. Stice is the manager. Mr. Stice may be deemed to share beneficial ownership of securities beneficially owned by his spouse and, as a result, shares subject to the gift may be deemed to be indirectly beneficially owned by Mr. Stice following the gift. Mr. Stice disclaims beneficial ownership of the shares subject to the gift, except to the extent of his actual pecuniary interest therein. Excludes 20,870 performance-based restricted stock units granted to Mr. Stice on March 1, 2024 that are subject to the satisfaction of certain stockholder return performance conditions relative to Viper’s TSR performance peer group during the three-year performance period ending on December 31, 2026.

(3)

Excludes 20,870 performance-based restricted stock units granted on March 1, 2024 that are subject to the satisfaction of certain stockholder return performance conditions relative to Viper’s TSR performance peer group during the three-year performance period ending on December 31, 2026.

(4)

Excludes 6,957 performance-based restricted stock units granted on March 1, 2024 that are subject to the satisfaction of certain stockholder return performance conditions relative to Viper’s TSR performance peer group during the three-year performance period ending on December 31, 2026.

(5)

Excludes 6,957 performance-based restricted stock units granted on March 1, 2024 that are subject to the satisfaction of certain stockholder return performance conditions relative to Viper’s TSR performance peer group during the three-year performance period ending on December 31, 2026.

(6)	Excludes 3,863 unvested restricted stock units that will vest on July 10, 2024.

VIPER ENERGY, INC. • 2024 PROXY STATEMENT 36

The following table sets forth certain information regarding the beneficial ownership as of April 2, 2024 of shares of common stock of Diamondback by each of our directors, by each named executive officer and by all directors and executive officers as a group.

Name of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(1)	Percent of Class
Travis D. Stice(2)	422,968	*
M. Kaes Van’t Hof(3)	167,038	*
Teresa L. Dick(4)	89,397	*
Matt Zmigrosky(5)	38,310	*
Laurie H. Argo	—	—
Spencer D. Armour	—	—
Frank C. Hu	—	—
W. Wesley Perry	—	—
James L. Rubin	—	—
Steven E. West(6)	3,573	*
Directors and Executive Officers as a Group (10 persons)	721,286	*

*	Less than 1%.
(1)

Beneficial ownership is determined in accordance with SEC rules. In computing percentage ownership of each person, (i) shares of common stock subject to options held by that person that are exercisable as of April 2, 2024 and (ii) shares of common stock subject to restricted stock units held by that person that are exercisable or vesting within 60 days of April 2, 2024, are all deemed to be beneficially owned. These shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of each other person. The percentage of shares beneficially owned is based on 178,340,367 shares of common stock outstanding as of April 2, 2024. Unless otherwise indicated, all amounts exclude shares issuable upon the exercise of outstanding options and vesting of restricted stock units that are not exercisable and/or vested as of April 2, 2024 or within 60 days of April 2, 2024. Except as noted, each stockholder in the above table is believed to have sole voting and sole investment power with respect to the shares of common stock beneficially held.

(2)

All of these shares are held by Stice Investments, Ltd. Effective as of December 31, 2023, Mr. Stice gifted an estimated 14% limited partner interest in Stice Investments, Ltd., which interest was owned by Mr. Stice as of that date as his sole and separate property, to the Stice 2023 Family Trust, of which Mr. Stice’s spouse is the sole trustee and primary beneficiary and his adult children are secondary beneficiaries, pursuant to the gift assignment executed on December 14, 2023 and effective as of December 31, 2023, subject to the third party valuation of the fair market value of the gifted interest as of December 31, 2023. Stice Investments, Ltd. is managed by Stice Management, LLC, its general partner. Mr. Stice and his spouse hold 100% of the membership interests in Stice Management, LLC, of which Mr. Stice is the manager. Mr. Stice may be deemed to share beneficial ownership of securities beneficially owned by his spouse and, as a result, shares subject to the gift may be deemed to be indirectly beneficially owned by Mr. Stice following the gift. Mr. Stice disclaims beneficial ownership of the shares subject to the gift, except to the extent of his actual pecuniary interest therein. Excludes (i) 9,002 restricted stock units that are scheduled to vest on March 1, 2025 (ii) 14,640 restricted stock units granted on March 1, 2024 that are scheduled to vest in two remaining substantially equal annual installments beginning on March 1, 2025, and (iii) 2,583 restricted stock units granted on August 24, 2022 that are scheduled to vest on May 28, 2024. Also excludes (i) 41,524 performance-based restricted stock units awarded to Mr. Stice on March 1, 2022 that are subject to the satisfaction of certain stockholder return performance conditions relative to Diamondback’s TSR performance peer group during the three-year performance period ending on December 31, 2024 (ii) 40,509 performance-based restricted stock units awarded to Mr. Stice on March 1, 2023 that are subject to the satisfaction of certain stockholder return performance conditions relative to Diamondback’s TSR performance peer group during the three-year performance period ending on December 31, 2025, and (iii)

VIPER ENERGY, INC. • 2024 PROXY STATEMENT 37

32,943 performance-based restricted stock units awarded to Mr. Stice on March 1, 2024 that are subject to the satisfaction of certain stockholder return performance conditions relative to Diamondback’s TSR performance peer group during the three-year performance period ending on December 31, 2026.
(3)

Excludes (i) 4,048 restricted stock units that are scheduled to vest on March 1, 2025, (ii) 6,006 restricted stock units granted on March 1 2024 that are scheduled to vest in two remaining substantially equal annual installments beginning on March 1, 2025, (iii) 8,790 restricted stock units that are scheduled to vest in five equal annual installments beginning on March 1, 2025, (iv) 25,829 restricted stock units granted on August 24, 2022 that are scheduled to vest on May 28, 2024, (v) 13,183 performance-based restricted stock units awarded to Mr. Van’t Hof on March 1, 2019 that are subject to the satisfaction of certain stockholder return performance conditions relative to Diamondback’s TSR performance peer group during the three-year performance period ending on December 31, 2021 and are scheduled to vest in five equal annual installments beginning on March 1, 2025, (vi) 17,302 performance-based restricted stock units awarded to Mr. Van’t Hof on March 1, 2022 that are subject to the satisfaction of certain stockholder return performance conditions relative to Diamondback’s TSR performance peer group during the three-year performance period ending on December 31, 2024, (vii) 18,218 performance-based restricted stock units awarded to Mr. Van’t Hof on March 1, 2023 that are subject to the satisfaction of certain stockholder return performance conditions relative to Diamondback’s TSR performance peer group during the three-year performance period ending on December 31, 2025, and (viii) 13,515 performance-based restricted stock units awarded to Mr. Van’t Hof on March 1, 2024 that are subject to the satisfaction of certain stockholder return performance conditions relative to Diamondback’s TSR performance peer group during the three-year performance period ending on December 31, 2026.

(4)

Excludes (i) 2,048 restricted stock units that are scheduled to vest on March 1, 2025, (ii) 3,078 restricted stock units granted on March 1, 2024 that are scheduled to vest in two remaining substantially equal annual installments beginning on March 1, 2025, and (iii) 1,291 restricted stock units granted on August 24, 2022 that are scheduled to vest on May 28, 2024. Also excludes (i) 9,228 performance-based restricted stock units awarded to Ms. Dick on March 1, 2022 which awards are subject to the satisfaction of certain stockholder return performance conditions relative to Diamondback’s TSR performance peer group during the three-year performance period ending on December 31, 2024, (ii) 9,216 performance-based restricted stock units awarded to Ms. Dick on March 1, 2023 that are subject to the satisfaction of certain stockholder return performance conditions relative to Diamondback’s TSR performance peer group during the three-year performance period ending on December 31, 2025, and (iii) 6,926 performance-based restricted stock units awarded to Ms. Dick on March 1, 2024 that are subject to the satisfaction of certain stockholder return performance conditions relative to Diamondback’s TSR performance peer group during the three-year performance period ending on December 31, 2026.

(5)

Excludes (i) 2,381 restricted stock units that are scheduled to vest on March 1, 2025, (ii) 3,754 restricted stock units granted on March 1, 2024 that are scheduled to vest in two approximately equal annual installments beginning on March 1, 2025, and (iii) 517 restricted stock units granted on August 24, 2022 that are scheduled to vest on May 28, 2024. Also excludes (i) 9,228 performance-based restricted stock units awarded to Mr. Zmigrosky on March 1, 2022 that are subject to the satisfaction of certain stockholder return performance conditions relative to Diamondback’s TSR performance peer group during the three-year performance period ending on December 31, 2024, (ii) 10,717 performance-based restricted stock units awarded to Mr. Zmigrosky on March 1, 2023 that are subject to the satisfaction of certain stockholder return performance conditions relative to Diamondback’s TSR performance peer group during the three-year performance period ending on December 31, 2025, and (iii) 8,447 performance-based restricted stock units awarded to Mr. Zmigrosky on March 1, 2024 that are subject to the satisfaction of certain stockholder return performance conditions relative to Diamondback’s TSR performance peer group during the three-year performance period ending on December 31, 2026.

(6)	Excludes 1,527 restricted stock units, which will vest on the earlier of June 8, 2024 and the date of the 2024 annual meeting of stockholders.

VIPER ENERGY, INC. • 2024 PROXY STATEMENT 38

STOCK PERFORMANCE GRAPH

Our stock performance graph proving a comparison of our cumulative TSR during the five-year period beginning on December 31, 2018, the last trading before the beginning of our fifth preceding fiscal year, through December 29, 2023 is included in our most recent Annual Report on Form 10-K, filed with the SEC on February 22, 2024, which information is incorporated herein by reference.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

REVIEW AND APPROVAL OF RELATED PARTY TRANSACTIONS

Following the Conversion, our board of directors has adopted a written policy regarding related party transactions. Under the policy, the audit committee reviews and approves all relationships and transactions in which we and our directors, director nominees and executive officers and their immediate family members, as well as holders of more than 5% of any class of our voting securities and their immediate family members, have a direct or indirect material interest. The policy provides that, the following do not create a material direct or indirect interest on behalf of the related party and are therefore not related party transactions:

•	a transaction involving compensation of directors;

•

a transaction involving compensation of an executive officer or involving an employment agreement, severance arrangement, change in control provision or agreement or special supplemental benefit of an executive officer;

•	a transaction with a related party involving less than $120,000;

•

a transaction in which the interest of the related party arises solely from the ownership of a class of our equity securities and all holders of that class receive the same benefit on a pro rata basis;

•

a transaction involving indemnification payments and payments under directors and officers indemnification insurance policies made pursuant to our certificate of incorporation or bylaws or pursuant to any policy, agreement or instrument of the Company or to which the Company is bound; and

•	a transaction in which the interest of the related party arises solely from indebtedness of a 5% stockholder or an “immediate family member” of a 5% stockholder.

The policy supplements the conflict of interest provisions in our Code of Business Conduct and Ethics.

Although our management believes that the terms of the related party transactions described below are reasonable, it is possible that we could have negotiated more favorable terms for such transactions with unrelated third parties.

Payments to Diamondback, our Former General Partner and Their Respective Affiliates under the Partnership Agreement Pre-Conversion and Services and Secondment Agreement Post-Conversion

Prior to the Conversion completed on November 13, 2023, under the terms of our partnership agreement, we were required to reimburse the General Partner for all direct and indirect expenses incurred or paid on our behalf and all other expenses allocable to us or otherwise incurred by the General Partner in connection with operating our business. Similarly, under the Services and Secondment Agreement, adopted on November 2, 2023 and effective as the effective time of the Conversion, we are required to reimburse Diamondback for all reasonable costs and expenses (including administrative costs) Diamondback incurs and payments Diamondback makes on our behalf in connection with providing services to us under the Services and Secondment Agreement. The partnership agreement did not set a limit on the amount of expenses for which the former General Partner and its affiliates were reimbursed, which were determined by the former General Partner and, except as discussed under the heading “Compensation Discussion and Analysis—Executive Compensation Policy and Objectives,”

VIPER ENERGY, INC. • 2024 PROXY STATEMENT 39

Diamondback is entitled to reimbursement by us for the services provided by Diamondback under the Services and Secondment Agreement in substantially the same manner as under the partnership agreement. The reimbursable expenses include salary, bonus, incentive compensation and other amounts paid to persons who perform services for us or on our behalf and other expenses allocated to us in connection with such services.

For the year ended December 31, 2023, the General Partner pre-Conversion and Diamondback post-Conversion received an aggregate of $4.2 million in reimbursements from us.

Dividends paid to Diamondback and Diamondback E&P

Diamondback and Diamondback E&P are entitled to receive their pro rata portion of (i) the dividends we make on our Class A Common Stock (or, prior to the Conversion, distributions we made on our common units), to the extent they hold any such common equity on the record date set for that purpose by the board of directors, and (ii) the distributions the Operating Company makes in respect of the OpCo Units. Following the secondary underwritten public offering of Class A Common Stock completed by Diamondback on March 8, 2024, Diamondback held no shares of Class A Common Stock. Under the terms of our certificate of incorporation, we are required to pay a quarterly preferred dividend in respect of our Class B Common Stock, all of which is held by Diamondback and Diamondback E&P, in the aggregate amount of $20,000 per quarter, which is consistent with the Partnership’s pre-Conversion preferred distribution requirement. Other than that preferred dividend requirement, we are not required to pay dividends to our stockholders on a quarterly or other basis, and declaration of any other dividends in the future will be solely in the discretion of our board of directors. During the year ended December 31, 2023, Diamondback received dividends from us and distributions from the Operating Company in the aggregate amount of $196.0 million.

Registration Rights Agreement and Exchange Agreement

On June 23, 2014, in connection with its initial public offering, the Partnership entered into a registration rights agreement with Diamondback, which registration rights agreement was subsequently amended and restated on May 9, 2018 in connection with the Partnership’s recapitalization transaction completed on May 10, 2023 and was further amended and restated on November 10, 2023 in connection with the Conversion completed on November 13, 2023 (as so amended and restated, the “Registration Rights Agreement”), Pursuant to the Registration Rights Agreement, (i) Diamondback has certain demand registration rights with respect to our securities held by it or its subsidiaries and (ii) we agreed to (A) file with the SEC, as soon as reasonably practicable, but in no event more than 90 days following the receipt of a demand notice by Diamondback, a shelf registration statement registering for resale the shares of Class A Common Stock held by the selling stockholders and any Class A common stock received by the selling stockholders upon exchange of their shares of Class B Common Stock, together with the equal number of their OpCo Units, (B) cause such shelf registration statement to be declared effective promptly thereafter and (C) cause such securities to be listed on The Nasdaq Global Select Market. We also agreed to use our commercially reasonable efforts to cause such registration statement to be continuously effective, supplemented and amended to the extent necessary to ensure that it is available for the resale of the shares of our Class A Common Stock by the selling stockholders until the shares covered by such registration statement have ceased to be Registrable Securities (as such term is defined in the Registration Rights Agreement). Our obligations to keep the shelf registration statement effective will terminate upon the date when there shall no longer be any such Registrable Securities outstanding. Pursuant to the terms of the Registration Rights Agreement, we agreed to indemnify the selling stockholders against certain liabilities and the selling stockholders have agreed to indemnify us against certain liabilities, which may arise from any written information furnished to us by the selling stockholders expressly for use in any testing-the-waters communication, registration statement, any preliminary prospectus or prospectus supplement, free writing prospectus or final prospectus or prospectus supplement, or any amendment or supplement thereof.

On March 5, 2024, in connection with Diamondback’s’ exercise of certain rights under the Registration Rights Agreement, we filed our registration statement on Form S-3ASR registering for resale up to an aggregate of

VIPER ENERGY, INC. • 2024 PROXY STATEMENT 40

98,656,453 shares of our Class A Common Stock beneficially owned at the time of such filing by Diamondback and Diamondback E&P, and on March 8, 2024, Diamondback sold an aggregate of 13,225,000 shares of Class A Common Stock in an underwritten public offering, which offering included shares of the Class A Common Stock received by Diamondback upon Diamondback’s exercise (immediately prior to the closing of the secondary offering) of its exchange right under the terms and conditions of that certain exchange agreement, initially entered by the Partnership with Diamondback in connection with the recapitalization transaction completed on May 10, 2018 and amended and restated in connection with the Conversion completed on November 13, 2023 (as so amended and restated, the “Exchange Agreement”). Under the terms and conditions of the Exchange Agreement, Diamondback and Diamondback E&P have the right to exchange their shares of Class B Common Stock, together with the equal number of their OpCo Units, for the same number of shares of Class A Common Stock upon delivery of notice of redemption to us.

Pursuant to the Registration Rights Agreement, we paid all expenses relating to such registration of shares of Class A Common Stock by Diamondback and Diamondback E&P and all of the expenses of the secondary offering completed on March 8, 2024, except that Diamondback paid the underwriting discounts and commissions and its attorney’s fees. Our estimated expenses in connection with Diamondback’s secondary offering and the filing of the related registration statement were approximately $1.0 million.

Tax Sharing Agreement

In connection with the closing of the Partnership’s initial public offering, we entered into a tax sharing agreement with Diamondback, dated June 23, 2014, which was amended and restated on November 10, 2023 in connection with Conversion completed on November 13, 2023 (as so amended and restated, the “Tax Sharing Agreement”). Under the terms and conditions of the Tax Sharing Agreement, we agreed to reimburse Diamondback for our share of state and local income and other taxes for which our results are included in a combined or consolidated tax return filed by Diamondback with respect to taxable periods including or beginning on June 23, 2014. The amount of any such reimbursement is limited to the tax that we would have paid had we not been included in a combined group with Diamondback. Diamondback may use its tax attributes to cause its combined or consolidated group, of which we may be a member for this purpose, to owe less or no tax. In such a situation, we agreed to reimburse Diamondback for the tax we would have owed had the tax attributes not been available or used for our benefit, even though Diamondback had no cash tax expense for that period. For the year ended December 31, 2023, we recognized $2.6 million of state income tax expense payable under the Tax Sharing Agreement.

Lease Bonus Payments

During the year ended December 31, 2023, Diamondback paid us $107.8 million in lease bonus payments for ten new leases and two lease extensions from Viper.

Surface Use

Diamondback periodically pays us for surface use charges and right of way easements related to properties that Diamondback leases from us. During the year ended December 31, 2023, Diamondback paid us $0.6 million for such purposes.

Drop Down

On March 8, 2023, we acquired certain mineral and royalty interests from subsidiaries of Diamondback for approximately $74.5 million in cash, including customary closing adjustments for net title benefits (the “Drop Down”). The mineral and royalty interests acquired in the Drop Down represent approximately 660 net royalty acres in Ward County in the Southern Delaware Basin, 100% of which are operated by Diamondback, and have an average net royalty interest of approximately 7.2% and current production of approximately 300 BO/d. We

VIPER ENERGY, INC. • 2024 PROXY STATEMENT 41

funded the Drop Down through a combination of cash on hand and borrowings under the Operating Company’s revolving credit facility. The Drop Down was accounted for as a transaction between entities under common control with the properties acquired recorded at Diamondback’s historical carrying value on our consolidated balance sheet. The historical carrying value of the properties approximated the Drop Down purchase price.

Purchase of Common Units by Diamondback

On September 4, 2023 the Partnership entered into a Common Unit Purchase Agreement with Diamondback, under which Diamondback granted the Partnership the right to cause Diamondback to purchase from the Partnership up to 7,215,007 common units. On October 31, 2023, the Partnership exercised its rights under the Common Unit Purchase Agreement and issued 7,215,007 common units (which were converted into the same number of shares of Class A Common Stock in the Conversion) to Diamondback at a price of $27.72 per unit for total net proceeds of approximately $200.0 million. The net proceeds of this common unit issuance were used to fund a portion of the cash consideration for the GRP Acquisition discussed above.

VIPER ENERGY, INC. • 2024 PROXY STATEMENT 42

PROPOSAL 2: APPROVE, ON AN ADVISORY BASIS, THE COMPANY’S EXECUTIVE COMPENSATION

In accordance with Section 14A of the Exchange Act, our board of directors is providing our stockholders with a non-binding advisory vote on the Company’s executive compensation structure as reported in this proxy statement, or “say on pay” vote. The Company’s stockholders are being asked to vote on the following resolution:

“RESOLVED, that the compensation structure with respect to the Company’s named executive officers as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby approved.”

While the vote on executive compensation is non-binding and solely advisory in nature, our board of directors and the compensation committee will review and consider the “say on pay” voting results when making future decisions regarding our executive compensation program. The next “say on pay” vote is expected to take place at our 2025 Annual Meeting, assuming our stockholders approve, on an advisory basis, that the frequency of the vote on the compensation paid to the Company’s named executive officers will be held on an annual basis, as recommended by our board of directors.

BOARD VOTING RECOMMENDATION

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPANY’S EXECUTIVE COMPENSATION STRUCTURE AS REPORTED IN THIS PROXY STATEMENT.

VIPER ENERGY, INC. • 2024 PROXY STATEMENT 43

PROPOSAL 3: APPROVE, ON AN ADVISORY BASIS, THE FREQUENCY OF ADVISORY STOCKHOLDER VOTE ON THE COMPANY’S EXECUTIVE COMPENSATION

WHAT AM I VOTING ON?

In accordance with Section 14A of the Exchange Act, our board of directors is also providing our stockholders with a non-binding advisory vote on whether future advisory votes on executive compensation of the nature reflected in Proposal 2 should be held every year, every two years or every three years. While this vote is non-binding and solely advisory in nature, our board of directors and the compensation committee will carefully review and consider the voting results when determining the frequency of future advisory votes on executive compensation.

Our board of directors believes that a frequency of “every year” for the advisory vote on executive compensation is an appropriate interval for conducting and responding to a “say on pay” vote. An annual approach provides regular input by stockholders and allows the Company to evaluate the effects of such input on executive compensation on a consistent basis.

The enclosed proxy card gives stockholders four choices for voting on this item. Stockholders can choose whether the advisory vote on executive compensation should be conducted every year, every two years or every three years. Stockholders may also abstain from voting on this item. Stockholders are not voting to approve or disapprove the board of directors’ recommendation on this item.

WHAT VOTE IS REQUIRED TO APPROVE THIS PROPOSAL?

With respect to this proposal, stockholders will be able to choose among four options, namely whether future stockholder votes to approve executive compensation should occur every year, every two years or every three years, or whether the stockholder abstains from voting. The affirmative vote of a majority of the votes cast by the stockholders present in person or represented by proxy at the Annual Meeting and entitled to vote thereon, in favor of one of the voting options contemplated by this proposal is required to approve, on an advisory basis, this proposal. If one of the voting options is not adopted by the required vote of the stockholders, our board of directors will evaluate the votes cast for each of the voting options and will deem the voting option receiving the greatest number of votes to be the voting option approved by the stockholders.

Only votes in favor of one of the voting options contemplated by this proposal will be counted as votes cast and abstentions and broker non-votes will not be counted for voting purposes.

WHAT DOES THE BOARD OF DIRECTORS RECOMMEND?

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE OPTION OF” EVERY YEAR” FOR FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION.

VIPER ENERGY, INC. • 2024 PROXY STATEMENT 44

PROPOSAL 4: APPROVE THE COMPANY’S 2024 AMENDED AND RESTATED LONG TERM INCENTIVE PLAN

WHAT AM I VOTING ON?

You are voting on a proposal to approve the Company’s 2024 Amended and Restated Long Term Incentive Plan.

After careful consideration, on April 19, 2024, our board of directors unanimously adopted, subject to stockholder approval, our 2024 Amended and Restated Long Term Incentive Plan, amending and restating our Amended and Restated 2014 Long Term Incentive Plan, which we refer to as the LTIP or the Plan. If approved by our stockholders, the amendment and restatement of the Plan will do the following:

•	Extend the expiration date of the Plan from June 17, 2024 to June 4, 2034.

WHAT VOTE IS REQUIRED TO APPROVE THIS PROPOSAL?

Approval of the 2024 Amended and Restated Long Term Incentive Plan requires the affirmative “FOR” vote of a majority of the votes cast by the stockholders present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. Only votes for or against Proposal 4 will be counted as votes cast, and abstentions and broker non-votes will not be counted for voting purposes.

Rationale for Approval

The Plan was originally effective June 17, 2014, before the Partnership’s initial public offering. Effective as of November 13, 2023, the board of directors adopted an amendment and restatement of the Plan in connection with the conversion of the Partnership from a Delaware limited partnership to a Delaware corporation completed on November 13, 2023, and effective as of February 11, 2024, the board of directors of the Company adopted an amendment to the Plan clarifying that Diamondback’s pending merger transaction with Endeavor Energy Resources, L.P. will not constitute a change in control under the Plan.

The purpose of the Plan is to enable our Company to obtain and retain the services of the types of employees, consultants and directors who will contribute to our long-range success and to provide incentives that are linked directly to increases in share value, which will inure to the benefit of all of our stockholders.

As of April 1, 2024, approximately 8,260,186 shares remained available for issuance under the Plan. The Plan is the only plan pursuant to which we can grant equity awards. If this amendment and restatement is not approved, the Plan will expire on June 17, 2024 and we will no longer be able to grant equity-based compensation awards after that date. The amendment and restatement of the Plan will extend the term of the Plan to June 4, 2034, but will not increase the Plan’s share reserve or increase potential dilution from the Plan.

Burn Rate

The “burn rate” measures the potential dilutive effect of our annual equity awards. The annual burn rate expresses the amount of stock awards a company grants annually relative to its shares of common stock outstanding, by dividing the number of shares granted during the applicable fiscal year by the weighted average number of shares outstanding for that year.

VIPER ENERGY, INC. • 2024 PROXY STATEMENT 45

The following table provides information on the annual burn rate and the three-year burn rate for the past three fiscal years:

Shares Awarded Under Amended and Restated 2014 Long Term Incentive Plan

Year	Shares Subject to Options	Shares Subject to RSU Awards	Total Adjusted Shares(1)	Weighted Average Number of Shares Outstanding	Burn Rate (%)
2023	—	84,836	212,090	74,176,000	0.29%
2022	—	113,494	283,735	75,612,000	0.38%
2021	—	136,879	342,198	68,319,000	0.50%
Average	—	111,736	279,341	72,702,333	0.38%

(1)	Applying the ISS assigned premium multiplier of 2.5x to full value awards granted under the Equity Incentive Plan.

Summary of the Plan as Amended and Restated

The following is a summary of the material terms of the 2024 Amended and Restated Long Term Incentive Plan. This summary is qualified in its entirety by reference to the Plan as amended and restated. A copy of the 2024 Amended and Restated Long Term Incentive Plan is attached as Appendix A to this proxy statement.

Effective Date and Duration

If the stockholders approve the amendment and restatement of the Plan, it will become effective as of June 4, 2024, and remain in effect until June 4, 2034, unless otherwise terminated earlier by the board of directors. No awards may be granted under the Plan after its termination date, but awards granted before the Plan’s termination will continue to be effective in accordance with their respective terms and conditions.

Administration

Until March 8, 2024, the Plan was administered by the board of directors (and prior to the Conversion, by the GP Board) pursuant to its terms and all applicable state, federal, or other rules or laws. In connection with the formation of the compensation committee on March 8, 2024, our board of directors delegated this authority to the compensation committee comprised of all independent directors. The plan administrator has the power to determine to whom and when awards will be granted, determine the amount of awards (measured in cash or in shares of our common units), proscribe and interpret the terms and provisions of each award agreement (the terms of which may vary), accelerate the vesting provisions associated with an award, delegate duties under the Plan and execute all other responsibilities permitted or required under the Plan.

Eligibility

The plan administrator may grant awards under the Plan to employees, consultants and directors of our Company and its affiliates. As of April 1, 2024, we had approximately 19 employees seconded to us by Diamondback under the Services and Secondment Agreement and six non-employee directors who received awards under the Plan. Consultants do not receive awards pursuant to our current equity compensation program.

Share Reserve

Subject to adjustments for certain changes in corporate capitalization, the maximum number of shares of common stock authorized for issuance under awards granted under the Plan (the “share reserve”) is 9,144,000

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shares. Shares covered by awards that expire or otherwise terminate without having been exercised in full or that are forfeited or repurchased by us will again be available for future awards under the Plan. In addition, shares used or withheld to satisfy the exercise price or tax withholding obligations will not be counted against the share reserve and will be available for future awards under the Plan.

Types of Awards under the Plan

STOCK OPTIONS

The plan administrator may grant “nonstatutory” stock options that are not intended to qualify as incentive stock options under Section 422 of the Code. Employees, directors and consultants may be granted nonstatutory stock options. Options granted under the Plan will vest as determined by the plan administrator and have a term of ten years, unless otherwise specified by the plan administrator in the option agreement. The plan administrator determines the methods and form of payment for the exercise price per share on exercise of a stock option. Stock options generally are not transferable except by will or the laws of descent and distribution, unless the plan administrator provides otherwise (and solely with respect to transfers to certain family members and estate planning vehicles).

RESTRICTED AWARDS

Restricted awards may be in the form of restricted stock awards or restricted stock units. A restricted stock award consists of shares of our common stock that generally are non-transferable and subject to forfeiture or other restrictions imposed by the plan administrator. Any certificates representing shares of restricted stock that are registered in a participant’s name will bear an appropriate legend referring to the applicable terms, conditions and restrictions, and may be retained in the Company’s possession until all applicable restrictions have lapsed. A restricted stock unit award represents the right to receive a specified number of shares of our common stock, or a cash payment equal to the fair market value of a specified number of shares of our common stock as of a specified date, subject to any vesting or other restrictions deemed appropriate by the plan administrator. Restrictions on restricted awards may lapse separately or in combination, at such times, in such circumstances, in installments or otherwise as determined by the plan administrator. If a participant terminates employment or services during the restricted period, then any unvested restricted award will be forfeited except as otherwise provided in the award agreement. The plan administrator may waive any restrictions or forfeiture conditions relating to a restricted award. Restricted stock units will be settled at the time designated by the plan administrator in the award agreement, in the form of cash or shares of common stock, or in a combination of both, as provided by the plan administrator in the award agreement.

PERFORMANCE AWARDS

Performance awards entitle the recipient to vest in or acquire shares of common stock or in the right to receive a specified number of shares of common stock, a cash payment equal to the fair market value of a specified number of shares as of a specified date, or a combination of shares and cash, upon the attainment of specified performance goals. Performance awards may be granted independent of or in connection with the granting of any other award under the Plan. Performance goals are established by the plan administrator based on one or more business criteria that apply to the participant, a business unit, or us and our affiliates. Performance goals may be objective or subjective. Performance awards are non-transferable and generally terminate on a participant’s termination of service during the service period.

STOCK APPRECIATION RIGHTS

Stock appreciation rights may be granted independent of or in tandem with any option under the Plan. The strike price of a stock appreciation right is determined by the plan administrator, but as a general rule will not be less than the fair market value of our common stock on the date of grant. The strike price of a stock appreciation right

VIPER ENERGY, INC. • 2024 PROXY STATEMENT 47

granted in tandem with an option is the same as the exercise price of the option. A stock appreciation right generally entitles the holder to receive, on exercise, the excess of the fair market value of a share of our common stock on the date of exercise over the strike price, multiplied by the number of shares for which the right is exercised. Generally, stock appreciation rights granted under the Plan will have a term of ten years. Payment may be made in cash, delivery of stock or a combination of cash and stock as determined by the plan administrator. Stock appreciation rights may not be sold, assigned, transferred, pledged or otherwise encumbered.

Other Provisions of the Plan

CAPITALIZATION ADJUSTMENTS

In the event of certain corporate events or changes in our common stock, the plan administrator will proportionally adjust awards, the number and class of shares available under the and the maximum number of shares that may be granted under awards to any participant in a calendar year as it determines to be appropriate.

CHANGE IN CONTROL AND OTHER CORPORATE TRANSACTIONS

Upon a “change in control” (as defined in the Plan), the plan administrator may, in its discretion, (i) remove any forfeiture restrictions applicable to an award, (ii) accelerate the time of exercisability or vesting of an award, (iii) require awards to be surrendered in exchange for a cash payment, (iv) cancel unvested awards without payment or (v) make adjustments to awards as the plan administrator deems appropriate to reflect the change in control.

TAX WITHHOLDING

We may deduct or withhold, or require a participant to remit, an amount sufficient to satisfy any taxes required by law or regulation to be withheld with respect to any award under the Plan. This includes the authority to withhold or receive shares of common stock and to make cash payments or require participants to make cash payments in satisfaction of participant tax obligations.

CLAWBACK OR RECOUPMENT

Awards granted under the Plan are subject to the Company’s clawback policy.

U.S. Federal Tax Consequences of Awards under the 2024 Amended and Restated Long Term Incentive Plan

The following is a brief summary of certain federal income tax consequences relating to awards granted under the Plan. This summary does not purport to address all aspects of federal income taxation and does not describe state, local, or foreign tax consequences. This discussion is based upon provisions of the Code and the Treasury regulations issued thereunder, and judicial and administrative interpretations under the Code and regulations, all as in effect as of the date hereof, and all of which are subject to change (possibly on a retroactive basis) or different interpretation.

STOCK OPTIONS

Stock options granted under the Plan will not qualify as incentive stock options under Section 422 of the Code and will be nonstatutory stock options. A participant generally will not recognize any taxable income, and we will not be entitled to a tax deduction, on the grant of an option. On exercise of a nonstatutory stock option a participant generally will recognize ordinary taxable income equal to the excess of the fair market value of the acquired common stock on the exercise date over the exercise price paid for those shares. Subject to satisfying applicable reporting requirements and any deduction limitations under the Code (discussed below), we should be entitled to a corresponding income tax deduction.

VIPER ENERGY, INC. • 2024 PROXY STATEMENT 48

RESTRICTED STOCK AND PERFORMANCE STOCK

A participant who receives a restricted stock award, including performance stock, generally will recognize ordinary income only when the shares are no longer subject to forfeiture or restrictions, in an amount equal to the fair market value of the shares of restricted stock at the time of vesting. However, a participant may make an election under Section 83(b) of the Code at the time of grant to recognize ordinary income on the grant date equal to the fair market value of such shares (determined without regard to the restrictions on such shares) on the grant date. If a participant does not make a Section 83(b) election, the participant will recognize as ordinary income any dividends received with respect to shares of restricted stock. Subject to satisfying applicable income reporting requirements and any applicable deduction limitation under the Code, we should be entitled to a corresponding income tax deduction at the same time as the participant recognizes ordinary income. When the participant sells the shares, any gain (or loss) realized by the participant will be treated as either short-term or long-term capital gain (or loss) depending on the holding period. For purposes of determining any gain or loss realized, the participant’s tax basis will be the amount previously taxable as ordinary income for such shares.

RESTRICTED STOCK UNITS AND PERFORMANCE UNITS

The grant of a restricted stock unit award, including performance units, will not result in taxable income to the participant. The participant generally will recognize ordinary income when the award is settled in an amount equal to the fair market value of the shares or the amount of any cash received on the date of settlement. Subject to satisfying applicable income reporting requirements and any deduction limitations under the Code, we should be entitled to a corresponding income tax deduction. The participant’s disposition of any shares received on settlement of a restricted stock unit will result in capital gain (or loss) on the difference between the disposition price and the amount recognized as income at settlement, and will be long-term or short-term depending on the holding period.

STOCK APPRECIATION RIGHTS

The grant or vesting of a stock appreciation right generally will not result in taxable income to a participant. The participant will recognize ordinary taxable income on exercise of the right equal to the amount of cash received or the fair market value of shares received. Subject to satisfying applicable income reporting requirements and any deduction limitations under the Code, we should be entitled to a corresponding income tax deduction. The participant’s disposition of any shares received on exercise of a stock appreciation right will result in capital gain (or loss) on the difference between the disposition price and the amount recognized as income at exercise, and will be long-term or short-term depending on the holding period.

DEDUCTION LIMIT AND OTHER TAX MATTERS

Section 162(m) of the Code generally prohibits us from deducting annual compensation exceeding $1 million per person to our NEOs and other “covered employees” as defined in Section 162(m).

Section 409A of the Code imposes complex rules on nonqualified deferred compensation arrangements. Generally, Section 409A of the Code should not apply to awards under the Plan, but may apply in some cases to restricted stock units and performance units. For such awards subject to Section 409A of the Code, certain key employees of the Company may experience a six-month delay in the settlement of such awards.

Under certain circumstances, the granting or enhancement of awards, the accelerated vesting or exercise of stock options or the accelerated lapse of restrictions with respect to other awards in connection with a change in control (as defined in the ) could be deemed an “excess parachute payment” under the golden parachute tax provisions of Section 280G of the Code. To the extent this happens, the participant could be subject to a 20% excise tax, and the Company could be denied a federal income tax deduction.

VIPER ENERGY, INC. • 2024 PROXY STATEMENT 49

New Plan Benefits

Because future awards under the Plan will be granted in amounts and to persons in the sole discretion of the plan administrator, the type, number, recipients and other terms of such awards cannot be determined at this time. Therefore, we have omitted the tabular disclosure of the benefits or amounts allocated under the Plan.

WHAT DOES THE BOARD OF DIRECTORS RECOMMEND?

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE 2024 AMENDED AND RESTATED LONG TERM INCENTIVE PLAN.

VIPER ENERGY, INC. • 2024 PROXY STATEMENT 50

PROPOSAL 5: RATIFY THE APPOINTMENT OF OUR INDEPENDENT AUDITORS

WHAT AM I VOTING ON?

You are voting on a proposal to ratify the appointment of Grant Thornton LLP, or Grant Thornton, as our independent auditors for fiscal year 2024. The audit committee has appointed Grant Thornton to serve as independent auditors.

WHAT SERVICES DO THE INDEPENDENT AUDITORS PROVIDE?

Audit services of Grant Thornton for fiscal year 2023 included an audit of our consolidated financial statements and services related to periodic filings made with the SEC. Additionally, Grant Thornton provided certain services related to the consolidated quarterly reports and annual and other periodic reports, registration statements and comfort letters and other services as described below.

HOW MUCH WERE THE INDEPENDENT AUDITORS PAID IN 2023 AND 2022?

The following table summarizes the aggregate fees of Grant Thornton for professional services (in thousands):

	2023	2022
Audit fees(1)	$654	$386
Audit-related fees(2)	295	—
Tax fees(3)	—	—
All other fees(4)	—	—
	$949	$386

(1)	Audit fees represent aggregate fees for audit services, which relate to the fiscal year consolidated audit, quarterly reviews, registration statements, and comfort letters.
(2)	Audit-related fees for the year ended December 31, 2023 represents fees for an acquired business audit required pursuant to Regulation S-X, Rule 3-05.
(3)	Tax fees represent amounts billed in each of the years presented for professional services rendered in connection with tax compliance, tax advice, and tax planning.
(4)	All other fees represent amounts billed in each of the years presented for services not classifiable under the other categories listed in the table above.

DOES THE AUDIT COMMITTEE APPROVE THE SERVICES PROVIDED BY GRANT THORNTON?

It is our audit committee’s policy to pre-approve all audit, audit related and permissible non-audit services rendered to us by our independent auditor. Consistent with such policy, all of the fees listed above that we incurred for services rendered by Grant Thornton subsequent to our initial public offering and the formation of our audit committee were pre-approved by our audit committee.

WILL A REPRESENTATIVE OF GRANT THORNTON BE PRESENT AT THE MEETING?

Yes, one or more representatives of Grant Thornton will be present at the meeting. The representatives will have an opportunity to make a statement if they desire and will be available to respond to appropriate questions from the stockholders.

WHAT VOTE IS REQUIRED TO APPROVE THIS PROPOSAL?

Stockholder ratification of the appointment of our independent auditors is not required by the Company’s bylaws or otherwise. However, we are submitting this proposal to the stockholders as a matter of good corporate practice. Approval of this proposal requires the affirmative vote of a majority of the votes cast on the proposal. If

VIPER ENERGY, INC. • 2024 PROXY STATEMENT 51

the appointment of Grant Thornton is not ratified, the audit committee will reconsider the appointment. Even if the appointment is ratified, the audit committee in its discretion may direct the appointment of a different independent audit firm at any time during the year if it is determined that such change would be in best interests of the Company and its stockholders.

HAS GRANT THORNTON ALWAYS SERVED AS VIPER’S INDEPENDENT AUDITORS?

Grant Thornton has served as our independent auditors since 2013.

WHAT DOES THE BOARD OF DIRECTORS RECOMMEND?

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE YEAR 2024.

VIPER ENERGY, INC. • 2024 PROXY STATEMENT 52

FREQUENTLY ASKED QUESTIONS ABOUT THE ANNUAL MEETING

Who is soliciting my vote?

The board of directors of Viper Energy, Inc., which we refer to as “Viper,” the “Company” and “we” in this proxy statement, is soliciting your vote at the 2024 Annual Meeting of Stockholders.

What am I voting on, what are the voting options and how does the board of directors recommend that I vote my shares?

Brief Description of Proposal		Voting Options	Board’s Recommendation
1.	Election of Directors	FOR, AGAINST or ABSTAIN (for each director nominee)	✓	FOR each nominee
2.	Approval, on an advisory basis, the Company’s executive compensation structure	FOR, AGAINST or ABSTAIN	✓	FOR
3.	Approval, on an advisory basis, the frequency of holding an advisory vote on the Company’s executive compensation	FOR, AGAINST or ABSTAIN	✓	FOR
4.	Approval of the Company’s 2024 Amended and Restated Long Term Incentive Plan	FOR, AGAINST or ABSTAIN	✓	FOR
5.	Ratify the appointment of our independent auditors	FOR, AGAINST or ABSTAIN	✓	FOR

Who is entitled to vote?

You may vote if you were the record owner of our Class A Common Stock or Class B Common Stock (collectively, the “Common Stock”) as of the close of business on April 10, 2024. Each share of Class A Common Stock and each share of Class B Common Stock is entitled to one vote. As of April 10, 2024, we had 91,423,830] shares of Class A Common Stock and 85,431,453 shares of Class B Common Stock outstanding and entitled to vote. As provided in our certificate of incorporation, except as otherwise expressly required thereunder or by applicable law, the holders of Class A Common Stock and Class B Common Stock will vote together as a single class (or, if the holders of more than one series of preferred stock are entitled to vote together with the holders of Class A Common Stock and Class B Common Stock, together as a single class with the holders of any such other series of preferred stock) on all matters submitted to the vote of stockholders generally. As of April 10, 2024, no shares of any series of preferred stock were issued by us. There is no cumulative voting.

How many votes must be present to hold the meeting?

Your shares are counted as present at the Annual Meeting if you attend the meeting and vote in person or if you properly grant your proxy by telephone, Internet or mail. In order for us to hold our meeting, holders of a majority of the voting power of our outstanding shares of Common Stock as of the close of business on April 10, 2024 must be present in person or by proxy at the meeting. This is referred to as a quorum. Abstentions and broker non-votes will be counted for purposes of establishing a quorum at the meeting.

What is a broker non-vote?

If a broker does not have discretion to vote shares held in street name on a particular proposal and does not receive instructions from the beneficial owner on how to vote those shares, the broker may not vote on that proposal. This is known as a broker non-vote. No broker may vote your shares without your specific instructions on any of the proposals to be considered at the Annual Meeting other than on the proposals that are considered to be “routine.” Under the rules of the New York Stock Exchange (NYSE), which apply to brokers regardless of

VIPER ENERGY, INC. • 2024 PROXY STATEMENT 53

whether an issuer is listed on the NYSE or Nasdaq, Proposal 5 relating to the ratification of our independent auditors is considered to be a “routine” matter. Accordingly, brokers will have discretionary authority to vote on Proposal 5 but will not have discretionary authority to vote on Proposal 1, Proposal 2, Proposal 3 or Proposal 4 at the Annual Meeting without your specific instructions.

How many votes are needed to approve each of the proposals, and what are the effects of abstentions, broker non-votes and unmarked, signed proxy cards?

Brief Description of Proposal		Vote Required to Adopt the Proposal	Effect of Abstentions	Effect of Broker-Non Votes	Unmarked/Signed Proxy Cards
1.	Election of Directors	Directors will be elected by the affirmative vote of a majority of the votes cast by holders of Class A Common Stock and Class B Common Stock, voting together as a single class, present in person or by proxy, which means that the number of shares of Common Stock voted “FOR” a director nominee must exceed the number of votes cast “AGAINST” that nominee(1)	None	None	✓	FOR each nominee
2.	Approval, on an advisory basis, the Company’s executive compensation structure	Majority of the votes cast by the holders of Class A Common Stock and Class B Common Stock voting together as a single class, present in person or represented by proxy	None	None	✓	FOR
3.	Approval, on an advisory basis, the frequency of holding an advisory vote on the Company’s executive compensation	Majority of the votes cast by the holders of Class A Common Stock and Class B Common Stock, voting together as a single class, present in person or represented by proxy(2)	None	None	✓	FOR every year
4.	Approval of the Company’s 2024 Amended and Restated Long Term Incentive Plan	Majority of the votes cast by the holders of Class A Common Stock and Class B Common Stock, voting together as a single class, present in person or represented by proxy	None	None	✓	FOR
5.	Ratify the appointment of our independent auditors	Majority of the votes cast by the holders of Class A Common Stock and Class B Common Stock, voting together as a single class, present in person or represented by proxy	None	Not applicable	✓	FOR

(1)

If any incumbent director is not elected because he or she does not receive a majority of the votes cast, he or she is required to immediately tender his or her resignation for consideration by our board of directors. Our board of directors will evaluate whether to accept or reject such resignation, or whether other action should be taken; provided, however, that the board will act on such resignation and publicly disclose its decision to accept or reject such resignation and the rationale behind such decision within 90 days from the date of the certification of the director election results.

(2)

Stockholders will be able to choose among four options, namely whether future stockholder votes to approve executive compensation should occur every year, every two years or every three years, or the stockholder may abstain from voting. The affirmative vote of a majority of the votes cast by the holders of Class A

VIPER ENERGY, INC. • 2024 PROXY STATEMENT 54

Common Stock and Class B Common Stock, voting together as a single class, present in person or represented by proxy at the Annual Meeting and entitled to vote thereon, in favor of one of the voting options contemplated by Proposal 3 is required to approve, on an advisory basis, Proposal 3. If one of the voting options is not adopted by the required vote of the stockholders, our board of directors will evaluate the votes cast for each of the voting options and will deem the voting option receiving the greatest number of votes to be the voting option approved by the stockholders.

How do I vote?

You can vote either in person at the meeting or by proxy without attending the meeting.

To vote by proxy, you may vote by telephone or through the Internet by following the instructions included on the Notice of Internet Availability of Proxy Materials or proxy card, or, if you request to receive a paper copy of the proxy card, by returning a signed, dated and marked proxy card. If you are a registered holder or hold your shares in street name, votes submitted by Internet or telephone must be received by 1:00 a.m., Central Time, on June 10, 2024.

Even if you plan to attend the meeting, we encourage you to vote your shares by proxy. If you plan to vote in person at the Annual Meeting, and you hold your stock in street name, you must obtain a proxy from your broker and bring that proxy to the meeting. See also “How to attend the Annual Meeting?” below.

May I change my vote?

Yes, if you are a registered stockholder. You may change or revoke your vote at any time before the polls close at the Annual Meeting. You may do this by:

•	If you voted by telephone or the internet, access the method you used and follow the instructions given for revoking a proxy;

•	If you mailed a signed proxy card, then mail a new valid proxy card bearing a later date and return it to us prior to the Annual Meeting;

•	Submitting another valid proxy bearing a later date and returning it to us prior to the meeting;

•	Sending our Secretary a written document revoking your earlier proxy; or

•	Voting again at the Annual Meeting.

However, if you are a beneficial owner and your shares are held in street name by a broker or other nominee, you must contact your broker or such other nominee to change or revoke your proxy.

Who counts the votes?

We have engaged Computershare Trust Company, N.A., our transfer agent, to count the votes represented by proxies cast by telephone, Internet, mail or ballot. An employee of Computershare Trust Company, N.A. will act as our Inspector of Elections.

How are proxies being solicited and who pays the related expenses?

Our board of directors has sent you this proxy statement. Our directors, officers and employees may solicit proxies by mail, by telephone or in person. Those persons will receive no additional compensation for any solicitation activities. We will request banking institutions, brokerage firms, custodians, trustees, nominees and fiduciaries to forward solicitation materials to the beneficial owners of common stock held of record by those entities, and we will, upon the request of those record holders, reimburse reasonable forwarding expenses. We will pay the costs of preparing, printing, assembling and mailing the proxy materials used in the solicitation of proxies.

VIPER ENERGY, INC. • 2024 PROXY STATEMENT 55

Will my vote be confidential?

Yes. As a matter of Company policy, proxies, ballots and voting tabulations that identify individual stockholders are treated as confidential. Only the tabulation agent and the inspector of elections have access to your vote. Directors and employees of the Company may see your vote only if there is a contested proxy solicitation, as required by law or in certain other special circumstances.

Where can I find the voting results of the Annual Meeting?

We will report the voting results on a Current Report on Form 8-K which will be filed with the SEC no later than four business days after the Annual Meeting.

Will my shares be voted if I don’t provide my proxy and don’t attend the Annual Meeting?

If you do not provide a proxy or vote your shares held in your name, your shares will not be voted.

If you hold your shares in street name, your broker may be able to vote your shares for certain “routine” matters even if you do not provide the broker with voting instructions. As discussed above, Proposal 5 relating to the ratification of Grant Thornton LLP as our independent auditors for 2024 is considered routine. For matters not considered “routine,” if you do not give your broker instructions on how to vote your shares, the broker may not vote on that proposal. This is a broker non-vote.

Proposals 1, 2,3 and 4 are not considered routine. As a result, no broker may vote your shares on these proposals without your specific instructions.

Could other matters be decided at the Annual Meeting?

We are not aware of any other matters that will be considered at the Annual Meeting. If any other matters are properly presented to be considered and voted on at the Annual Meeting, the persons named in your proxies will vote in accordance with their best judgment. Discretionary authority to vote on other matters is included in the proxy.

Who can attend the meeting?

The Annual Meeting is only open to holders of our Class A Common Stock and Class B Common Stock as of the record date, April 10, 2024.

What do I need to bring to attend the Annual Meeting?

You will need proof of ownership of our common stock to attend the meeting in person. If your shares are in the name of your broker or bank or other nominee, you will need to bring evidence of your stock ownership, such as your most recent brokerage statement. All stockholders will be required to present valid picture identification. IF YOU DO NOT HAVE VALID PICTURE IDENTIFICATION AND PROOF THAT YOU OWN SHARES OF OUR STOCK AS OF THE RECORD DATE, YOU MAY NOT BE ADMITTED INTO THE MEETING.

How to attend the Annual Meeting?

The Annual Meeting will be held at the Petroleum Club of Midland, 501 West Wall Street, Midland, TX 79701. From Midland International Air & Space Port located at 9506 La Force Blvd., keep left on La Force Blvd., turn right on West Highway 80 East toward Odessa, Texas, keep right onto West Highway 80 East, turn left on West Country Road 117, turn left on US-80, continue toward Midland, Texas, take a slight right turn onto West Front Street, turn left onto South Marientfeld Street and turn left onto West Wall Street. The Petroleum Club of Midland is on the left at 501 West Wall Street.

VIPER ENERGY, INC. • 2024 PROXY STATEMENT 56

How can I access the Company’s proxy materials and annual report electronically?

This proxy statement and the Company’s 2023 Annual Report on Form 10-K are available at www.envisionreports.com/VNOM.

Why did I receive a Notice of Internet Availability of Proxy Materials instead of a paper copy of the proxy materials?

We are providing access to our proxy materials, including this proxy statement and our 2023 Annual Report on Form 10-K, over the Internet in accordance with the rules of the SEC. As a result, we are mailing to our stockholders a Notice of Internet Availability of Proxy Materials instead of a paper copy of our proxy materials. Your Notice of Internet Availability of Proxy Materials contains instructions on how to access our proxy materials over the Internet, as well as instructions on how to request a paper copy of our proxy materials by mail.

Our proxy materials are also available at www.envisionreports.com/VNOM.

How can I request a full set of proxy materials?

You may request, without charge, a full set of our proxy materials, including our 2023 Annual Report on Form 10-K, for one year following the annual meeting of stockholders. If a broker or other nominee holds your shares of record, you may request a full set of our proxy materials by following the instructions contained in the Notice of Internet Availability of Proxy Materials that you received.

What is householding?

The SEC permits a single set of Notice of Internet Availability of Proxy Materials or annual reports and proxy statements to be sent to any household at which two or more stockholders reside if they appear to be members of the same family. Each stockholder continues to receive a separate proxy card, if a proxy card is provided. This procedure, referred to as householding, reduces the volume of duplicate information stockholders receive and reduces our mailing and printing expenses.

If you and other residents at your mailing address own shares of our common stock, you may have only received one Notice of Internet Availability of Proxy Materials or Annual Report and proxy statement, unless we have received contrary instructions from you. If you would like to receive your own set of Notice of Internet Availability of Proxy Materials or the annual report and proxy statement this year or in future years, follow the instructions described below. We will promptly send a separate copy of the Notice of Internet Availability of Proxy Materials or Annual Report and proxy statement, as applicable. Similarly, if you share an address with another Viper stockholder and together both of you would like to receive in the future only a single Notice of Internet Availability of Proxy Materials or annual report and proxy statement, follow these instructions:

•

If your shares of our Common Stock are registered in your own name, please contact our transfer agent, Computershare Trust Company, N.A., and inform them of your request by calling their toll-free number: (800) 962-4284 or by mail: Computershare Trust Company, N.A., 250 Royall Street, Canton, MA 02021.

•	If a broker or other nominee holds your shares, please contact your broker or nominee.

VIPER ENERGY, INC. • 2024 PROXY STATEMENT 57

SUBMISSION OF FUTURE STOCKHOLDER PROPOSALS

Under SEC rules, a stockholder who intends to present a proposal, other than director nominations, at the 2025 Annual Meeting of Stockholders and who wishes the proposal to be included in the proxy statement for that meeting must submit the proposal in writing to our Secretary. The proposal must comply with the requirements set forth in our bylaws and must be received no later than December 26, 2024.

Our proxy access bylaw provisions permit a stockholder, or a group of up to 20 eligible stockholders, that has continuously owned for no less than three years at least 3% of our outstanding common stock, to nominate and include in our proxy materials up to the greater of two directors and 20% of the number of directors currently serving on the Company’s board, provided that the stockholder(s) and the nominee(s) satisfy the requirements specified in our bylaws. Subject to compliance with other applicable requirements specified in the proxy access provisions of our bylaws, stockholder director nominations for inclusion in our proxy materials for the 2025 Annual Meeting of Stockholders must be received between November 26, 2024 and December 26, 2024.

Stockholders who wish to propose a matter for action at the 2025 Annual Meeting of Stockholders, including the nomination of directors, but who do not wish to have the proposal or nomination included in the proxy statement, must notify the Company in writing of the information required by the provisions of our bylaws dealing with stockholder proposals. The notice must be delivered to our Secretary between February 4, 2025 and March 6, 2025. You can obtain a copy of our bylaws by writing the Secretary at the address below.

In addition to satisfying the foregoing requirements under our bylaws and comply with the SEC’s universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 5, 2025.

All written proposals should be directed to Secretary, Viper Energy, Inc., 500 West Texas Ave, Suite 100, Midland, TX 79701.

The board of directors is responsible for selecting and recommending director candidates and will consider nominees recommended by stockholders. If you wish to have the board of directors consider a nominee for director, you must send a written notice to our Secretary at the address provided above and include the information required by our bylaws and discussed beginning on page 16 of this Proxy Statement.

VIPER ENERGY, INC. • 2024 PROXY STATEMENT 58

OTHER MATTERS

Delinquent Section 16(a) Reports

Based solely on the review of Forms 3 and 4 and amendments thereto furnished to Viper during 2023, including those reports filed on behalf of our directors and Section 16 officers pursuant to powers of attorney, no person subject to Section 16 of the Securities Exchange Act of 1934, as amended, failed to file on a timely basis during 2023 any required Section 16 filings, except for Diamondback’s Forms 4 due in connection with its entry into a common unit purchase agreement with Viper on September 4, 2023 and Viper’s exercise of its rights under such agreement, which transactions were timely disclosed in the Company’s Form 8-K, but Forms 4 were inadvertently filed late.

Availability of Annual Report on Form 10-K

SEC rules require us to provide an Annual Report on Form 10-K to stockholders who receive this proxy statement. Additional copies of the 2023 Annual Report on Form 10-K, including the financial statements and the financial statement schedules, are available without charge to stockholders upon written request to Secretary, Viper Energy, Inc., 500 West Texas Ave, Suite 100, Midland, TX 79701 or via the Internet at https://www.envisionreports.com/VNOM. We will furnish the exhibits to our 2023 Annual Report on Form 10-K upon payment of our copying and mailing expenses.

Forward-Looking Statements

This proxy statement contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, which involve risks, uncertainties, and assumptions. All statements, other than statements of historical fact, including statements regarding Viper’s: future performance; business strategy; future operations and plans and objectives of management (including plans for future cash flow from operations and for executing environmental strategies) are forward-looking statements. When used in this proxy statement, the words “aim,” “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “future,” “guidance,” “intend,” “may,” “model,” “outlook,” “plan,” “positioned,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” and similar expressions (including the negative of such terms) as they relate to Viper are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Although Viper believes that the expectations and assumptions reflected in its forward-looking statements are reasonable as and when made, they involve risks and uncertainties that are difficult to predict and, in many cases, beyond Viper’s control. In addition, some of our sustainability goals, in particular those related to environmental matters, are based on our current expectations that may turn out to be inaccurate. Accordingly, forward-looking statements are not guarantees of future performance and Viper’s actual outcomes could differ materially from what Viper has expressed in its forward-looking statements.

Factors that could cause the outcomes to differ materially include (but are not limited to) the following: changes in supply and demand levels for oil, natural gas, and natural gas liquids, and the resulting impact on the price for those commodities; the impact of public health crises, including epidemic or pandemic diseases, and any related company or government policies or actions; actions taken by the members of OPEC and Russia affecting the production and pricing of oil, as well as other domestic and global political, economic, or diplomatic developments, including any impact of the ongoing war in Ukraine and the Israel-Hamas war on the global energy markets and geopolitical stability; instability in the financial sector; concerns over economic slowdown or potential recession; high interest rates and their impact on the cost of capital; regional supply and demand factors, including delays, curtailment delays or interruptions of production on Viper’s mineral and royalty acreage, or governmental orders, rules or regulations that impose production limits on such acreage; federal and state legislative and regulatory initiatives relating to hydraulic fracturing, including the effect of existing and future laws and governmental regulations; physical and transition risks relating to climate change and the risks and other factors disclosed in Viper’s filings with the SEC, including its Forms 10-K, 10-Q and 8-K, which can be obtained free of charge on the SEC’s web site at http://www.sec.gov.

VIPER ENERGY, INC. • 2024 PROXY STATEMENT 59

In light of these factors, the events anticipated by Viper’s forward-looking statements may not occur at the time anticipated or at all. Moreover, Viper operates in a very competitive and rapidly changing environment and new risks emerge from time to time. Viper cannot predict all risks, nor can it assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those anticipated by any forward-looking statements it may make. Accordingly, you should not place undue reliance on any forward-looking statements made in this proxy statement. All forward-looking statements speak only as of the date of this proxy statement or, if earlier, as of the date they were made. Viper does not intend to, and disclaims any obligation to, update or revise any forward-looking statements unless required by applicable law.

No reports, documents or websites that are cited or referred to in this Proxy Statement shall be deemed to form part of, or to be incorporated by reference into, this Proxy Statement.

VIPER ENERGY, INC. • 2024 PROXY STATEMENT 60

SCHEDULE A

NON-GAAP RECONCILIATION

Adjusted EBITDA

Adjusted EBITDA is a supplemental non-GAAP financial measure that is used by management and external users of our financial statements, such as industry analysts, investors, lenders and rating agencies. Viper defines Adjusted EBITDA as net income (loss) attributable to Viper Energy Inc. plus net income (loss) attributable to non-controlling interest (“net income (loss)”) before interest expense, net, non-cash share-based compensation expense, depletion, non-cash (gain) loss on derivative instruments, (gain) loss on extinguishment of debt, if any, other non-cash operating expenses, other non-recurring expenses and provision for (benefit from) income taxes. Adjusted EBITDA is not a measure of net income as determined by United States’ generally accepted accounting principles (“GAAP”). Management believes Adjusted EBITDA is useful because it allows them to more effectively evaluate Viper’s operating performance and compare the results of its operations from period to period without regard to its financing methods or capital structure. Adjusted EBITDA should not be considered as an alternative to, or more meaningful than, net income, royalty income, cash flow from operating activities or any other measure of financial performance or liquidity presented as determined in accordance with GAAP. Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are components of Adjusted EBITDA.

The following tables present a reconciliation of the GAAP financial measure of net income (loss) to the non-GAAP financial measures of Adjusted EBITDA (in thousands):

Year Ended December 31, 2023
Net income (loss) attributable to Viper Energy, Inc.	$200,088
Net income (loss) attributable to non-controlling interest	301,253
Net income (loss)	501,341
Interest expense, net	48,907
Non-cash share-based compensation expense	1,302
Depletion	146,118
Non-cash (gain) loss on derivative instruments	12,474
Other non-cash operating expenses	356
Other non-recurring expenses	1,010
Provision for (benefit from) income taxes	45,952
Consolidated Adjusted EBITDA	$757,460

VIPER ENERGY, INC. • 2024 PROXY STATEMENT 61

Appendix A

VIPER ENERGY, INC.

2024 AMENDED AND RESTATED LONG TERM INCENTIVE PLAN

Section 1. Purpose of the Plan. The purpose of this Viper Energy, Inc. 2024 Amended and Restated Long Term Incentive Plan (the “Plan”) is to promote the interests of Viper Energy, Inc., a Delaware corporation (the “Company”) and its Affiliates by providing to Employees, Consultants and Directors who perform services for the Company and its subsidiaries incentive compensation awards to encourage superior performance. The Plan is also contemplated to enhance the ability of the Company and its Affiliates to attract and retain the services of individuals who are essential for the growth and profitability of the Company and to encourage them to devote their best efforts to advancing the business of the Company. The Plan amends and restates the Viper Energy, Inc. 2014 Long Term Incentive Plan (the “Prior Plan”), which became effective as of November 13, 2023, in connection with the conversion of Viper Energy Partners LP from a Delaware limited partnership to a Delaware corporation on November 13, 2023. The Prior Plan amended and restated the Viper Energy Partners LP 2014 Long Term Incentive Plan (the “Original Plan”), which became effective as of June 17, 2014 (the “Effective Date”). The Plan was adopted by the Board on April __, 2024 (the “Amendment Date”) and will become effective upon approval by stockholders at the 2024 Annual Meeting on June 4, 2024 (the “Amendment Effective Date”).

Section 2. Definitions. For purposes of the Plan, capitalized terms used but not otherwise defined herein shall have the meanings set forth below:

(a) “409A Award” means an Award that constitutes a “deferral of compensation” within the meaning of the 409A Regulations, whether by design, due to a subsequent modification in the terms and conditions of such Award or as a result of a change in applicable law following the date of grant of such Award, and that is not exempt from Section 409A of the Code pursuant to an applicable exemption.

(b) “409A Regulations” means the applicable Treasury regulations and other interpretive guidance promulgated pursuant to Section 409A of the Code.

(c) “Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

(d) “Award” means an Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Units, Stock Award, Substitute Award, Other Stock Based Award, Cash Award, Dividend Equivalent Right (whether granted alone or in tandem with respect to another Award other than Restricted Stock or a Stock Award) or Performance Award, in each case, granted under the Plan.

(e) “Award Agreement” means the written or electronic agreement by which an Award shall be evidenced.

(f) “Board” means the Board of Directors of the Company.

(g) “Cash Award” means an Award denominated in cash granted under Section 6(f) hereof.

(h) “Change of Control” means, and shall be deemed to have occurred upon, one or more of the following events, except as otherwise provided in an Award Agreement:

VIPER ENERGY, INC. • 2024 PROXY STATEMENT A-1

(i) with respect to the Company:

a. any “person” or “group” within the meaning of those terms as used in Sections 13(d) and 14(d)(2) of the Exchange Act, other than Diamondback Energy, Inc. (“Diamondback”), the Company or an Affiliate of either Diamondback or the Company, shall become the beneficial owner, by way of merger, consolidation, recapitalization, reorganization or otherwise, of 50% or more of the voting power of the voting securities of Diamondback or the Company;

b. the stockholders of the Company approve, in one transaction or a series of transactions, a plan of complete liquidation of the Company; or

c. the sale or other disposition by either Diamondback (so long as Diamondback is an Affiliate of the Company) or the Company of all or substantially all of its assets in one or more transactions to any Person other than an Affiliate.

(ii) so long as Diamondback is an Affiliate of the Company, a “Change in Control” as defined in the Diamondback 2012 Equity Incentive Plan, as such plan may be amended or superseded from time to time.

Notwithstanding the above, with respect to a 409A Award, a “Change of Control” with respect to a Participant for purposes of triggering the exercisability, settlement, or other payment or distribution of such 409A Award shall not occur unless that Change of Control of Diamondback or the Company also constitutes a “change in the ownership of a corporation,” a “change in the effective control of a corporation,” or a “change in the ownership of a substantial portion of a corporation’s assets,” in each case, within the meaning of 1.409A-3(i)(5) of the 409A Regulations (including without limitation 1.409A-3(i)(5)(ii)).

For clarity and the foregoing notwithstanding, the transactions contemplated by the Agreement and Plan of Merger, dated as of February 11, 2024, by and among Diamondback, Eclipse Merger Sub I, LLC, Eclipse Merger Sub II, LLC, Endeavor Manager, LLC, and Endeavor Parent, LLC will not constitute a Change of Control.

(i) “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(j) “Committee” means the Board or such committee as may be appointed by the Board to administer the Plan; provided, that, unless otherwise determined by the Board, the Committee shall consist solely of two or more directors, each of whom shall be a “nonemployee director” within the meaning of Rule 16b-3(b)(3)

(k) “Common Stock” means the Class A common stock of the Company, par value $0.000001 per share, and such other securities as may be substituted or resubstituted for shares of Class A common stock.

(k) “Consultant” means an individual who renders consulting or advisory services to the Company or an Affiliate of either.

(l) “Director” means a member of the Board or the board of directors of an Affiliate of the Company who is not an Employee or a Consultant (other than in that individual’s capacity as a Director).

(m) “Dividend Equivalent Right” or “DER” means a contingent right, granted alone or in tandem with a specific Award (other than Restricted Stock or a Stock Award) under Section 6(g) hereof, to receive with respect to each share of Common Stock subject to the Award an amount in cash or shares of Common Stock, as determined by the Committee in its sole discretion, equal in value to the dividends declared by the Company with respect to a share of Common Stock during the period such Award is outstanding.

(n) “Employee” means an employee of the Company or an Affiliate of the Company, including, for the avoidance of doubt, a Seconded Employee (within the meaning of that certain Services and Secondment Agreement, dated

VIPER ENERGY, INC. • 2024 PROXY STATEMENT A-2

as of November 2, 2023, by and between the Company, Diamondback E&P LLC, Viper Energy Partners LLC and Viper Energy Partners GP LLC). An employee on leave of absence may be considered as still in the employ of the Company or an Affiliate of the Company for purposes of eligibility for participation in this Plan.

(o) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(p) “Fair Market Value” means, on any relevant date, the closing sales price of a share of Common Stock on the principal national securities exchange or other market in which trading in Common Stock occurs (or, if there is no trading in the Common Stock on such date, on the next preceding day on which there was trading) as reported in The Wall Street Journal (or other reporting service approved by the Committee). If shares of Common Stock are not traded on a national securities exchange or other market at the time a determination of Fair Market Value is required to be made hereunder, the determination of Fair Market Value shall be made by the Committee in good faith using a “reasonable application of a reasonable valuation method” within the meaning of the 409A Regulations (specifically, §1.409A-l(b)(5)(iv)(B) of the 409A Regulations).

(q) “Option” means a right, granted under Section 6(b) hereof, to purchase shares of Common Stock at a specified price during specified time periods.

(r) “Other Stock Based Award” means an Award granted under Section 6(f) hereof that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of Common Stock.

(s) “Participant” means a Person who has been granted an Award under the Plan that remains outstanding, including a Person who is no longer an Employee, Consultant or Director.

(t) “Performance Award” means a right granted under Section 6(i) hereof to receive an Award based upon performance conditions specified by the Committee.

(u) “Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, governmental agency or political subdivision thereof or other entity.

(w) “Restricted Period” means the period established by the Committee with respect to an Award during which the Award remains subject to forfeiture and is either not exercisable by or payable to the Participant, as the case may be.

(x) “Restricted Stock” means shares of Common Stock granted under Section 6(d) hereof that is subject to a Restricted Period.

(y) “Restricted Stock Unit” means a notional share of Common Stock granted under Section 6(d) hereof which upon vesting entitles the Participant to receive, at the time of settlement (which may or may not be coterminous with the vesting schedule of the Award), a share of Common Stock or an amount of cash equal to the Fair Market Value of a share of Common Stock, as determined by the Committee in its sole discretion. For the avoidance of doubt, each “Phantom Unit” (as defined in the Original Plan) outstanding prior to the Amendment Effective Date that remains outstanding on and following the Amendment Effective Date in accordance with its terms shall be deemed to be a Restricted Stock Unit hereunder.

(y) “Rule 16b-3” means Rule 16b-3 promulgated by the SEC under Section 16 of the Exchange Act or any successor rule or regulation thereto as in effect from time to time.

(z) “SEC” means the Securities and Exchange Commission, or any successor thereto.

(bb) “Stock Dividend Right” or “SDR” means a dividend attributable to a share of Restricted Stock.

VIPER ENERGY, INC. • 2024 PROXY STATEMENT A-3

(cc) “Stock Appreciation Right” or “SAR” means a contingent right granted under Section 6(c) hereof that entitles the holder to receive, in cash or shares of Common Stock, as determined by the Committee in its sole discretion, an amount equal to the excess of the Fair Market Value of a share of Common Stock on the exercise date of the Stock Appreciation Right (or another specified date) over the exercise price of the Stock Appreciation Right.

(dd) “Stock Award” means a grant under Section 6(e) hereof of shares of Common Stock that is not subject to a Restricted Period.

(ee) “Substitute Award” means an Award granted under Section 6(h) hereof in substitution for a similar award as a result of certain business transactions.

Section 3. Administration.

(a) Authority of the Committee. The Plan shall be administered by the Committee except to the extent the Board elects to administer this Plan, in which case references herein to the “Committee” shall be deemed to include references to the “Board.” A majority of the Committee shall constitute a quorum, and the acts of the members of the Committee who are present at any meeting thereof at which a quorum is present, or acts unanimously approved by the members of the Committee in writing, shall be the acts of the Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Employees, Consultants and Directors as Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of shares of Common Stock to be covered by Awards; (iv) determine the terms and conditions of any Award, consistent with the terms of the Plan, which terms may include any provision regarding the acceleration of vesting or waiver of forfeiture restrictions or any other condition or limitation regarding an Award, based on such factors as the Committee shall determine, in its sole discretion; (v) determine whether, to what extent, and under what circumstances Awards may be vested, settled, exercised, canceled, or forfeited; (vi) interpret and administer the Plan and any instrument or agreement relating to an Award made under the Plan; (vii) establish, amend, suspend, or waive such rules and regulations and delegate to and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (viii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or an Award Agreement in such manner and to such extent as the Committee deems necessary or appropriate. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including, without limitation, the Company, any Affiliate, any Participant, and any beneficiary of a Participant. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting the power or authority of the Committee. Subject to the Plan and any applicable law, the Committee, in its sole discretion, may delegate any or all of its powers and duties under the Plan, including the power to grant Awards under the Plan, to the Chief Executive Officer of the Company, subject to such limitations on such delegated powers and duties as the Committee may impose, if any, and provided that the Committee may not delegate its duties where such delegation would violate any applicable law, or with respect to making Awards to, or otherwise with respect to Awards granted to, Participants who are subject to Section 16(b) of the Exchange Act. Upon any such delegation, all references in the Plan to the “Committee,” other than in Section 7, shall be deemed to include the Chief Executive Officer. Any such delegation shall not limit the Chief Executive Officer’s right to receive Awards under the Plan.

(b) Limitation of Liability. The Committee and each member thereof shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or employee of the Company or their Affiliates, the Company’s legal counsel, independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Committee and any officer or employee of the Company or any of

VIPER ENERGY, INC. • 2024 PROXY STATEMENT A-4

their Affiliates acting at the direction or on behalf of the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to this Plan, and shall, to the fullest extent permitted by law, be indemnified and held harmless by the Company with respect to any such action or determination.

(c) Exemptions from Section 16(b) Liability. It is the intent of the Company that the grant of any Awards to, or other transaction by, a Participant who is subject to Section 16 of the Exchange Act shall be exempt from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 or another applicable exemption (except for transactions acknowledged by the Participant in writing to be non-exempt). Accordingly, if any provision of the Plan or any Award Agreement does not comply with the requirements of Rule 16b-3 or such other exemption as then applicable to any such transaction, such provision shall be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 or such other exemption.

Section 4. Shares.

(a) Limits on Shares Deliverable. Subject to adjustment as provided in Section 4(c) and Section 7, the number of shares of Common Stock that may be delivered with respect to Awards under the Plan will not exceed 9,144,000 (for the avoidance of doubt, common units issued or deliverable under the Original Plan constitute shares of Common Stock issued or deliverable under the Plan). Shares of Common Stock withheld from an Award or surrendered by a Participant to satisfy the Company’s or an Affiliate’s tax withholding obligations (including the withholding of shares of Common Stock with respect to Restricted Stock) or to satisfy the payment of any exercise price with respect to the Award shall not be considered to be shares of Common Stock delivered under the Plan for this purpose. If any Award is forfeited, cancelled, exercised, settled in cash, or otherwise terminates or expires without the actual delivery of shares of Common Stock pursuant to such Award (the grant of Restricted Stock is not a delivery of shares of Common Stock for this purpose), the shares of Common Stock subject to such Award shall again be available for Awards under the Plan (including shares of Common Stock not delivered in connection with the exercise of an Option or Stock Appreciation Right). There shall not be any limitation on the number of Awards that may be granted and paid in cash. No Award may be granted if the number of shares of Common Stock to be delivered in connection with such Award exceeds the number of shares of Common Stock remaining available under this Plan minus the number of shares of Common Stock issuable in settlement of or relating to then-outstanding Awards.

(b) Sources of Shares Deliverable Under Awards. Any shares of Common Stock delivered pursuant to an Award may consist, in whole or in part, of newly issued shares of Common Stock, shares of Common Stock acquired in the open market, from any Affiliate, the Company or any other Person, or any combination of the foregoing, as determined by the Committee in its discretion.

(c) Anti-dilution Adjustments. Notwithstanding anything contained in Section 7, with respect to any “equity restructuring” event that could result in an additional compensation expense to the Company pursuant to the provisions of Financial Accounting Standards Board, Accounting Standards Codification, Topic 718—Stock Compensation (“ASC 718”) if adjustments to Awards with respect to such event were discretionary, the Committee shall equitably adjust the number and type of shares of Common Stock covered by each outstanding Award and the terms and conditions, including the exercise price and performance criteria (if any), of such Award to equitably reflect such restructuring event and shall adjust the number and type of shares of Common Stock (or other securities or property) with respect to which Awards may be granted after such event. With respect to any other similar event that would not result in an accounting charge under ASC 718 if the adjustment to Awards with respect to such event were subject to discretionary action, the Committee shall have complete discretion to adjust Awards in such manner as it deems appropriate with respect to such other event. In the event the Committee makes any adjustment pursuant to the foregoing provisions of this Section 4(c), the Committee shall make a corresponding and proportionate adjustment with respect to the maximum number of shares of Common Stock that may be delivered with respect to Awards under the Plan as provided in Section 4(a) and the kind of shares of Common Stock or other securities available for grant under the Plan.

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Section 5. Eligibility. Any Employee, Consultant or Director, in each case, who provides services to the Company and/or its subsidiaries shall be eligible to be designated a Participant and receive an Award under the Plan. If the shares of Common Stock issuable pursuant to an Award are intended to be registered with the SEC on Form S-8, then only “employees,” “consultants,” and “directors” of the Company or a parent or subsidiary of the Company (within the meaning of General Instruction A.1(a) to Form S-8) will be eligible to receive such an Award.

Section 6. Awards.

(a) General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 7(a)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms permitting a Participant to make elections relating to his or her Award. Subject to Section 7(a), the Committee shall retain full power and discretion to accelerate, waive or modify, at any time, any term or condition of an Award that is not mandatory under the Plan.

(b) Options. The Committee may grant Options to any eligible Employee, Consultant or Director. The Committee shall have the authority to determine the number of shares of Common Stock to be covered by each Option, the exercise price therefor and the Restricted Period and other conditions and limitations applicable to the exercise of the Option, including the following terms and conditions and such additional terms and conditions, as the Committee shall determine, that are not inconsistent with the provisions of the Plan.

(i) Exercise Price. The exercise price per share of Common Stock purchasable under an Option shall be determined by the Committee at the time the Option is granted but, except with respect to Substitute Awards, may not be less than the Fair Market Value of a share of Common Stock as of the date of grant of the Option. For purposes of this Section 6(b)(i), the Fair Market Value of a share of Common Stock shall be determined as of the date of grant.

(ii) Time and Method of Exercise. The Committee shall determine the exercise terms and the Restricted Period with respect to an Option grant, which may include, without limitation, a provision for accelerated vesting upon the achievement of specified performance conditions or other events, and the method or methods by which payment of the exercise price with respect thereto may be made or deemed to have been made, which may include, without limitation, (A) cash (including by certified check, bank draft or money order, or wire transfer of immediately available funds) at the time the Option is exercised; or (B) in the Committee’s discretion and on such terms as the Committee approves: (1) by delivering or constructively tendering by means of attestation whereby a Participant identifies for delivery specific duly endorsed shares of Common Stock having a Fair Market Value as of the date of exercise equal to the aggregate exercise price and receives a number of shares of Common Stock equal to the difference between the number of shares of Common Stock thereby purchased and the number of identified attestation shares of Common Stock (provided that any shares of Common Stock used for this purpose must have been held by the Participant for such minimum period of time, if any, as may be established from time to time by the Committee), (2) by notice of net issue exercise including a statement directing the Company to issue a number of shares of Common Stock as to which the Option is exercised, but retain from transfer the number of shares of Common Stock with a Fair Market Value as of the date of exercise equal to the aggregate exercise price, in which case the Option will be surrendered and cancelled with respect to the number of shares of Common Stock retained by the Company, or (3) to the extent permissible under applicable law, through delivery of irrevocable instructions to a broker to sell a sufficient number of the shares of Common Stock being exercised to cover the aggregate exercise price and delivery to the Company on behalf of the Company (on the same day that the shares of Common Stock issuable upon exercise are delivered) of the amount of sale proceeds required to pay the aggregate exercise price; or (C) any combination of the foregoing having a Fair Market Value on the exercise date equal to the relevant exercise price.

(iii) Forfeitures. Except as otherwise provided in the terms of the Award Agreement, upon termination of a Participant’s employment or service, whichever is applicable, for any reason during the applicable Restricted

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Period, all unvested Options shall be forfeited by the Participant. Subject to Section 7(a), the Committee may, in its discretion, waive in whole or in part such forfeiture with respect to a Participant’s Options.

(c) Stock Appreciation Rights. The Committee may grant Stock Appreciation Rights to any eligible Employee, Consultant or Director. The Committee shall have the authority to determine the Employees, Consultants and Directors to whom Stock Appreciation Rights shall be granted, the number of shares of Common Stock to be covered by each grant, whether shares of Common Stock or cash shall be delivered upon exercise, the exercise price therefor and the conditions and limitations applicable to the exercise of the Stock Appreciation Rights, including the following terms and conditions and such additional terms and conditions as the Committee shall determine, that are not inconsistent with the provisions of the Plan.

(i) Exercise Price. The exercise price per Stock Appreciation Right shall be determined by the Committee at the time the Stock Appreciation Right is granted but, except with respect to Substitute Awards, may not be less than the Fair Market Value of a share of Common Stock as of the date of grant of the Stock Appreciation Right. For purposes of this Section 6(c)(i), the Fair Market Value of a share of Common Stock shall be determined as of the date of grant.

(ii) Time of Exercise. The Committee shall determine the Restricted Period and the time or times at which a Stock Appreciation Right may be exercised in whole or in part, which may include, without limitation, accelerated vesting upon the achievement of specified performance conditions or other events.

(iii) Forfeitures. Except as otherwise provided in the terms of the Award Agreement, upon termination of a Participant’s employment or service, whichever is applicable, for any reason during the applicable Restricted Period, all outstanding Stock Appreciation Rights awarded to the Participant shall be automatically forfeited on such termination. Subject to Section 7(a), the Committee may, in its discretion, waive in whole or in part such forfeiture with respect to a Participant’s Stock Appreciation Rights.

(d) Restricted Stock and Restricted Stock Units. The Committee shall have the authority to determine the Employees, Consultants and Directors to whom Restricted Stock or Restricted Stock Units shall be granted, the number of shares of Restricted Stock or Restricted Stock Units to be granted to each such Participant, the Restricted Period, the conditions under which the Restricted Stock or Restricted Stock Units may become vested or forfeited and such other terms and conditions as the Committee may establish with respect to such Awards.

(i) SDRs. To the extent provided by the Committee, in its discretion, a grant of Restricted Stock may provide that the dividends, if any, attributable to a share of Restricted Stock shall be subject to the same forfeiture and other restrictions as such share of Restricted Stock and, if restricted, such dividends shall be held, without interest, until such share of Restricted Stock vests or is forfeited with the SDR being paid or forfeited at the same time, as the case may be. In addition, the Committee may provide that such dividends be used to acquire additional Restricted Stock for the Participant. Such additional Restricted Stock may be subject to such vesting and other terms as the Committee may prescribe. Absent such a restriction on the SDRs in the Award Agreement, SDRs shall be paid to the holder of the Restricted Stock without restriction at the same time as cash distributions are paid by the Company to its stockholders.

(ii) Forfeitures. Except as otherwise provided in the terms of the applicable Award Agreement, upon termination of a Participant’s employment or service, whichever is applicable, for any reason during the applicable Restricted Period, all outstanding, unvested Restricted Stock and Restricted Stock Units awarded to the Participant shall be automatically forfeited on such termination. Subject to Section 7(a), the Committee may, in its discretion, waive in whole or in part such forfeiture with respect to a Participant’s Restricted Stock and/or Restricted Stock Units.

(iii) Lapse of Restrictions.

(A) Restricted Stock Units. Following the vesting of and at the time of settlement specified for each Restricted Stock Unit, subject to the provisions of Section 8(b), the Participant shall be entitled to settlement of such

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Restricted Stock Unit and shall receive one share of Common Stock or an amount in cash equal to the Fair Market Value of a share of Common Stock, as determined by the Committee in its discretion.

(B) Restricted Stock. Upon the vesting of each share of Restricted Stock, subject to satisfying the tax withholding obligations of Section 8(b), the Participant shall be entitled to have the restrictions removed from his or her Award so that the Participant then holds an unrestricted share of Common Stock.

(e) Stock Awards. The Committee shall have the authority to grant a Stock Award under the Plan to any Employee, Consultant or Director in a number determined by the Committee in its discretion, as a bonus or additional compensation or in lieu of cash compensation the individual is otherwise entitled to receive, in such amounts as the Committee determines to be appropriate.

(f) Other Stock Based Awards; Cash Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Employees, Consultants and Directors such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of Common Stock, as deemed by the Committee to be consistent with the purposes of this Plan, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into shares of Common Stock, purchase rights for shares of Common Stock, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee, and Awards valued by reference to the book value of shares of Common Stock or the value of securities of or the performance of specified Affiliates of the Company. The Committee shall determine the terms and conditions of such Other Stock Based Awards. Shares of Common Stock delivered pursuant to an Other Stock Based Award in the nature of a purchase right granted under this Section 6(f) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, shares of Common Stock, other Awards, or other property, as the Committee shall determine. Cash Awards, as an element of or supplement to, or independent of any other Award under this Plan, may also be granted pursuant to this Section 6(f).

(g) DERs. To the extent provided by the Committee, in its discretion, an Employee, Consultant or Director may be granted a stand-alone DER or another Award (other than Restricted Stock or a Stock Award) granted to an Employee, Consultant or Director may include a tandem DER grant, in either case, which may provide that such DERs shall be paid directly to the Participant, be reinvested into additional Awards, be credited to a bookkeeping account (with or without interest in the discretion of the Committee) subject to the same vesting restrictions as the tandem Award (if any), or be subject to such other provisions or restrictions as determined by the Committee in its discretion. Absent a contrary provision in the Award Agreement, DERs shall be paid to the Participant without restriction at the same time as ordinary cash distributions are paid by the Company to its stockholders.

(h) Substitute Awards. Awards may be granted under the Plan in substitution for similar awards held by individuals who become Employees, Consultants or Directors as a result of a merger, consolidation or acquisition by the Company or an Affiliate of another entity, including an acquisition of the assets of another entity. Such Substitute Awards that are Options or Stock Appreciation Rights may have exercise prices less than the Fair Market Value of a share of Common Stock on the date of the substitution if such substitution complies with Section 409A of the Code and the 409A Regulations and other applicable laws and exchange rules.

(i) Performance Awards. The right of an Employee, Consultant or Director to exercise or receive a grant or settlement of any Award, and the vesting or timing thereof, may be subject to such performance conditions as may be specified by the Committee.

(i) Performance Goals Generally. The performance conditions for such Performance Awards shall consist of one or more business criteria or individual performance criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee in its sole discretion. The Committee may determine that such Performance Awards shall be granted, exercised, vested, and/or settled upon achievement of any one performance condition or that two or more performance conditions must be achieved as a condition to

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grant, exercise, vesting and/or settlement of such Performance Awards. The Committee may establish any such performance conditions and goals based on one or more business criteria for the Company, on a consolidated basis, and/or for specified Affiliates or business or geographical units of the Company, as determined by the Committee in its discretion, which may include (but are not limited to) one or more of the following: (A) earnings per share, (B) revenues, (C) cash flow, (D) cash flow from operations, (E) cash flow return, (F) return on net assets, (G) return on assets, (H) return on investment, (I) return on capital, (J) return on equity, (K) economic value added, (L) operating margin, (M) contribution margin, (N) net income, (O) net income per share, (P) pretax earnings, (Q) pretax earnings before interest, depreciation and amortization, (R) pretax operating earnings after interest expense and before incentives, service fees, and extraordinary or special items, (S) total stockholder return, (T) debt reduction, (U) market share, (V) change in the Fair Market Value of the shares of Common Stock, (W) operating income, and (X) any of the above goals determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of comparable companies. Performance conditions may differ for Performance Awards granted to any one Participant or to different Participants.

(ii) Performance Periods. Achievement of performance conditions in respect of such Performance Awards shall be measured over a performance period of up to ten years, as specified by the Committee.

(iii) Settlement. At the end of the applicable performance period, the Committee shall determine the amount, if any, of the potential Performance Award that will be granted or that will become vested, exercised and/or settled. Settlement of such Performance Awards shall be in cash, shares of Common Stock, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce or increase the amount of a settlement otherwise to be made in connection with such Performance Awards.

(j) Certain Provisions Applicable to Awards.

(i) Stand-Alone, Additional, Tandem and Substitute Awards. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for any other Award granted under the Plan or any award granted under any other plan of the Company or any Affiliate. Awards granted in addition to, in substitution for, or in tandem with other Awards or awards granted under any other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards. If an Award is granted in substitution or exchange for another Award, the Committee shall require the surrender of such other Award in consideration for the grant of the new Award. Awards under the Plan may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any Affiliate, in which the value of shares of Common Stock subject to the Award is equivalent in value to the cash compensation, or in which the exercise price, grant price, or purchase price of the Award in the nature of a right that may be exercised is equal to the Fair Market Value of the underlying shares of Common Stock minus the value of the cash compensation surrendered.

(ii) Limits on Transfer of Awards.

(A) Except as provided in Section 6(j)(ii)(C) below, each Option and Stock Appreciation Right shall be exercisable only by the Participant during the Participant’s lifetime, or by the Person to whom the Participant’s rights shall pass by will or the laws of descent and distribution.

(B) Except as provided in Section 6(j)(ii)(C) below, no Award and no right under any such Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate.

(C) To the extent specifically provided by the Committee with respect to an Award, an Award may be transferred by a Participant without consideration to immediate family members or related family trusts, limited partnerships or similar entities or on such terms and conditions as the Committee may from time to time establish.

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(iii) Term of Awards. The term of each Award shall be for such period as may be determined by the Committee.

(iv) Form and Timing of Payment under Awards; Deferrals. Subject to the terms of the Plan, any applicable Award Agreement and applicable law, payments to be made by the Company or any Affiliate upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including without limitation cash, shares of Common Stock, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. Except as otherwise provided herein, the settlement of any Award may be accelerated, and cash paid in lieu of shares of Common Stock in connection with such settlement, in the discretion of the Committee or upon occurrence of one or more specified events (in addition to a Change of Control). Payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of DERs or other amounts in respect of installment or deferred payments denominated in shares of Common Stock. This Plan shall not constitute an “employee benefit plan” for purposes of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended.

(v) Evidencing Shares. The shares of Common Stock or other securities of the Company delivered pursuant to an Award may be evidenced in any manner deemed appropriate by the Committee in its sole discretion, including, but not limited to, in the form of a certificate issued in the name of the Participant or by book entry, electronic or otherwise, and shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such shares of Common Stock or other securities are then listed, and any applicable federal, state or other laws, and the Committee may cause a legend or legends to be inscribed on any such certificates to make appropriate reference to such restrictions.

(vi) Consideration for Grants. Awards may be granted for such consideration, including services, as the Committee shall determine.

(vii) Delivery of Shares or other Securities and Payment by Participant. Notwithstanding anything in the Plan or any Award Agreement to the contrary, delivery of shares of Common Stock pursuant to the exercise, vesting and/or settlement of an Award may be deferred for any period during which, in the good faith determination of the Committee, the Company is not reasonably able to obtain shares of Common Stock to deliver pursuant to such Award without violating applicable law or the applicable rules or regulations of any governmental agency or authority or securities exchange. No shares of Common Stock or other securities shall be delivered pursuant to any Award until payment in full of any amount required to be paid pursuant to the Plan or the applicable Award Agreement (including, without limitation, any exercise price or tax withholding) is received by the Company.

(viii) Additional Agreements. Each Employee, Consultant or Director to whom an Award is granted under this Plan may be required to agree in writing, as a condition to the grant of such Award or otherwise, to subject an Award that is exercised or settled following such Person’s termination of employment or service to a general release of claims and/or a noncompetition agreement in favor of the Company and their Affiliates, with the terms and conditions of such agreement(s) to be determined in good faith by the Committee.

(ix) Termination of Employment. Except as provided herein, the treatment of an Award upon a termination of employment or any other service relationship by and between a Participant and the Company or any Affiliate shall be specified in the Award Agreement controlling such Award.

(x) Compliance with Law. Each Participant to whom an Award is granted under this Plan shall not sell or otherwise dispose of any share of Common Stock that is acquired upon grant or vesting of an Award in any manner that would constitute a violation of any applicable federal or state securities laws, the Plan or the rules, regulations or other requirements of the SEC or any stock exchange upon which the shares of Common Stock are then listed.

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Section 7. Amendment and Termination. Except to the extent prohibited by applicable law:

(a) Amendments to the Plan and Awards. Except as required by applicable law or the rules of the principal securities exchange, if any, on which the shares of Common Stock are traded, the Board or the Committee may amend, alter, suspend, discontinue, or terminate the Plan in any manner, including increasing the number of shares of Common Stock available for Awards under the Plan, without the consent of any partner, Participant, other holder or beneficiary of an Award, or any other Person. Notwithstanding the foregoing, the Committee may waive any conditions or rights under, amend any terms of, or alter any Award theretofore granted, provided that (i) no change, other than pursuant to Section 7(b), 7(c), 7(d), 7(e), or 7(g) below, in any Award shall materially reduce the rights or benefits of a Participant with respect to an Award without the consent of such Participant; and (ii) no such waiver, amendment or alternation contemplated under this Section 7(a) shall be effective if such wavier, amendment or alternation would subject a Participant to additional taxes under Section 409A of the Code.

(b) Subdivision or Consolidation of Shares. The terms of an Award and the number of shares of Common Stock authorized pursuant to Section 4(a) for issuance under the Plan shall be subject to adjustment from time to time, in accordance with the following provisions:

(i) If at any time, or from time to time, the Company shall subdivide as a whole (by reclassification, by a stock split, by the issuance of a stock dividend, or otherwise) the number of shares of Common Stock then outstanding into a greater number of shares of Common Stock or in the event the Company distributes an extraordinary cash dividend, then, as appropriate, (A) the maximum number of shares of Common Stock available for the Plan or in connection with Awards as provided in Section 4(a) shall be increased proportionately, and the kind of shares of Common Stock or other securities available for the Plan shall be appropriately adjusted, (B) the number of shares of Common Stock (or other kind of securities) that may be acquired under any then outstanding Award shall be increased proportionately, and (C) the price (including the exercise price) for each share of Common Stock (or other kind of securities) subject to then outstanding Awards shall be reduced proportionately, without changing the aggregate purchase price or value as to which outstanding Awards remain exercisable or subject to restrictions.

(ii) If at any time, or from time to time, the Company shall consolidate as a whole (by reclassification, by reverse stock split, or otherwise) the number of shares of Common Stock then outstanding into a lesser number of shares of Common Stock, then, as appropriate, (A) the maximum number of shares of Common Stock for the Plan or available in connection with Awards as provided in Section 4(a) shall be decreased proportionately, and the kind of shares of Common Stock or other securities available for the Plan shall be appropriately adjusted, (B) the number of shares of Common Stock (or other kind of securities) that may be acquired under any then outstanding Award shall be decreased proportionately, and (C) the price (including the exercise price) for each share of Common Stock (or other kind of securities) subject to then outstanding Awards shall be increased proportionately, without changing the aggregate purchase price or value as to which outstanding Awards remain exercisable or subject to restrictions.

(iii) Whenever the number of shares of Common Stock subject to outstanding Awards and the price for each share of Common Stock subject to outstanding Awards are required to be adjusted as provided in this Section 7(b), the Committee shall promptly prepare a notice setting forth, in reasonable detail, the event requiring adjustment, the amount of the adjustment, the method by which such adjustment was calculated, the change in price and the change in the number of shares of Common Stock, other securities, cash, or property subject to each Award after giving effect to the adjustments. The Committee shall promptly provide each affected Participant with such notice.

(iv) Adjustments under Sections 7(b)(i) and (ii) shall be made by the Committee, and its determination as to what adjustments shall be made and the extent thereof shall be final, binding, and conclusive. No fractional interest shall be issued under the Plan on account of any such adjustments.

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(c) Recapitalizations. If the Company recapitalizes, reclassifies its equity securities, or otherwise changes its capital structure (a “recapitalization”) without a Change of Control, the number and class of shares of Common Stock covered by an Award theretofore granted shall be adjusted so that such Award shall thereafter cover the number and class of shares of Common Stock or other securities to which the holder would have been entitled pursuant to the terms of the recapitalization if, immediately prior to the recapitalization, the holder had been the holder of record of the number of shares of Common Stock then covered by such Award and the limitation provided in Section 4(a) shall be adjusted in a manner consistent with the recapitalization.

(d) Additional Issuances. Except as expressly provided herein, the issuance by the Company of shares of any class or securities convertible into shares of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to Awards theretofore granted or the exercise price per share of Common Stock, if applicable.

(e) Change of Control. Notwithstanding any other provisions of the Plan or any Award Agreement to the contrary, upon a Change of Control, the Committee, acting in its sole discretion without the consent or approval of any holder, may affect one or more of the following alternatives, which may vary among individual holders and which may vary among Awards: (i) remove any applicable forfeiture restrictions on any Award; (ii) accelerate the time of exercisability or the time at which the Restricted Period shall lapse to a specified date, before or after such Change of Control, specified by the Committee, after which specified date all unexercised Awards and all rights of holders thereunder shall terminate; (iii) provide for a cash payment with respect to outstanding Awards by requiring the mandatory surrender to the Company by selected holders of some or all of the outstanding Awards held by such holders (irrespective of whether such Awards are then subject to a Restricted Period or other restrictions pursuant to the Plan) as of a date, before or after such Change of Control, specified by the Committee, in which event the Committee shall thereupon cancel such Awards (with respect to all shares subject to such awards) and pay to each holder an amount of cash per share of Common Stock equal to the amount calculated in Section 7(f) (the “Change of Control Price”) less the exercise price, if any, applicable to such Awards; provided, however, that to the extent the exercise price of an Option or a Stock Appreciation Right exceeds the Change of Control Price, no consideration will be paid with respect to that Award; (iv) cancel Awards that remain subject to a Restricted Period as of the date of a Change of Control without payment of any consideration to the Participant for such Awards; or (v) make such adjustments to Awards then outstanding as the Committee deems appropriate to reflect such Change of Control (including, but not limited to, the substitution, assumption, or continuation of Awards by the successor company or a parent or subsidiary thereof); provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary to Awards then outstanding.

(f) Change of Control Price. The “Change of Control Price” shall equal the amount determined in clause (i), (ii), (iii), (iv) or (v), whichever is applicable, as follows: (i) the price per share of Common Stock offered to stockholders in any merger or consolidation, (ii) the value per share of Common Stock immediately before the Change of Control without regard to assets sold in the Change of Control and assuming the Company, as applicable, has received the consideration paid for the assets in the case of a sale of the assets, (iii) the amount distributed per share of Common Stock in a dissolution transaction, (iv) the price per share of Common Stock offered to stockholders in any tender offer or exchange offer whereby a Change of Control takes place, or (v) if such Change of Control occurs other than pursuant to a transaction described in clauses (i), (ii), (iii), or (iv) of this Section 7(f), the Fair Market Value per share of Common Stock of the shares of Common Stock that may otherwise be obtained with respect to such Awards or to which such Awards track, as determined by the Committee as of the date determined by the Committee to be the date of cancellation and surrender of such Awards. In the event that the consideration offered to stockholders of the Company in any transaction described in this Section 7(f) or Section 7(e) consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash.

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(g) Impact of Events on Awards Generally. In the event of changes in the outstanding shares of Common Stock by reason of a recapitalization, reorganization, merger, consolidation, combination, exchange or other relevant change in capitalization occurring after the date of the grant of any Award and not otherwise provided for by this Section 7, any outstanding Awards and any Award Agreements evidencing such Awards shall be subject to adjustment by the Committee at its discretion, which adjustment may, in the Committee’s discretion, be described in the Award Agreement and may include, but not be limited to, adjustments as to the number and price of shares of Common Stock or other consideration subject to such Awards, accelerated vesting (in full or in part) of such Awards, conversion of such Awards into awards denominated in the securities or other interests of any successor Person, or the cash settlement of such Awards in exchange for the cancellation thereof or the cancellation of unvested Awards with or without consideration. In the event of any such change in the outstanding shares of Common Stock, the aggregate number of shares of Common Stock available under this Plan may be appropriately adjusted by the Committee, whose determination shall be conclusive.

Section 8. General Provisions.

(a) No Rights to Award. No Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants. The terms and conditions of Awards need not be the same with respect to each recipient.

(b) Tax Withholding. Unless other arrangements have been made that are acceptable to the Company or an Affiliate, the Company or an Affiliate is authorized to deduct, withhold, or cause to be deducted or withheld, from any Award, from any payment due or transfer made under any Award or from any compensation or other amount owing to a Participant the amount (in cash, shares of Common Stock, shares of Common Stock that would otherwise be issued pursuant to such Award or other property) of any applicable taxes payable in respect of the grant or settlement of an Award, its exercise, the lapse of restrictions thereon, or any other payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company or Affiliate to satisfy its withholding obligations for the payment of such taxes; provided, that if such tax obligations are satisfied through the withholding of shares of Common Stock that are otherwise issuable to the Participant pursuant to an Award (or through the surrender of shares of Common Stock by the Participant to the Company or Affiliate), the number of shares of Common Stock that may be so withheld (or surrendered) shall be limited to the number of shares that have an aggregate Fair Market Value on the date of withholding or surrender equal to the aggregate amount of such tax liabilities determined based on the applicable minimum statutory withholding rates for U.S. federal, state and/or local tax purposes, including payroll taxes, as determined by the Company or an Affiliate. Notwithstanding the foregoing, with respect to any Participant who is subject to Rule 16b-3, such tax withholding may be effected by withholding, selling or receiving shares of Common Stock or other property and making cash payments in respect thereof in satisfaction of a Participant’s tax obligations, either on a mandatory or elective basis in the discretion of the Committee (which for these purposes shall be comprised of two or more “nonemployee directors” within the meaning of Rule 16b-3(b)(3) or the full Board and which such discretion may not be delegated to management).

(c) No Right to Employment or Services. The grant of an Award shall not be construed as giving a Participant the right to continue to be employed, to continue providing consulting services, or to remain on the Board, as applicable. Furthermore, the Company or an Affiliate may at any time dismiss a Participant from employment or his or her service relationship free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan, any Award Agreement or other agreement.

(d) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware without regard to its conflicts of laws principles.

(e) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under

VIPER ENERGY, INC. • 2024 PROXY STATEMENT A-13

any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable law or, if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(f) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any general unsecured creditor of the Company or such Affiliate.

(g) No Fractional Shares. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine in its sole discretion whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional shares of Common Stock or whether such fractional shares of Common Stock or any rights thereto shall be canceled, terminated, or otherwise eliminated with or without consideration.

(h) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

(i) Facility of Payment. Any amounts payable hereunder to any individual under legal disability or who, in the judgment of the Committee, is unable to manage properly his financial affairs, may be paid to the legal representative of such individual, or may be applied for the benefit of such individual in any manner that the Committee may select, and the Company shall be relieved of any further liability for payment of such amounts.

(j) Allocation of Costs. Nothing herein shall be deemed to override, amend, or modify any cost sharing arrangement, omnibus agreement, or other arrangement between Diamondback, the Company and any Affiliate regarding the sharing of costs between those entities.

(k) Gender and Number. Words in the masculine gender shall include the feminine gender, the plural shall include the singular and the singular shall include the plural.

(l) Compliance with Section 409A. It is the general intention, but not the obligation, of the Committee to design Awards to comply with or to be exempt from Section 409A of the Code and the 409A Regulations, and Awards should be interpreted accordingly. In no event will any action taken by the Committee pursuant to Section 7 hereof result in the creation of nonqualified deferred compensation within the meaning of Section 409A of the Code or the 409A Regulations or in the imposition of additional taxes on Participants under Section 409A of the Code. The applicable provisions of Section 409A of the Code and the 409A Regulations are hereby incorporated by reference and shall control over any Plan or Award Agreement provision in conflict therewith.

(m) Specified Employee under Section 409A of the Code. Subject to any other restrictions or limitations contained herein, in the event that a “specified employee” (as defined under Section 409A of the Code and the 409A Regulations) becomes entitled to a payment under an Award which is a 409A Award on account of a “separation from service” (as defined under Section 409A of the Code and the 409A Regulations), to the extent required by the Code, such payment shall not occur until the date that is six months plus one day from the date of such separation from service. Any amount that is otherwise payable within the six-month period described herein will be aggregated and paid in a lump sum without interest.

(n) No Guarantee of Tax Consequences. The Committee will attempt to structure Awards with terms and conditions and to exercise its powers and authority under the Plan in a manner that will not result in adverse tax

VIPER ENERGY, INC. • 2024 PROXY STATEMENT A-14

consequences to Participants under any applicable laws; however, none of the Board, the Committee, the Company nor the Company or any Affiliate thereof makes any commitment or guarantee that any federal, state, local or other tax treatment will (or will not) apply or be available to any Participant.

(o) Clawback. This Plan is subject to any written clawback policies the Company, with the approval of the Board, may adopt. Any such policy may subject a Participant’s Awards and amounts paid or realized with respect to Awards under this Plan to reduction, cancellation, forfeiture or recoupment if certain specified events or wrongful conduct occur, including but not limited to an accounting restatement due to the Company’s material noncompliance with financial reporting regulations or other events or wrongful conduct specified in any such clawback policy adopted to conform to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and rules promulgated thereunder by the SEC and that the Company determines should apply to this Plan.

Section 9. Term of the Plan. The Original Plan became effective on the Effective Date. The Plan shall be effective on the Amendment Effective Date and shall continue until the earliest of (i) the date terminated by the Board, (ii) all shares of Common Stock available under the Plan have been delivered to Participants, or (iii) the 10th anniversary of the Amendment Effective Date. However, any Award granted prior to such termination, and the authority of the Board or Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under such Award in accordance with the terms of this Plan, shall extend beyond such termination date until the final disposition of such Award.

VIPER ENERGY, INC. • 2024 PROXY STATEMENT A-15

Viper Energy, Inc. Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Votes submitted electronically must be received by 1:00 AM, Central Time, on June 4, 2024. Online Go to https://www.envisionreports.com/VNOM or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Using a black ink pen, mark your votes with an X as shown in this example. Sign up for electronic delivery at Please do not write outside the designated areas. https://www.envisionreports.com/VNOM 2024 Annual Meeting Proxy Card qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q A Proposals — The Board of Directors recommend a vote FOR all the nominees listed in Proposal 1, FOR Proposals, 2, 4 and 5, and for every 1 YEAR on Proposal 3. + 1. Election of Directors: For Against Abstain For Against Abstain For Against Abstain 01 - Laurie H. Argo 02 - Spencer D. Armour 03 - Frank C. Hu 04 - W. Wesley Perry 05 - James L. Rubin 06 - Travis D. Stice 07 - M. Kaes Van’t Hof 08 - Steven E. West For Against Abstain 1 Year 2 Years 3 Years Abstain 2. The approval, on an advisory basis, of the compensation of the 3. The approval, on an advisory basis, of the frequency Company’s named executive officers. of holding an advisory vote on the compensation of the Company’s named executive officers. For Against Abstain For Against Abstain 4. The approval of the Company’s 2024 Amended and Restated 5. The ratification of Grant Thornton LLP as the Company’s Long Term Incentive Plan. independent auditors for fiscal year ending December 31, 2024. B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. 1UPX +

2024 Annual Meeting Admission Ticket 2024 Annual Meeting of Viper Energy, Inc. Stockholders Tuesday, June 4, 2024, 11:30 am CT Petroleum Club of Midland 501 West Wall Street Midland, Texas 79701 Upon arrival, please present this admission ticket and photo identification at the registration desk. Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The material is available at: https://www.envisionreports.com/VNOM Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at https://www.envisionreports.com/VNOM qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proxy — Viper Energy, Inc. + Annual Meeting of Stockholders This Proxy is Solicited on Behalf of the Board of Directors The undersigned hereby appoints Travis D. Stice, Kaes Van’t Hof, Theresa L Dick and Matt Zmigrosky (together, the “Proxies”), and each of them, with full power of substitution, as proxies to vote the shares that the undersigned is entitled to vote at the Annual Meeting of Stockholders of Viper Energy, Inc. (the “Company”) to be held on June 4, 2024 at 11:30 a.m. CT and at any adjournments and postponements thereof. Such shares shall be voted as indicated with respect to the proposals listed on the reverse side hereof and in the Proxies’ discretion on such other matters as may properly come before the meeting or any adjournment or postponement thereof. The undersigned acknowledges receipt of the 2024 Notice of Annual Meeting, the accompanying Proxy Statement and the 2023 Annual Report to Stockholders and revokes all prior proxies for said meeting. THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER.IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES NAMED IN PROPOSAL 1, FOR PROPOSALS 2, 4 AND 5 AND FOR EVERY 1 YEAR ON PROPOSAL 3, ALL IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATION. IMPORTANT - PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY. THANK YOU FOR VOTING. (Continued and to be marked, dated and signed on reverse side.) C Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below.